Exhibit 10.2

LOAN AGREEMENT

Between

GTY MD LEASING, INC.,

a Delaware corporation

GETTY PROPERTIES CORP.,

a Delaware corporation

GETTY REALTY CORP.,

a Maryland corporation
and

TD BANK, N.A.

Dated as of September 25, 2009

LOAN AGREEMENT

This Loan Agreement (“Agreement”) is dated this 25th day of September, 2009, by and between GTY MD LEASING, INC., a Delaware corporation (“SPE Owner”), GETTY PROPERTIES CORP., a Delaware Corporation (“Getty Properties”), GETTY REALTY CORP., a Maryland corporation (“Company”), and TD Bank, N.A., a national banking association (“Lender”).

RECITALS

A.           Company, Getty Properties and SPE Owner desire to establish financing arrangements with Lender and Lender is willing to make a term loan to Company, Getty Properties and SPE Owner under the terms and provisions hereinafter set forth.

B.           The parties desire to define the terms and conditions of their relationship in writing.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION  I

DEFINITIONS AND INTERPRETATION

1.1.           Terms Defined.  As used in this Agreement, the following terms have the following respective meanings:

Adjusted LIBOR Rate - For each LIBOR Interest Period, a per annum interest rate determined pursuant to the following formula:

Adjusted LIBOR Rate =                            London Interbank Offered Rate
1 minus the LIBOR Reserve Percentage

Affiliate - With respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

Anti-Terrorism Laws - Any statute, treaty, law (including common law), ordinance, regulation, rule, order, opinion, release, injunction, writ, decree or award of any Governmental Authority relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

Applicable Margin - Three and one tenth percent (3.10%).

Approved Acquisition Add-Backs - Costs incurred by the Company or its Subsidiaries in connection with acquisitions which costs are expensed rather than capitalized, in accordance with GAAP and which are approved as additions to EBITDA and FFO by Lender; provided, however, that Lender will not withhold its approval if such additions to EBITDA and FFO are approved in accordance with the Company Credit Agreement.

Bank Affiliate - With respect  to Lender, any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with Lender.  For purposes of this definition only, “control” of a Person shall mean the power, direct or indirect, (x) to vote 25% or more of any class of Capital Stock having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Capital Stock, contract or otherwise.

Bankruptcy Code – Title 11 of the United States Code entitled “Bankruptcy”, as now or hereinafter in effect, or any successor statute.

Base Rate - On any day, a rate per annum equal to the greatest of (i) The “Prime Rate” of interest as published in the “Money Rates” section of The Wall Street Journal on the applicable date (or the highest “Prime Rate” if more than one is published) as such rate may change from time to time, provided, however, that if  The Wall Street Journal ceases to be published or goes on strike or is otherwise not published, Lender may use a similar published prime rate or (ii) the Federal Funds Rate in effect on such day plus one-half of one percent (½%).

Base Rate Loan – That portion of the Term Loan accruing interest based on a rate determined by reference to the Base Rate, if applicable.

Blocked Person - Section 5.17.

Board - The Board of Governors of the Federal Reserve System of the United States of America.

Borrower - Company, Getty Properties and SPE Owner, individually and collectively, and jointly and severally.

Business Day –  (i) A day other than Saturday or Sunday when Lender is open for business in the Commonwealth of Virginia; or (ii) if the Term Loan is LIBOR Rate Loan, any day which is a Business Day as described in clause (i) and which is also a day for trading by and between banks in dollar deposits in the London interbank market.

Capital Lease Obligations  -  Of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. The term “Capital Lease” shall mean a lease meeting the requirements of this definition.

Capital Stock -  Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

Cash Equivalents - Short-term investments in liquid accounts, such as money-market funds, bankers acceptances, certificates of deposit and commercial paper.

Control -  The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

Change in Control - (a) The acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Company by Persons who were neither (i) nominated by the board of directors of Company or by a majority of any nominating committee appointed by such board of directors for the purpose of nominating directors for election to such board nor (ii) appointed by directors so nominated nor (iii) directors on September 25, 2009.

Closing - As defined in Section 4.6.

Closing Date - As defined in Section 4.6.

Code - The Internal Revenue Code of 1986, as amended from time to time.

Company Credit Agreement - The $175,000,000 Credit Agreement, dated as of March 27, 2007, by and between Company, the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent and Charter One Bank as Syndication Agent, as the same may be amended, modified, supplemented or replaced from time to time.

Contracts - All of the right, title, and interest of  SPE Owner, if any, including equitable rights, in, to, and under any and all contracts and agreements relating in any way or manner to any part of the Mortgage Property, whether such contracts are now or at any time hereafter existing including but not limited to the following:  (i) all rights under the comfort letter executed in connection with the Purchase and Sale Agreement, (ii) all other contracts for the purchase and/or sale of all or any portion of the Mortgage Property, whether such Contracts are now or at any time hereafter existing, including but without limitation, any and all earnest money or other deposits escrowed or to be escrowed or letters of credit provided or to be provided by the purchasers under the Contracts, including all amendments and supplements to and renewals and extensions of the Contracts at any time made, and together with all payments, earnings, income, and profits arising from the sale of all or any portion of the Mortgage Property or from the Contracts and all other sums due or to become due under and pursuant thereto and together with any and all earnest money, security, letters of credit or other deposits under any of the Contracts; (iii) contracts, licenses, permits, and rights relating to living unit equivalents or other entitlements with respect to water, wastewater, and other utility services whether executed, granted, or issued by a Person, which are directly or indirectly related to, or connected with, the development, ownership, maintenance or operation of the Mortgage Property, whether such contracts, licenses, and permits are now or at any time thereafter existing, including without limitation, any and all rights of living unit equivalents or other entitlements with respect to water, wastewater, and other utility services, certificates, licenses, zoning variances, permits, and no-action letters from each Governmental Authority required: (a) to evidence compliance by SPE Owner and all improvements constructed or to be constructed on the Mortgage Property with all legal requirements applicable to the Mortgage Property; and (b) to develop and/or operate the Mortgage Property as a commercial and/or residential project, as the case may be; (iv) any and all right, title, and interest SPE Owner may have in any financing arrangements relating to the financing of or the purchase of all or any portion of the Mortgaged Property by future purchasers; and (v) all other contracts which in any way relate to the use, enjoyment, occupancy, operation, maintenance, repair, management or ownership of the Mortgage Property (save and except any and all leases, subleases, or other agreements pursuant to which SPE Owner is granted a possessory interest in the Land), including but not limited to engineers contracts, architects contracts, construction contracts, maintenance agreements, equipment leases, personal property leases, management agreements and service contracts.

Conversion Date - If any, the date on which the Term Loan converts to the Secured Loan.

Conversion LTV - With respect to the Term Loan, as of the Conversion Date, a loan to value ratio of not less than 60% based on appraised value of the Mortgage Properties as set forth in appraisals ordered and approved by Lender.

Conversion Margin - If the Secured Loan Maturity Date is 5 years from the Conversion Date 3.00% and if the Secured Loan Maturity Date is 7 years from the Conversion Date 3.25%.

DAG Entity- White Oak Petroleum, LLC, a Delaware limited liability company.

DAG Lease - That certain Unitary Net Lease Agreement, dated as on or about the date hereof, by and between SPE Owner and the DAG Entity, as the same may be amended, modified, supplemented or replaced from time to time.

Debt Service - As of any date of determination, Borrower’s payments of principal and interest with respect to the Obligations payable during the applicable period.

Deed of Trust – That certain Deed of Trust, Assignment and Security Agreement, dated on or about the date hereof, executed by SPE Owner in favor of Lender on or prior to Closing Date, which shall encumber the Mortgage Properties, as the same may be amended, modified, supplemented or replaced from time to time.

Default - Any event, act, condition or occurrence which with notice, or lapse of time  or both, would constitute an Event of Default hereunder.

EBITDA - For any Person or Property, the consolidated net income of such Person and its Subsidiaries or Property, as the case may be, after deduction for environmental expenses (without duplication) and adjusted for straight-line rents, plus income taxes, interest, depreciation, amortization and Approved Acquisition Add-Backs, and calculated exclusive of (i) gains or losses on sales of operating real estate and marketable securities, (ii) other extraordinary items and (iii) non-cash impairments taken in accordance with GAAP, all determined in accordance with GAAP.

EBITDAR - For Company and its Subsidiaries, EBITDA plus rent expense of Company and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP.

Eligible Ground Lease - Any Property with a ground lease which (a) has a remaining term (including any renewal options exercisable at the sole option of the lessee) of at least twenty (20) years; (b) may be transferred and/or assigned by the lessee either without the consent of the lessor or with the consent of the lessor so long as the lease provides that such consent is not to be unreasonably withheld; (c) contains customary lender protection provisions which provide or allow for, without the consent of the lessor, (i) notice and cure rights, (ii) pledge and mortgage of the leasehold interest, (iii) recognition of a foreclosure of leasehold interests including entering into a new lease with the Lender and (iv) no right of landlord to terminate without the consent of lessor’s lender. In addition, “Eligible Ground Leases” shall include such other Properties with ground leases as are, upon Company’s request, approved as “Eligible Ground Leases” by Lender in its sole discretion from time to time.

Eligible Leasehold Property - Those Properties described in Schedule 1, as such Schedule 1 may be revised by Company, from time to time, upon approval by  Lender.

Environmental Laws - means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Materials of Environmental Concern.

Equity Interests - Shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

Equity Issuance - Any issuance or sale by a Person of its Capital Stock or other similar equity security, or any warrants, options or similar rights to acquire, or securities convertible into or exchangeable for, such Capital Stock or other similar equity security.

ERISA - The Employee Retirement Income Security Act of 1974, as the same may be amended, from time to time.

ERISA Affiliate - Any trade or business (whether or not incorporated) that, together with Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

ERISA Event - (a) Any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

Event of Default - As defined in Section 8.1.

Excluded Taxes - With respect to Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of Lender, in which its applicable lending office is located or by another jurisdiction as a result of a present or former connection between Lender and such other jurisdiction, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Borrower is located.

Executive Order No. 13224 - The Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Expenses - As defined in Section 10.6.

Federal Funds Rate  - For any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by the Lender.

FFO - Funds from operations, which shall mean consolidated net income of Company and its Subsidiaries plus the sum, without duplication, of depreciation and amortization and Approved Acquisition Add-Backs, exclusive of any gain or loss from debt restructuring or property sales plus or minus, as applicable, other non-cash charges and expenses.

Fixed Charge Coverage Ratio - As of the date of determination, the ratio of (a) EBITDAR  for the most recently ended fiscal quarter, to (b) the sum of all interest incurred (accrued, paid or capitalized) plus all regularly scheduled principal payments with respect to Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) paid, plus rent expense, dividends on preferred stock or minority interest distributions for such fiscal quarter, all determined on a consolidated basis in accordance with GAAP.

GAAP - Generally accepted accounting principles as in effect in the United States of America on the Closing Date applied in a manner materially consistent with the most recent audited financial statements of Company furnished to Lender and described in Section 5.4 herein.

Governmental Authority -  The government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

GPMI Lease--The Consolidated,  Amended and Restated Master Lease, dated as of November 2, 2000, between Getty Properties., as Landlord, and Getty Petroleum Marketing Inc., as tenant, as the same may be amended, modified or supplemented from time to time.

Hazardous Substances - Any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, under any Environmental Law.

Hedging Agreements - Any Interest Hedging Instrument or any other interest rate protection agreement, foreign currency exchange agreement, commodity purchase or option agreement, or any other interest rate hedging device or swap agreement (as defined in 11 U.S.C. § 101 et. seq.).

Indebtedness  - Of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to unfunded deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) net obligations arising under Hedging Agreements (to the extent required to be reflected on the balance sheet of such Person in accordance with GAAP), exclusive, however, of all accounts payable, accrued interest and expenses, prepaid rents, security deposits and dividends and distributions declared but not yet paid. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall not include any Intracompany Indebtedness. “Intracompany Indebtedness” means any indebtedness whose obligor and obligee are Company, Borrower and/or any Subsidiary of Company or Borrower.

Indemnified Taxes - Taxes other than Excluded Taxes.

Interest Hedging Instrument - Any documentation evidencing any interest rate swap, interest “cap” or “collar” or any other interest rate hedging device or swap agreement (as defined in 11 U.S.C. § 101 et. seq.) between Borrower and Lender (or any Affiliate of Lender) with respect to the Term Loan.

IRS - Internal Revenue Service.

Kleinfelder Agreement - Collectively, the following documents which pertain to the monitoring and remediation of environmental contamination on the Land:  (i) that certain Master Services Agreement for Environmental Services, dated on or about the date hereof, by and between Kleinfelder East, Inc., a California corporation, and DAG Enterprises, Inc., a Virginia corporation,  as same may be amended or assigned, and (ii) any work orders or change orders issued in relation to such Master Services Agreement.

Land -Collectively, all of SPE Owner’s right, title and fee interest in and to all of those certain real properties or interests more particularly therein described in Exhibit A attached hereto and incorporated herein by reference, together with all rights, titles, interests and privileges of SPE Owner in and to (i) all streets, ways, roads, alleys, easements, rights of way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such real property or the improvements thereon; (ii) any strips or gores of real property between such real property and abutting or adjacent properties; (iii) all water and water rights, timber, crops, pertaining to such real property; and (iv) all appurtenances and all reversions and remainders in or to such real property.

Legal Requirements - Any and all (i) present and future judicial decisions, statutes (including PMPA and Environmental Laws), laws, rulings, rules, regulations, orders, writs, injunctions, decrees, permits, certificates or ordinances of any Governmental Authority in any way applicable to Borrower or the Mortgage Property, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof; (ii) covenants, conditions and restrictions contained in any deeds, other forms of conveyance or in any other instruments of any nature that relate in any way or are applicable to the Mortgage Property or the ownership, use or occupancy thereof; (iii) presently or subsequently effective bylaws and articles of incorporation, operating agreement and articles of organization or partnership, limited partnership, joint venture, trust or other form of business association agreement of Borrower; and (iv) leases, above, and other contracts (written or oral), of any nature that relate in any way to the Mortgage Property and to which Borrower may be bound, including, without limiting the generality of the foregoing, any lease or other contract pursuant to which Borrower is granted a possessory interest in and to the Mortgage Property.

LIBOR Interest Period - A period of one month; provided however, (i) if any LIBOR Interest Period would end on a day which is not a Business Day, such LIBOR Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (ii) no LIBOR Interest Period shall extend beyond the Term Loan Maturity Date, and (iii) any LIBOR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such LIBOR Interest Period.

LIBOR Rate Loan - The Term Loan when interest is accruing based on a rate determined by reference to the Adjusted LIBOR Rate.

LIBOR Reserve Percentage - For any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D, as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of the LIBOR Rate Loan is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time.  The LIBOR Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to Lender.  The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

Lien - With respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset other than Permitted Encumbrances, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

Loan Documents – Collectively, this Agreement, the Term Loan Note, the Deed of Trust and all agreements, instruments and documents executed and/or delivered in connection therewith, all as may be supplemented, restated, superseded, amended or replaced from time to time.

London Interbank Offered Rate - With respect to the LIBOR Rate Loan for any LIBOR Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”) as published by Bloomberg (or such other commercially available source providing quotations of BBA LIBOR as designated by Lender from time to time) at approximately 11:00 A.M. (London time) 2 Business Days prior to the first day of such LIBOR Interest Period for a term comparable to such LIBOR Interest Period; provided however, if more than one BBA LIBOR Rate is specified, the applicable rate shall be the arithmetic mean of all such rates.  If, for any reason, such rate is not available, the term London Interbank Offered Rate shall mean, with respect to the LIBOR Rate Loan for the LIBOR Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Lender to be the average rates per annum at which deposits in dollars are offered for such LIBOR Interest Period to major banks in the London Interbank market in London, England at approximately 11:00 A.M. (London time) 2 Business Days prior to the first day of such LIBOR Interest Period for a term comparable to such LIBOR Interest Period.

Materials of Environmental Concern - Any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes defined or regulated as such in or under any Environmental Law, including asbestos or asbestos containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, explosive or radioactive substances, radon gas, infectious or medical wastes.

Material Adverse Effect - A material adverse effect on (a) the business, assets, prospects or condition, financial or otherwise, of Company and its Subsidiaries taken as a whole, or, with respect to Section 2.6(c), the DAG Entity, or (b) the rights of or benefits available to Lender under this Agreement.

Material Indebtedness - Indebtedness (other than the Term Loan), or obligations in respect of one or more Hedging Agreements, of any one or more of Company and its Subsidiaries in an aggregate principal amount exceeding $15,000,000 with respect for Indebtedness that is recourse to Company or $20,000,000, with respect to Indebtedness that is without recourse to Company.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Company or any of its Subsidiaries in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

Minimum Interest Rate - Three and one half percent (3.5%).

Mortgage Property or Mortgage Properties - means, in each case, the Land and all buildings and improvements now or hereafter located thereon and owned by SPE Owner, and all other “Mortgaged Property”, as such term is defined in the Deed of Trust.  As used in this Agreement, the term “Mortgage Property” shall be expressly defined as meaning all or, where the context permits or requires, any part of the above and all or, where the context permits or requires, any interest therein.

Mortgage Property Litigation - Collectively, (i) the Complaint for Declaratory Injunctive Relief/Action Affecting Re Property (the “Duncan Complaint”) naming Duncan Services, Inc, and certain other dealers as plaintiffs (the “Plaintiffs”), and ExxonMobil Oil Corporation as a defendant, filed on or about September 23, 2009 in the Unites States District Court for the District of Maryland, Southern Division, which names the following Mortgage Properties (each an “Affected Property” or, collectively, the “Affected Properties”): 8850 Gorman Road, Laurel, MD; 4040 Powder Mill Road, Beltsville, MD; 6411 Coventry Way, Clinton, MD; 11055 Baltimore Blvd, Beltsville, MD; 10405 Baltimore Ave., Beltsville, MD; 8901 Central Avenue, Capitol Heights MD; 3384 Fort Meade Rd., Laurel MD; 5921 Marlboro Pike, District Heights, MD; and 6117 Baltimore Avenue, Riverdale, MD., and (ii) any other lawsuit or legal proceeding filed by any Plaintiff against Borrower and naming any of the Affected Properties.

Mortgage Property Litigation Release Payment - With respect to each Affected Property released or conveyed as a result of a full and final disposition of the Mortgage Property Litigation as described in Section 2.6(c) hereof, an amount equal to Release Amount for such Affected Property multiplied by 150%.

Multiemployer Plan - A multiemployer plan as defined in Section 4001(a)(3) of ERISA.

Net Operating Income - For any applicable period, the amount by which payments made to SPE Owner under the DAG Lease during such period, or any other income from operations received by the SPE Owner during such period, exceed ordinary and customary operating expenses of the Mortgage Properties during such period.  Operating expenses of the Mortgage Properties include, without limitation, (a) management fees applicable to the Mortgage Properties  for such period in an amount not to exceed the greater of (1) the actual management fees paid over such period, or (2) the amount which is 3% of gross income (determined in accordance GAAP) of the Mortgage Properties for such period, (b) other actual ordinary and customary operating expenses of the Mortgage Properties during such period, and (c) other ordinary and customary operating expenses of the Mortgage Properties which are not incurred during the applicable period, but which recur annually, included, but not limited to, taxes and insurance premiums applicable to the Mortgage Properties.  Lender reserves the right to establish such reserves or make such adjustments to the foregoing calculation as it shall deem appropriate or necessary in the exercise of its sole and commercially reasonable discretion.  Ordinary and customary operating expenses shall not include expenses for depreciation, amortization and debt service payments and any other non-cash expenses, nor payments for capital expenditures, building improvements and tenant improvements. Operating expenses paid by the DAG Entity under the DAG Lease shall be excluded from the forgoing calculations.

NOI to Debt Service Ratio - As of any date of determination, the ratio of Net Operating Income for the most recently ended fiscal quarter to Debt Service for such fiscal quarter.

Non-consolidated Affiliate - An Affiliate of Company, in which Company, directly or indirectly through ownership of one or more intermediary entities, owns an Equity Interest but that is not required in accordance with GAAP to be consolidated with Company for financial reporting purposes.

Obligations - All existing and future debts, liabilities and obligations of every kind or nature at any time owing by Borrower to Lender or any other subsidiary of Lender or a Bank Affiliate under this Agreement, any Hedging Agreement or Interest Hedging Instrument with Lender or a Bank Affiliate or any other Loan Document, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due (including debts, liabilities and obligations obtained by assignment), and whether principal, interest, fees, indemnification obligations hereunder or Expenses (specifically including interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to Borrower, whether or not a claim for such post-commencement interest is allowed), including, without limitation, debts, liabilities and obligations in respect of the Term Loan and any extensions, modifications, substitutions, increases and renewals thereof; any amount payable by Borrower or any Subsidiary of Borrower pursuant to an Interest Hedging Instrument; and all Expenses incurred by Lender or any other subsidiary of Lender or a Bank Affiliate, together with other debts, liabilities or obligations owing to Lender or any other subsidiary of Lender or a Bank Affiliate in connection with any lockbox, cash management, or other services (including electronic funds transfers or automated clearing house transactions) provided by Lender or any other subsidiary of Lender or a Bank Affiliate to Borrower.

Other Taxes - means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

PBGC - The Pension Benefit Guaranty Corporation.

Permitted Encumbrances - Any of the following:

(a)           Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.4;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 6.4;

(c)            pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or to secure liabilities to other insurance carrier;

(d)           deposits to secure the performance of bids, trade contracts, leases, statutory obligations, purchase contracts, construction contracts, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)           judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 8.1;

(f)           (i) with respect to any Property (including, but not limited to, the Mortgage Properties), easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Company or any of its Subsidiaries; and (ii) with respect to any Mortgaged Property, any matter listed or described in the owner’s title insurance policies of Borrower provided by SPE Owner to Lender prior to the date hereof;

(g)           Liens for purchase money obligations for equipment (or Liens to secure Indebtedness incurred within 90 days after the purchase of any equipment to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, or extensions, renewals, or replacements of any of the foregoing for the same or lesser amount); provided that (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, and (iii) such Lien after giving effect to Indebtedness secured thereby, does not give rise to an Event of Default;

(h)           (x) Liens and judgments which have been or will be bonded (and the Lien on any cash or securities serving as security for such bond) or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against Company or any of its Subsidiaries, or (y) Liens which are being contested in good faith by appropriate proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings and as to which the subject asset is not at risk of forefeiture;

(i)           Liens on Property of Company or its Subsidiaries securing Indebtedness which may be incurred or remain outstanding without resulting in an Event of Default hereunder;

(j)           Liens in favor of Company or any Subsidiary of Company against any asset of Company or any Subsidiary or Non-consolidated Affiliate of Company;

(k)           Leases that are not Capital Leases; and

(l)           Liens or other encumbrances of tenants of Company or its Subsidiaries.

Permitted Investments - Any of the following:

(a)           owning, leasing and operating gasoline station or convenience store properties, and related petroleum distribution terminals, and other retail real property and other related business activities, including the creation or acquisition of any interest in any Subsidiary (or entity that following such creation or acquisition would be a Subsidiary), for the purpose of owning, leasing and operating gasoline station or convenience store properties, and related petroleum distribution terminals, and other retail real property, and other related business activities;

(b)           acquisitions of mortgages, provided that the aggregate amount of all such investments in mortgages shall not exceed five percent (5%) of the Total Asset Value;

(c)           investments in unimproved land, provided that the aggregate amount of all such investments in unimproved land shall not exceed five percent (5%) of the Total Asset Value;

(d)           investments in marketable securities traded on the New York Stock Exchange (NYSE), the American Stock Exchange (AMEX) or NASDAQ (National Market System Issues only), provided that the aggregate amount of such investments shall not exceed five percent (5%) of the Total Asset Value;

(e)           investments in Non-consolidated Affiliates (excluding marketable securities described in clause (d) above), provided that the aggregate amount of such investments shall not exceed ten percent (10%) of the Total Asset Value; and

(f)           investments in real property under development (i.e., a property which is being developed for which a certificate of occupancy has not been issued), provided that the aggregate amount of all such investments in development property shall not exceed ten percent (10%) of the Total Asset Value.

Person - Any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

Plan - Any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

PMPA - The Petroleum Marketing Practices Act, 15 U.S.C. § 2801 et seq.

Principal Officer - The President, the Chief Executive Officer, the Chief Financial Officer, the Controller or a Vice President of Company or SPE Owner.

Property or Properties- The real property, including the Mortgage Properties, owned by Company and/or any of its Subsidiaries, or in which Company or any of its Subsidiaries has a leasehold interest.

Purchase and Sale Agreement - That certain Agreement of Purchase and Sale dated December 12, 2008, between Seller and DAG Enterprises, Inc., pursuant to which Seller agreed to sell and DAG Enterprises, Inc. agreed to purchase certain property, including but not limited to, the Mortgage Properties, as such agreement has been amended and assigned.

Qualified Real Estate Assets - Any Property that is (a) either (i) wholly owned, (ii) ground leased under an Eligible Ground Lease by Company and its Subsidiaries or (iii) an Eligible Leasehold Property; (b) is not subject to any liens other than Permitted Encumbrances or, other than with respect to any Eligible Leasehold Property, to any agreement that prohibits the creation of any lien thereon as security for indebtedness of Company, (c) other than with respect to an Eligible Leasehold Property, is not subject to any agreement, including the organizational documents of the owner of the asset, which limits, in any way, the ability of Company to create any lien thereon as security for indebtedness, (d) is free from material structural defects and material title defects and (e) except for those properties leased by Company to Getty Petroleum Marketing Inc. or any affiliate of GPM Investments, LLC, is free from any material environmental condition that impairs, in any material respect, the operation and use of such premises for its intended purpose.

Recording Event - The occurrence of an Event of Default under this Agreement or the occurrence of a Material Monetary Default, as such term is defined in the GPMI Lease.

Release Amount - With respect to any Mortgage Property, amount set forth on the Schedule of Release Amounts attached hereto.

Release Payment - With respect to any Mortgage Property to be released pursuant to Section 3.2, an amount equal to the Release Amount multiplied by 125%.

Regulation D - Regulation D of the Board comprising Part 204 of Title 12, Code of Federal Regulations, as amended, and any successor thereto.

Requirement of Law – As to any Person, each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

SEC - The Securities and Exchange Commission.

Secured Indebtedness - All Indebtedness of Company and its Subsidiaries which is secured by a Lien on any Properties including the Term Loan, from and after the occurrence of a Recording Event or conversion to the Secured Loan.

Secured Loan Maturity Date - From the Conversion Date, at the election of SPE Owner, a date that is either 5 or 7 years from the Conversion Date.

Secured Recourse Indebtedness - All Secured Indebtedness except Indebtedness with respect to which recourse for payment is contractually limited (except for customary exclusions) to the specific Property encumbered by the Lien securing such Indebtedness and other than Indebtedness fully collateralized by cash or Cash Equivalents and recourse is limited to such cash or Cash Equivalents.

Seller - ExxonMobil Oil Corporation, a New York corporation, and ExxonMobil Corporation, a New Jersey corporation.

Subsidiary - means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  For all purposes under this Agreement, SPE Owner shall be considered, in all respects, a Subsidiary of Company.

Subsidiary Indebtedness - All Indebtedness of the Subsidiaries of the Company owing to Persons other than Company or any other Subsidiary of Company, which Indebtedness is not secured by a Lien on any income, Capital Stock, property or other asset of a Subsidiary of Company, including, the Indebtedness of SPE Owner in connection with the Term Loan.

Tangible Net Worth - The sum of the shareholders’ equity of Company and its Subsidiaries minus goodwill, trademarks, tradenames, licenses and other intangible assets (as shown on the balance sheet of Company), as determined on a consolidated basis in accordance with GAAP.

Taxes or Tax - Any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

Term Loan - As defined in Section 2.1(a).

Term Loan Maturity Date - September 25, 2012.

Term Loan Note - As defined in Section 2.1 (b).

Term Loan Closing Fee - As defined in Section 2.5(a).

Title Company - Stewart Title Guaranty Company or such other national title company, licensed to operate in the State of Maryland, selected by Borrower and acceptable to Lender in its reasonable discretion.

Title Insurance - One or more title insurance commitments, binders or policies, as Lender may reasonably require, issued by the Title Company, on a coinsurance or reinsurance basis (with direct access endorsement or rights) if and as reasonably required by Lender, in the maximum amount of the Loan insuring or committing to insure that the Deed of Trust constitutes a valid first lien covering the applicable Mortgage Property and the improvements thereon, subject only to the exceptions listed thereon and agreed to by Lender in its sole discretion.

Total Asset Value - As of any relevant date, the sum of, without duplication, (i) for Properties owned or leased for one full quarter or more, the quotient obtained by dividing (a) EBITDA for such Properties for the most recently concluded fiscal quarter multiplied by 4 by (b) 10.50%, (ii) for Properties owned or leased for less than one full quarter, the cost of such Properties, including the cost of capital expenditures actually incurred in connection with such Properties, (iii) Unrestricted Cash and Cash Equivalents of Company and its consolidated Subsidiaries as of such date, (iv) investments in Non-consolidated Affiliates, valued at an amount equal to (a) EBITDA received by Company from such Non-consolidated Affiliates for the most recently concluded fiscal quarter multiplied by 4, divided by (b) 10.50%, (v) investments in marketable securities, valued at the lower of “cost” or “market”, (vi) investments in land and development properties, valued at “cost” and (vi) the book value of notes and mortgages receivable.

Total Indebtedness - As of the date of determination, all Indebtedness of Company and its Subsidiaries outstanding on such date.

Total Liabilities - For any Person, all liabilities which would be classified as liabilities on a consolidated balance sheet of such person and its Subsidiaries in accordance with GAAP, all guarantees and contingent obligations (excluding terminal indemnifications or litigation which Company is not required to accrue as a liability under GAAP) of such person and its Subsidiaries including, but not limited to, letters of credit, net obligations arising under Hedging Agreements (to the extent required to be reflected on the balance sheet of such Person, in accordance with GAAP), forward equity commitments, obligations to pay the deferred purchase price of property and the pro rata share of indebtedness of Non-consolidated Affiliates.

Total Secured Indebtedness - As of any date of determination, the aggregate of: (a) Indebtedness of Company and its Subsidiaries outstanding as of such date, secured by a Lien on any asset of Company and its Subsidiaries, and (b) all Subsidiary Indebtedness outstanding as of such date.

Total Unsecured Indebtedness - As of the date of determination, all Indebtedness of Company and its Subsidiaries (excluding Subsidiary Indebtedness) which is not secured by Lien on any income, Capital Stock, property or other asset of Company and its Subsidiaries.

Transactions -  The borrowing of the Term Loan by Borrower hereunder.

Unencumbered Asset Value - With respect to the Qualified Real Estate Assets, the sum of (a) for Properties owned or leased for at least one full calendar quarter, the quotient obtained by dividing (i) EBITDA for such Properties for the most recent quarter multiplied by 4, by (ii) 10.5% and (b) for such Properties acquired during the calendar quarter, the cost of such Properties, including the cost of capital expenditures actually incurred in connection with such Properties. In determination of Unencumbered Asset Value, properties under Eligible Ground Leases (exclusive of any Property  that is an Eligible Leasehold Property) shall be limited to maximum of 10% of Unencumbered Asset Value.

Unrestricted Cash and Cash Equivalents - At any date of determination, the sum of: (a) the aggregate amount of unrestricted cash then held by Company or any of its Subsidiaries, plus (b) the aggregate amount of unrestricted Cash Equivalents (valued at fair market value) then held Company or any of its Subsidiaries, plus (c) the aggregate amount of cash or Cash Equivalents in restricted 1031 accounts for the benefit of Company. As used in this definition, “Unrestricted” means, with respect to any asset, the circumstance that such asset is not subject to any Liens or claims of any kind in favor of any Person.

Unsecured Debt Service Coverage Ratio - As of the date of determination, the ratio of (a) EBITDA from Qualified Real Estate Assets, for the most recently ended fiscal quarter to (b) the sum of all interest incurred (accrued, paid or capitalized) plus all regularly scheduled principal payments with respect to Total Unsecured Indebtedness (excluding optional prepayments and balloon principal payments due on maturity in respect of any Indebtedness) paid during such fiscal quarter, all determined on a consolidated basis in accordance with GAAP.

Withdrawal Liability - Liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.2.           Accounting Principles.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Company or SPE Owner notifies Lender that Company or SPE Owner requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Lender notifies Company or SPE Owner that Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

1.3.           Construction.  No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting shall apply to any Loan Documents.

SECTION  II
THE TERM LOAN

2.1.           Term Loan.

a.        Lender hereby agrees to advance to Borrower, subject to the terms and conditions of this Agreement, the sum of TWENTY FIVE MILLION AND NO/100 DOLLARS ($25,000,000) (the “Term Loan”).

b.        At Closing, Borrower shall execute and deliver a promissory note to Lender in the original principal amount of the Term Loan (the “Term Loan Note”).  The Term Loan Note shall evidence Borrower’s unconditional obligation to repay to Lender the Term Loan with interest as herein provided. The Term Loan Note shall be in form and substance satisfactory to Lender.

c.        Beginning on November 2, 2009, and continuing on the first day of each calendar month thereafter until the Term Loan Maturity Date, the principal balance of the Term Loan shall be paid in thirty-six (36) equal and consecutive monthly installments of principal of $65,000 each.  A final installment of all unpaid principal and all accrued and unpaid interest outstanding under the Term Loan shall be due and payable on the Term Loan Maturity Date.

2.2.        Payments.

a.        Except to the extent otherwise set forth in this Agreement (or in the case of an Interest Hedging Instrument under the applicable agreements), all payments of principal and of interest on the Term Loan and all Expenses, fees, indemnification obligations and all other charges and any other Obligations of Borrower, shall be made to Lender at its banking office, 2070 Chain Bridge Road,  Suite 145, Vienna, Virginia 22182,  in United States dollars, in immediately available funds.  Lender shall have the unconditional right and discretion (and Borrower hereby authorizes Lender) to charge Borrower’s operating and/or deposit account(s) for all of Borrower’s Obligations as they become due from time to time under this Agreement including, without limitation, interest, principal, fees, indemnification obligations and reimbursement of Expenses.  Any payments received prior to 2:00 p.m. Eastern time on any Business Day shall be deemed received on such Business Day.  Any payments (including any payment in full of the Obligations), received after 2:00 p.m. Eastern time on any Business Day shall be deemed received on the immediately following Business Day.

2.3.        Interest.

a.        The unpaid principal balance of the Term Loan shall bear interest at a per  annum rate equal to the greater of (i) Adjusted LIBOR Rate plus the Applicable Margin and (ii) the Minimum Interest Rate.

b.        Beginning on November 2, 2009, and continuing on the first Business Day of each calendar month thereafter until the Term Loan Maturity Date, Borrower shall pay interest on the Term Loan at the rate specified in Section 2.3(a).

c.        Interest shall begin to accrue on the Term Loan on the date on which Lender deposits the proceeds thereof in escrow with the Title Company

2.4.        Additional Interest Provisions.

a.        Interest on the Term Loan shall be calculated on the basis of a year of three hundred sixty (360) days but charged for the actual number of days elapsed.

b.        After the occurrence and during the continuance of an Event of Default hereunder, the per annum effective rate of interest on all outstanding principal under the Term Loan, shall be increased by three hundred (300) basis points.  All such increases may be applied retroactively to the date of the occurrence of the Event of Default.  Borrower agrees that the default rate payable to Lender is a reasonable estimate of Lender’s damages and is not a penalty.

c.        All contractual rates of interest chargeable on outstanding principal under the Term Loan shall continue to accrue and be paid even after Default, an Event of Default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

d.        In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall apply, in its sole discretion, and set off such excess interest received by Lender against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

2.5.        Fees and Charges.

a.        At Closing, Lender shall have fully earned and Borrower shall unconditionally pay to Lender a non-refundable fee with respect to the Term Loan (“Term Loan Closing Fee”) of One Hundred Twenty Five Thousand Dollars ($125,000), less amounts previously paid thereon.

b.        Borrower shall unconditionally pay to Lender a late charge equal to five percent (5%) of any and all payments of principal or interest on the Term Loan that is not paid within fifteen (15) days of the due date.  Such late charge shall be due and payable regardless of whether Lender has accelerated the Obligations.  Borrower agrees that any late fee payable to Lender is a reasonable estimate of Lender’s damages and is not a penalty.

2.6.        Prepayments.

a.        Borrower may prepay the Term Loan in whole or in part at any time or from time to time, without penalty or premium except as provided herein, provided that (i) any such prepayments are in a minimum amount of $500,000 and (ii) any prepayment shall be accompanied by all accrued and unpaid interest.  Any partial prepayment of the Term Loan shall be applied to the Term Loan in the inverse order of maturity.

b.        Notwithstanding the provisions of Section 2.6(a), any prepayment of the Term Loan, shall, if such prepayment is the result of any refinancing of the Term Loan by any lender or other party other than Lender, be accompanied by a fee equal to: (i) the amount of principal prepaid, multiplied by 1.5% if such prepayment is made within the first 12 months after the Closing Date; (ii) the amount of principal prepaid, multiplied by 1% if such prepayment is made more than 12 months after the Closing Date and less than 24 months after the Closing Date; and (iii) the amount of principal prepaid, multiplied by 0.5%, if such prepayment is made more than 24 months after the Closing Date and less than 30 months after the Closing Date.  Notwithstanding the foregoing, Borrower shall have the right to prepay the Term Loan, in whole or in part, at any time and from time to time, without payment of any amounts described in this subsection (b) or any other penalty or premium: (1) if the rate of interest payable in connection with this loan is converted from the Adjusted LIBOR Rate to the Base Rate pursuant to this Article II, and for so long as the rate of interest continues to be the Base Rate; and (2) in connection with any Partial Release.

c.        If the full and final disposition of the Mortgage Property Litigation by a court of competent jurisdiction results in any Affected Property (i) being released from the lien Deed of Trust and/or (ii) having to be conveyed by SPE Owner to any third party, then Borrower shall repay the Term Loan in an amount equal to the Mortgage Property Litigation Release Payment for each such Affected Property.  In addition, if Lender determines that the final disposition of the Mortgage Property Litigation by a court of competent jurisdiction has a Material Adverse Effect on the ability of the DAG Entity to comply with its obligations under or pursuant to the DAG Lease, and such Material Adverse Effect is reasonable likely to cause an Event of Default under Section 7.2 of this Agreement, Lender shall have the right to give written notice to Borrower requiring prepayment of the Term Loan in full, and Borrower shall make such prepayment in full, without premium or penalty, within 45 days after it receives such notice.

2.7.           Use of Proceeds.  The proceeds of the Term Loan shall be used to fund up to fifty (50%) of the costs of Borrower’s acquisition of the Mortgage Properties.

2.8.           Capital Adequacy.  If there is a change in any present law, governmental rule, regulation, policy, guideline, directive or similar requirement (whether or not having the force of law) or any such law, governmental rule, regulation, policy, guideline, directive or similar requirement is enacted after the date hereof, that imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which Lender allocates capital resources to its commitments (including any commitments hereunder but excluding any requirement reflected in the Adjusted LIBOR Rate), and as a result thereof, in the reasonable opinion of Lender, the rate of return on Lender’s capital with regard to the Term Loan is reduced to a level below that which Lender could have achieved but for such circumstances, then in such case and upon written notice from Lender to Borrower, from time to time, Borrower shall pay Lender such additional amount or amounts as shall compensate Lender for such reduction in Lender’s rate of return.  Such notice shall contain the statement of Lender with regard to any such amount or amounts which shall, in the absence of manifest error, be binding upon Borrower.  In determining such amount, Lender may use any reasonable method of averaging and attribution that it deems applicable.

2.9.           Funding Indemnity.  Borrower shall indemnify Lender, and hold Lender harmless from any loss, damages, liability, or expense which Lender may sustain or incur as a consequence of the making of a prepayment of the LIBOR Rate Loan on a day which is not the last day of a LIBOR Interest Period with respect thereto.  With respect to the LIBOR Rate Loan, such indemnification shall equal the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid for the period from the date of such prepayment until the end of the applicable LIBOR Interest Period at the applicable rate of interest for the  LIBOR Rate Loan provided for herein over (ii) the amount of interest (as reasonably determined by Lender) which would have accrued to Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank Eurodollar market. This covenant shall survive the termination of this Agreement, and the payment of the Obligations.

2.10.           Inability to Determine Interest Rate. Notwithstanding any other provision of this Agreement, if Lender shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, (i) by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining the Adjusted LIBOR Rate for a LIBOR Interest Period, or (ii) the Adjusted LIBOR Rate does not adequately and fairly reflect the cost to Lender of funding or maintaining the LIBOR Rate Loan during a LIBOR Interest Period, Lender shall notify Borrower and thereafter will have no obligation to make, fund or maintain the LIBOR Rate Loan, and thereafter the LIBOR Rate Loan shall bear interest at the Base Rate, with the interest rate being adjusted simultaneously with any change in the Base Rate.

2.11.           Illegality.  Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof to Lender by the relevant Governmental Authority shall make it unlawful for Lender to make or maintain the LIBOR Rate Loan as contemplated by this Agreement, or to obtain in the interbank Eurodollar market, the funds with which to make or maintain the Libor Rate Loan, (a) Lender shall promptly notify Borrower thereof, (b) the commitment of Lender hereunder to continue the LIBOR Rate Loan shall forthwith be suspended until Lender shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) the LIBOR Rate Loan shall be converted on the last day of the current LIBOR Interest Period, or within such earlier period as required by law, to a Base Rate Loan.  Borrower hereby agrees promptly to pay Lender, upon its demand, any additional amounts necessary to compensate Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by Lender in connection with any repayment in accordance with this Section 2.11, including but not limited to, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Rate Loan hereunder. A certificate as to any additional amounts payable pursuant to this Section 2.11 submitted by Lender, to Borrower shall be presumptive evidence of such amounts owing.  Lender agrees to use reasonable efforts to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section 2.11; provided however, that such efforts shall not cause the imposition on Lender of any additional costs or legal or regulatory burdens deemed by Lender in its reasonable discretion to be material.

2.12.           Requirements of Law.

a.        If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

i.           shall subject Lender to any tax of any kind whatsoever with respect to the LIBOR Rate Loan made by it, or change the basis of taxation of payments to Lender in respect thereof (except for changes in the rate of tax on the overall net income of Lender);

ii.           shall impose, modify, or hold applicable, any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in, or for the account of, advances, loans, or other extension of credit (including participations therein) by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

iii.           shall impose on such Lender any other condition;

and the result of any of the foregoing is to materially increase the cost to Lender of making or maintaining the LIBOR Rate Loan, or to materially reduce any amount receivable hereunder, or under the Term Loan or the Term Loan Note, then, in any such case, Borrower shall promptly pay Lender, upon its demand, any additional amounts necessary to compensate Lender for such additional costs or reduced amount receivable which Lender reasonably deems to be material as determined by Lender, with respect to the LIBOR Rate Loan.  A certificate as to any additional amounts payable pursuant to this Section 2.12 submitted by Lender to Borrower shall be presumptive evidence of such amounts owing.  Lender agrees to use reasonable efforts to avoid, or to minimize, any amounts which might otherwise be payable pursuant to this Section 2.12; provided however, that such efforts shall not cause the imposition on Lender of any additional costs or legal regulatory burdens deemed by Lender in good faith to be material.

The agreements in this Section 2.12 shall survive the termination of this Agreement and payment of the Obligations.

2.13.           Taxes.

a.        Any and all payments by or on account of any obligation of Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then

i.        the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made,

ii.        Borrower shall make such deductions, and

iii.        Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

b.        In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

c.        Borrower shall indemnify Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by Lender on or with respect to any payment by or on account of any obligation of Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, provided, that, as to penalties, interest or expenses relating to Indemnified Taxes or Other Taxes, Lender has provided reasonably prompt notice to Borrower after any officer of Lender first becomes aware of such Indemnified Taxes or Other Taxes, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.

d.        As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

e.        If Lender determines, in its reasonable good faith discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.13, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.13 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that Borrower, upon the request of Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority to the extent imposed due to any act or failure to act on the part of Borrower) to Lender in the event Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to Borrower or any other Person.

SECTION  III
RECORDABLE DOCUMENTS; PARTIAL RELEASE.

3.1.           Recordation; Requirements after a Recording Event.  Upon the occurrence and during the continuance of a Recording Event, Lender shall have the right, in its sole discretion, to (A) order appraisals, at Borrower’s expense, of each of the Mortgaged Properties, and (B) record the Deed of Trust (if not already recorded by Borrower) in the appropriate land records.  In addition, after a Recording Event, Borrower shall, within thirty (30) days after a demand therefor, deliver to Lender:

a.        to the extent not already delivered to Lender, one or more current surveys of the Mortgaged Properties, prepared by a registered surveyor or engineer and certified to Lender, Borrower and the Title Company, in form and substance acceptable to Lender, showing all easements, building or setback lines, rights of way and dedications affecting the Land and showing no state of facts which would have an adverse effect on the value of the Mortgaged Properties;

b.        evidence reasonably satisfactory to Lender showing the availability of all necessary utilities at the boundary lines of the Land, including sanitary and storm sewer facilities, potable water, telephone, electricity, gas and municipal services;

c.        evidence that the current and proposed use of the Mortgage Properties complies with all Legal Requirements, including but not limited to copies of any and all (i) certificates of occupancy, (ii) special use permits, (iii) beer/wine/liquor permits, and (iv) petroleum handling and other related permits;

d.        evidence, which shall include any zoning reports received by Borrower with respect to the Mortgage Property and any zoning confirmation letters received from the cities in which the Mortgage Property is located, that all applicable zoning ordinances and restrictive covenants affecting the Land permit the use for which the improvements thereon are intended and have been or will be complied with;

e.        one or more Phase I Environmental Site Assessment Reports with respect to the Mortgage Property prepared by a firm of engineers approved by Lender, which report shall be satisfactory in form and substance to Lender, and if required by Lender one or more Phase II Environmental Site Assessment Reports, expanded Phase II Environmental Site Assessment Reports, a Phase II Site Remediation Reports and copies of all testing results with respect to any of the Mortgage Property and any and all other environmental due diligence received or reviewed by Purchaser or Borrower in connection with its purchase of the Mortgage Property;

f.        certificates or other evidence showing that Borrower has obtained the insurance required by the Deed of Trust (or that the DAG Entity under the DAG Lease has procured the insurance required thereby) and the other Loan Documents;

g.        copies of any and all Contracts in effect at the Mortgage Properties including but not limited to any Contracts relating to maintenance and landscaping, utilities, parking agreements, personal property leases, joint use agreements, option agreements, or any other service or maintenance contracts;

h.        a full size, single sheet copy of all recorded subdivision or plat maps of the Land approved (to the extent required by Legal Requirements) by all Governmental Authorities, if applicable, and legible copies of all instruments representing exceptions to the state of title to the Mortgage Properties;

i.        the Title Insurance, which shall be at the sole expense of Borrower;

j.        payment of all of Lender’s attorneys’ fees, closing costs, taxes (including, without limitation, recordation tax for filing of the Deed of Trust and any financing statements perfecting the security interests created thereby) and recordation costs.

If Borrower elects to record the Deed of Trust prior to a Recording Event, then, notwithstanding anything contained herein to the contrary, SPE Owner shall have the right, so long as no Recording Event has occurred and is continuing and the Term Loan has not been converted to the Secured Loan, to request, in writing, that Lender release the Deed of Trust on one or more of the Mortgage Properties from the applicable land records, provided that such written request shall contain a certification from a Principal Officer of SPE Owner that no Recording Event has occurred and is continuing.  After receipt of the request and certification described above, Lender agrees to release any such applicable Deed of Trust and will use commercially reasonable efforts to cause such release to be delivered to SPE Owner within 10 Business Days provided that (i) Borrower pays all costs associated with such removal, and (ii) prior to such removal, Borrower shall deliver to Lender as many additional fully executed and notarized Deeds of Trust as may be required by Lender.

3.2.           Partial Release.  Lender shall consent to the sale or other transfer one or more of the individual gas station sites which comprise the Mortgage Properties together with the improvements thereon (hereinafter whether one or more, a “Release Lot”), and if the Deed of Trust has been and continues to be recorded in the applicable land records, a release of the Release Lot from the lien of the Deed of Trust (each a “Partial Release”) upon the satisfaction of each and every of the following conditions precedent (singularly and collectively referred to as a “Partial Release Condition”):

a.        No Event of Default shall have occurred and be continuing;.

b.        Not more than ten (10) Partial Releases shall be permitted;

c.        The Partial Release shall only be permitted in conjunction with a sale of the Release Lot to a third-party who is not an Affiliate or Subsidiary of Borrower or Company and such sale shall be evidenced by a written agreement;

d.        Borrower shall, simultaneously with the completion of the Partial Release of the Release Lot, make a mandatory prepayment of the Term Loan in an amount equal to the applicable Release Payment for such Release Lot;

e.        Such Partial Release shall not constitute a Material Adverse Effect;

f.        Borrower shall sell or otherwise transfer the Release Lot to another party such that Borrower retains no ownership interest in, or liabilities or obligations with respect to, such Release Lot other than the customary post closing obligations in a purchase and sale agreement;

g.        Borrower shall deliver to Lender a copy of any proposed sales contract showing the sales price and the anticipated closing date, together with a schedule (certified as true and complete by Borrower) setting forth all of commissions and other closing costs.  If the Deed of Trust is recorded in the applicable land records at the time of the Partial Release, Borrower also shall deliver to Lender (at Borrower’s expense) (i) an updated title report or commitment (issued by the Title Company) reflecting that no additional title matters cover the portions of the Mortgage Property not released, other than the title matters set forth in the title insurance policy (the “Title Policy”) issued by such Title Company and delivered and accepted by Lender in conjunction with the funding of the Term Loan and any other title matters that would not, in the aggregate, have a Material Adverse Effect, and (ii) an endorsement to the Title Policy bringing the date of the Title Policy to the date of the Partial Release and evidencing the continued first lien priority of the Deed of Trust (and with no such additional title matters);

h.        Borrower shall submit a prepared partial release instrument (the “Partial Release Instrument”) which must be deemed reasonably satisfactory to Lender, and any information necessary for Lender to process the Partial Release Instrument, including a lot and block or metes and bounds description of the Release Lot, the name and address of the title insurance company, if any, to whose attention the Partial Release Instrument should be directed, numbers that reference the Partial Release Instrument (i.e., tax parcel numbers, title company order numbers, release numbers, etc.), the date when the Partial Release is to become effective, and such other documents and information as Lender may reasonably request in order to process the Partial Release request.  The Partial Release Instrument shall be delivered and recorded in accordance with Lender’s escrow requirements, requiring delivery of the Release Payment to Lender prior to delivery and (if the Deed of Trust is recorded in the applicable land records at the time of the Partial Release) recordation of the Partial Release Instrument and the satisfaction of all Partial Release Conditions.  In no event shall the execution and delivery of a Partial Release Instrument affect any of Lender’s obligations under the Loan Documents; and

i.        All reasonable costs and expenses incurred by Lender in connection with the review, approval and execution of any Partial Release shall be paid by Borrower prior to and as a condition of the execution of any Partial Release Instrument, including (but not limited to), all costs incurred in connection with the Release Payment, reasonable attorneys’ fees, all costs and expenses of Lender incurred in connection with obtaining the endorsement to the Title Policy.  All recording fees and taxes with respect to the Partial Release are to be paid by Borrower or the applicable purchaser, as may be allocated in accordance with the applicable purchase agreement.

3.3.           Conversion Option.  Subject to the conditions contained in this Section 3.3, Borrower shall have the right, within 90 days from the Closing Date, to convert the Term Loan into a secured term loan (the “Secured Loan”; after the Conversion (as defined below) of the Term Loan to the Secured Loan, each reference in this Agreement and the other Loan Documents to the term “Term Loan” shall thereafter be deemed a reference to the “Secured Loan”).  The conversion of the Term Loan into the Secured Loan (the “Conversion”) may only occur if, as of the Conversion Date, (i) no Event of Default has occurred and is continuing, (ii) Lender has ordered and received appraisals on each of the Mortgage Properties which evidence, in the determination of Lender, that the Conversion LTV has been satisfied, (iii) all of the requirements of Section 3.1 are satisfied, and (iv) Lender has received all resolutions, consents and certificates it requires, in its sole but reasonable discretion, relating to the Conversion ((i)-(iv) collectively, the “Conversion Conditions”).  If the Conversion Conditions have been satisfied, the Conversion will be evidenced and documented by amending or modifying this Agreement and any other Loan Document as Lender may require (the “Conversion Documents”) to incorporate the following terms and conditions in form and substance acceptable to Lender:

a.        The maturity date of the Secured Loan shall be the Secured Loan Maturity Date, as selected by Borrower prior to the Conversion Date;

b.        The unpaid principal balance of the Secured Loan shall bear interest at a per  annum rate equal to the greater of (i) Adjusted LIBOR Rate plus the Conversion Margin and (ii) the Minimum Interest Rate;

c.        The joint and several personal liability for repayment of the Secured Loan by  Company and Getty Properties shall be limited to only the following (i) repayment of principal up to $12,500,000, plus (ii) accrued and unpaid interest thereon, and (iii) all costs of collection with respect thereto;

d.        Substitutions of Mortgage Properties for Property substituted pursuant to the DAG Lease, provided that such substituted Property is acceptable to Lender in its sole but reasonable discretion;

e.        The Secured Loan shall be secured by the Deed of Trust on each of the Mortgage Properties and by a first priority security interest in (A) all the assets of SPE Owner, and (B) a pledge of all of the stock of the SPE Owner by Company; and

f.        The Title Company insures without exception for the Mortgage Property Litigation, to the satisfaction of Lender in its reasonable discretion, the first priority lien of the Deed of Trust encumbering each Mortgage Property subject to the Mortgage Property Litigation.

SECTION  IV
CLOSING AND CONDITIONS PRECEDENT

Closing under this Agreement is subject to the following conditions precedent (all instruments, documents and agreements to be in form and substance satisfactory to Lender and Lender’s counsel):

4.1.           Resolutions, Opinions, and Other Documents.  SPE Owner and Company, as applicable, shall have delivered, or caused to be delivered to Lender the following:

a.        this Agreement, the Term Loan Note and each of the other Loan Documents all properly executed, notarized or acknowledged as appropriate;

b.        (i) certified copies of resolutions of SPE Owner’s and Company’s  board of directors’ or managing members (as applicable) authorizing the execution, delivery and performance of this Agreement, the Term Loan Note and each of the other Loan Documents to which each is a party required to be delivered by any Section hereof, (ii) certified copies of the articles or certificate of incorporation, bylaws, articles or certificate of organization and operating agreement of SPE Owner and Company, (iii) a certificate of incumbency for the officers of SPE Owner and Company executing the Loan Documents or any certificates related thereto, (iv) a good standing certificate, dated not more than 30 days prior to the Closing Date, from the appropriate state official of any state in which SPE Owner and Company are incorporated or qualified to do business (other than, with respect to the latter, for any jurisdiction where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect), and (v) such additional supporting documents as Lender or counsel for Lender reasonably may request.

c.        a written opinion of Company’s in-house counsel addressed to Lender and opinions of such other counsel as Lender deems reasonably necessary;

d.        such financial statements, reports, certifications and other operational information of SPE Owner and Company as Lender may reasonably require, satisfactory in all respects to Lender;

e.        certification by the Chief Financial Officer of Company that there has not occurred any material adverse change in the operations and condition (financial or otherwise) of Company since June 30, 2009;

f.        such  financing statement, judgment and tax lien searches reflecting that there are no Liens outstanding against the Mortgage Properties and Lender shall have received duly executed and enforceable payoff letters from the holders of any Liens containing provisions for the termination of such Liens acceptable to Lender;

g.        the final, duly executed Purchase and Sale Agreement, which shall be acceptable to Lender in its sole discretion, and shall provide for a purchase price of not more than $51,000,000;

h.        SPE Owner’s five (5) year operating projection (including income and expenses) with respect to the Mortgage Properties, which shall be acceptable to Lender in its sole discretion;

i.        evidence that there is no litigation pending with respect to SPE Owner or Company that could reasonably be expected to have a Material Adverse Effect;

j.        the final, duly executed DAG Lease providing for annual rent, on a triple net basis, of not less than $5,400,000;

k.        copies of all title reports, surveys, environmental reports, remediation agreements, environmental insurance policies, zoning reports, certificates of occupancy, permits, licenses, Contracts, dealer agreements, supply agreements, distribution agreements and any other such certificates, reports, studies or documents relating to the ownership, leasing and operation of the Mortgage Property and/or SPE Owner’s acquisition thereof obtained by SPE Owner or Company in connection with the purchase of the Mortgage Properties and the leasing thereof to DAG;

l.        evidence of all insurance required to be maintained by Borrower pursuant to the Loan Documents, which shall be acceptable to Lender in its sole discretion;

m.        a copy of the final executed Klienfelder Agreement;

n.        evidence that environmental liability insurance providing insurance on a “claims made basis” (as opposed to an “occurrence basis”) against liability for third-party bodily injury and property damage for pre-existing and new conditions on- and off-site and clean-up of unknown pre-existing conditions and new conditions on- and off-site with respect to the Mortgage Properties, with limits of liability no less than the amounts set forth in the environmental insurance policy or certificates obtained by Borrower and approved by Lender as of the date hereof, copies of which have been provided to Lender, has been obtained; and

o.        such other documents reasonably required by Lender.

4.2.           Absence of Certain Events.  At the Closing Date, no Default or Event of Default hereunder shall have occurred and be continuing.

4.3.           Warranties and Representations at Closing.  The warranties and representations contained in Section 5 as well as any other Section of this Agreement shall be true and correct in all respects on the Closing Date with the same effect as though made on and as of that date.  Company and/or SPE Owner shall not have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof.

4.4.           Compliance with this Agreement.  Company and SPE Owner shall have performed and complied with all agreements, covenants and conditions contained herein including, without limitation, the provisions of Sections 6 and 7 hereof, which are required to be performed or complied with by Company and SPE Owner before or at the Closing Date.

4.5.           Officers’ Certificate.  Lender shall have received a certificate dated the Closing Date and signed by the chief financial officer of Borrower certifying that all of the conditions specified in this Section have been fulfilled.

4.6.           Closing.  Subject to the conditions of this Section, the Term Loan shall be made on the date hereof (the “Closing Date”) contemporaneously with the execution hereof (“Closing”).

4.7.           Waiver of Rights.  Disbursement of the Term Loan shall be evidence that all of the conditions to closing set forth above have been satisfied or waived by Lender unless otherwise agreed in writing by Borrower and Lender; provided, however, that by completing the Closing hereunder, Lender does not thereby waive a breach of any warranty or representation made by Company or SPE Owner hereunder or under any agreement, document, or instrument delivered to Lender or otherwise referred to herein, and any claims and rights of Lender resulting from any breach or misrepresentation by Company or SPE Owner are specifically reserved by Lender.

4.8.           Fees and Expenses. Borrower shall have paid all fees including, without limitation, the Term Loan Closing Fee, the cost of any and all appraisal fees, environmental fees and the Expenses associated with the Tem Loan.

SECTION  V
REPRESENTATIONS AND WARRANTIES

To induce Lender to complete the Closing and make the Term Loan to Borrower, Company and Borrower warrant and represent to Lender that:

5.1.           Organization; Powers.  Each of Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Borrower represents and warrants that it has delivered to Lender true, correct and complete copies of its articles or certificates of incorporation, and that such articles or certificates have not been amended, modified, supplemented or replaced since the date of delivery to Lender.

5.2.           Authorization; Enforceability.  The Transactions are within SPE Owner’s and Company’s’ corporate powers, as applicable, and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by  SPE Owner and Company and constitutes a legal, valid and binding obligation of Company and SPE Owner, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.3.           Governmental Approvals; No Conflicts.  The Transactions:

a.        do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect,

b.        will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Company or any of its Subsidiaries or any order of any Governmental Authority,

c.        will not violate or result in a default under any indenture, agreement or other instrument binding upon Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Company or any of its Subsidiaries except for any such violation or default that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and

d.        will not result in the creation or imposition of any Lien on any asset of Company or any of its Subsidiaries.

5.4.           Financial Condition; No Material Adverse Change.

a.        Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2008, reported on by PricewaterhouseCoopers LLP, independent registered public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

b.         Since December 31, 2008, there has been no material adverse change in the business, assets, prospects or condition, financial or otherwise, of Company and its Subsidiaries, taken as a whole.

5.5.           Properties.

a.        Each of Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except where the failure to have such good title or valid leasehold interest could not reasonably be expected to have a Material Adverse Effect.

b.        Each of Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, except where the impairment of such ownership or license is not reasonably expected to have a Material Adverse Effect, and the use thereof by Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.6.           No Material Litigation.  Except for such litigation previously disclosed by Company in its periodic filings made with the SEC or on Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Company, threatened by or against Company or any of its Subsidiaries or against any of its or their respective properties or revenues with respect to this Agreement, any of the other documents or agreements executed and delivered in connection therewith, or any of the transactions contemplated hereby, or which could reasonably be expected to have a Material Adverse Effect.

5.7.           Compliance with Laws and Agreements.  Each of Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

5.8.           Investment and Holding Company Status.  Neither Company nor any of its Subsidiaries is

a.        an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or

b.        a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

5.9.           Taxes.  Each of Company and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

5.10.           ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount which could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount which could reasonably be expected to result in a Material Adverse Effect.

5.11.           Federal Regulations.  Neither the making of the Term Loan nor the use of the proceeds thereof will be used for any purpose which violates or is inconsistent with the provisions of Regulation U of the Board.

5.12.           Environmental Matters.  Except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or have been previously disclosed by Company in its periodic filings made with the SEC or have been otherwise disclosed by Company or SPE Owner to Lender:

a.        The Properties do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability under, Environmental Laws;

b.        The Properties and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties;

c.        Neither Company nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties that (except for sites in pre-delineation phase) has not been or is not currently the subject of a remedial action work plan the applicable governmental authority, nor does Company have knowledge or reason to believe that any such notice will be received or is being threatened.

d.        Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws.

e.        Except for such actions previously disclosed by Company  in its periodic filings made with the SEC, no judicial proceeding or governmental or administrative action is pending, or, to the knowledge of Company, threatened, under any Environmental Law to which Company or any of its Subsidiaries is or, to the knowledge of Company, will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Properties.

f.        There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Company and its Subsidiaries in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

5.13.           Insurance.  Company and each of its Subsidiary maintains with insurance companies rated at least A- by A.M. Best & Co., with premiums at all times currently paid, insurance upon fixed assets, including general and excess liability insurance, fire and all other risks insured against by extended coverage, employee fidelity bond coverage, business interruption insurance, and all insurance required by law, all in form and amounts required by law and customary to the respective natures of their businesses and properties, except in cases where failure to maintain such insurance will not have or potentially have a Material Adverse Effect.

5.14.           Condition of Properties.  Each of the following representations and warranties is true and correct except to the extent disclosed on Schedule 5.6 or that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

a.        All of the improvements located on the Properties and the use of said improvements comply and shall continue to comply in all respects with all applicable zoning resolutions, building codes, subdivision and other similar applicable laws, rules and regulations and are covered by existing valid certificates of occupancy and all other certificates and permits required by applicable laws, rules, regulations and ordinances or in connection with the use, occupancy and operation thereof.

b.        No material portion of any of the Properties, nor any improvements located on said Properties that are material to the operation, use or value thereof, have been damaged in any respect as a result of any fire, explosion, accident, flood or other casualty.

c.        No condemnation or eminent domain proceeding has been commenced or to the knowledge of Company is about to be commenced against any portion of any of the Properties, or any improvements located thereon that are material to the operation, use or value of said Properties.

d.        No notices of violation of any federal, state or local law or ordinance or order or requirement have been issued with respect to any Properties.

5.15.           REIT Status.  Company is a real estate investment trust under Sections 856 through 860 of the Code.

5.16.           Disclosure.  Company has disclosed to Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of Company to Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.17.           Anti-Terrorism Laws.

a.        General.  Neither Company nor any of its Subsidiaries is in violation of any Anti-Terrorism Law or intentionally engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

b.        Executive Order No. 13224.   Neither Company nor any of its Subsidiaries is any of the following (each a “Blocked Person”):

i.           a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

ii.           a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

iii.           a Person with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

iv.           a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

v.           a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

vi.           a Person who is affiliated with a Person listed above.

5.18.           DAG Lease.  To Borrower’s knowledge, the DAG Lease is in full force and effect, has not been amended, modified, supplemented or replaced, and there are no defaults or events of default under the DAG Lease.

SECTION  VI
AFFIRMATIVE COVENANTS

Until all of the Obligations are paid and satisfied in full, Company and SPE Owner covenant and agree with Lender:

6.1.           Financial Statements and Other Information.  Company and SPE Owner will furnish to Lender:

a.        as soon as available, but in any event, on or before the tenth day following the date on which the following are required to be filed with the SEC, Company’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied. The report on Form 10K filed with the SEC shall satisfy the requirement of this clause (a) and shall be deemed delivered to Lender so long as the same is posted on Company’s Web site;

b.        as soon as available, but in any event, on or before the tenth day following the date on which the following are required to be filed with the SEC, Company’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. The report on Form 10-Q filed with the SEC shall satisfy the requirement of this clause (b) and shall be deemed delivered to Lender so long as the same is posted on Company’s website;

c.        concurrently with any delivery of financial statements under clause (a) or (b) above (or, if such physical delivery is not required, within the time provided therein), a certificate of a Principal Officer of Company

i.           certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto,

ii.           setting forth reasonably detailed calculations demonstrating compliance with Section 7.1 and

iii.           stating whether any material change in the application of GAAP has occurred since the date of the audited financial statements referred to in Section 5.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

d.        as soon as available and, in any event, within 120 days after the end of each fiscal year of SPE Owner, SPE Owner shall deliver unaudited financial statements consisting of the balance sheet of SPE Owner as of the end of such fiscal year, and the related statements of profit and loss, stockholder’s equity and cash flow for such fiscal year, all in reasonable detail and all prepared in accordance with GAAP. Such financial statements shall be certified to be accurate in all material respects to the knowledge of the SPE Owner (exclusive of footnote disclosures);

e.        as soon as available and in any event within 60 days of the last month of each fiscal quarter of SPE Owner, SPE Owner shall deliver unaudited financial statements consisting of the balance sheet of SPE Owner as of the end of such fiscal quarter, and the related statements of profit and loss, stockholder’s equity and cash flow for such fiscal quarter for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter, all in reasonable detail and all prepared in accordance with GAAP.  Such financial statements shall be certified to be accurate in all material respects to the knowledge of SPE Owner (subject to year-end adjustments and exclusive of footnote disclosures);

f.        promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other required filings filed by Company or any Subsidiary with the SEC or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by Company to its share-holders generally, as the case may be, provided that in lieu of delivery of such information, Company may send a notice to Lender referencing that Company’s website contains copies of such materials;

g.        prompt written notice to Lender of the delivery or receipt by SPE Owner of a written notice of default with respect to the DAG Lease; and

h.        promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Company or any of its Subsidiaries, or compliance with the terms of this Agreement, as Lender may reasonably request, so long as disclosure of such information could not result in a violation of, or expose Company or its Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on Company, or any of its Subsidiaries or on any Property of any of them, provided that in lieu of delivery of such information, Company may send a notice to Lender referencing that Company ‘s website contains such information.

6.2.           Notices of Material Events.  Company will furnish to Lender prompt written notice of the following:

a.        the occurrence of any Default, upon the Company obtaining knowledge of such Default;

b.        the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Company, any Subsidiary of Company  or any Affiliate thereof that in either case, if not cured or if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

c.        the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

d.        any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect so long as disclosure of such information could not result in a violation of, or expose Company or its Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on Company, or any of its Subsidiaries or on any Property of any of them.

Each notice delivered under this Section shall be accompanied by a statement of a Principal Officer or other executive officer of Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

6.3.           Existence; Conduct of Business; REIT Status.  Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except where the failure to so preserve, renew or keep in force and effect could not reasonably be expected to have a Material Adverse Effect.  Company shall do all things necessary to preserve, renew and keep in full force and effect its status as a real estate investment trust under Sections 856 through 860 of the Code.

6.4.           Payment of Obligations.  Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where

a.        the validity or amount thereof is being contested in good faith by appropriate proceedings,

b.        Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and

c.        the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

6.5.           Maintenance of Properties; Insurance.  Company will, and will cause each of its Subsidiaries to:

a.        use commercially reasonable efforts to cause its tenants to keep and maintain all property material to the conduct of their business in good working order and condition, ordinary wear and tear excepted, except where the failure to so maintain and repair could not reasonably be expected to have a Material Adverse Effect; and

b.        maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

6.6.           Books and Records; Inspection Rights.  Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Company will, and will cause each of its Subsidiaries to, permit any representatives designated by Lender, upon reasonable prior notice during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

6.7.           Compliance with Laws.  Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

6.8.           Environmental Laws.

a.        Company will, and will cause each of its Subsidiaries to comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

b.        Company will, or will cause its Subsidiaries to conduct and complete, or use commercially reasonable efforts to ensure that its tenants conduct and complete (provided that if such tenants fail to do so, Company shall conduct and complete) all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that:

i.           the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect or

ii.           Company has determined in good faith that contesting the same or complying with such requirement is not in the best interests of Company and its Subsidiaries and the failure to contest or comply with the same could not be reasonably expected to have a Material Adverse Effect.

c.        Defend, indemnify and hold harmless Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (whether arising pre-judgment or post-judgment) of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Company, its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the fraud, gross negligence or willful misconduct of any party indemnified hereunder. Notwithstanding anything to the contrary in this Agreement, this indemnity shall continue in full force and effect regardless of the termination of this Agreement.

SECTION  VII
NEGATIVE COVENANTS

Until all of the Obligations are paid and satisfied in full, Company and SPE Owner covenant and agree with Lender:

7.1.           Financial Covenants of Company.  Company shall not:

a.        Total Liabilities to Total Asset Value.  Permit, at the last day of any fiscal quarter, the ratio of (i) Total Liabilities to (ii) Total Asset Value to be greater than 0.50:1.00.

b.        Total Secured Indebtedness to Total Asset Value.  Permit, at the last day of any fiscal quarter, the ratio of (i) Total Secured Indebtedness to (ii) Total Asset Value to be greater than 0.20:1.00.

c.        Fixed Charge Coverage Ratio.  Permit, at the last day of any fiscal quarter, the Fixed Charge Coverage Ratio to be less than 2.00:1.00.

d.        Tangible Net Worth.  Permit Tangible Net Worth to be less than $180,120,000 plus 80% of the net equity proceeds received, if any, by Company from any equity offering, occurring after the Closing Date.

e.        Total Unsecured Indebtedness to Unencumbered Asset Value.  Permit, as of the last day of any fiscal quarter, the ratio of (i) Total Unsecured Indebtedness to (ii) Unencumbered Asset Value to be greater than 0.55:1.00.

f.        Unsecured Debt Service Coverage Ratio.  Permit, at the last day of any fiscal quarter, the Unsecured Debt Service Coverage Ratio to be less than 2.00:1.00.

g.        Unencumbered Asset Value.  Permit, as of the last day of any fiscal quarter, the Unencumbered Asset Value to be less than $200,000,000.

h.        Unencumbered Asset Value for a Single Asset. Permit any single asset to comprise more that fifteen percent (15%) of the total Unencumbered Asset Value.

For purposes of calculating compliance with this Section 7.1, and notwithstanding how any terms may have been defined elsewhere in this Agreement, all of the foregoing tests shall be measured on a consolidated basis for Company and its Subsidiaries.

7.2.           NOI to Debt Service Ratio.  SPE Owner shall not permit, at the last day of any fiscal quarter of SPE Owner, the NOI to Debt Service Ratio of the SPE Owner to be less than 2.00:1.00.

7.3.           Indebtedness.  Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness except:

a.        Indebtedness created hereunder;

b.        Indebtedness under the Company Credit Agreement and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

c.        Indebtedness existing on the date hereof and set forth in Schedule 7.2 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

d.        Indebtedness of Company to any of its Subsidiaries and of any Subsidiary of Company to Company or any other Subsidiary of Company;

e.        Guarantees by Company of Indebtedness of any of its Subsidiaries and by any Subsidiary of Company of Indebtedness of Company or any other Subsidiary of Company; and

f.        Indebtedness which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default under Section 7.1.

7.4.           Liens.  Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

a.        Liens securing the Obligations;

b.        Permitted Encumbrances;

c.        any Lien on any property or asset of Company or any of its Subsidiaries existing on the date hereof and set forth in Schedule 7.4; provided that

i.           such Lien shall not apply to any other property or asset of Company or any of its Subsidiaries and

ii.           such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

d.        any Lien existing on any property or asset prior to the acquisition thereof by  Company or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary of Company after the date hereof prior to the time such Person becomes a Subsidiary of Company; provided that

i.           such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of Company, as the case may be,

ii.           such Lien shall not apply to any other property or assets of Company or any Subsidiary of Company, and

iii.           such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of Company, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.

e.        Liens created by any tenant to secure its obligations to a third party.

7.5.           Limitation on Certain Fundamental Changes.  Company will not, and will not permit any Subsidiary of Company to:

a.        enter into any merger, consolidation or amalgamation,

b.        liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or

c.        convey, sell, lease, assign, transfer or otherwise dispose of, all or a substantial portion of its property, business or assets,

(each such transaction referred to in the preceding clauses (a), (b) and (c), a “Capital Transaction”), unless

i.           such Capital Transaction as described in clauses (b) and (c) does not involve all or a substantial portion of the property, business or assets owned or leased by Company and its Subsidiaries determined on a consolidated basis with respect to Company and its Subsidiaries taken as a whole,

ii.           there is no Default or Event of Default, before and after giving effect to such Capital Transaction, and

iii.            without limiting the foregoing, Company is in compliance with all covenants under Section 7.1 after giving effect to such Capital Transaction, and would have been in compliance therewith for the most recent fiscal quarter if such Capital Transaction had been given effect during such fiscal quarter.

Notwithstanding the foregoing, (a) any Subsidiary of Company may merge with and into Company or any other Subsidiary of Company, and (b) any other Person may merge with and into Company or a Subsidiary of Company so long as (i) Company shall notify Lender not less than thirty (30) days prior to such event, (ii) no Default or Event of Default (including, without limitation, an Event of Default under Section 7.1 hereof) shall have occurred and is then outstanding or would occur as result of such merger, and (iii) the surviving entity shall, if not Company or a Subsidiary of Company prior to such merger, execute such documents and agreements as may be reasonably required by Lender.

7.6.           Limitation on Restricted Payments.  Unless otherwise required (as estimated) in order to maintain Company’s status as a real estate investment trust, Company shall not declare or pay any dividend (other than dividends payable solely in the same class of Capital Stock) or other distribution (whether in cash, securities or other property) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, cancellation, termination, retirement or other acquisition of, any shares of any class of Capital Stock of Company or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Company or any Subsidiary of Company (collectively, “Restricted Payments”); provided that notwithstanding the foregoing,

i.           during any fiscal year of Company, Company may make Restricted Payments in an aggregate amount not to exceed the greater of (a) 105% of FFO for such period and (b) the amount of estimated dividends required to be paid by Company in order to maintain its status as a real estate investment trust under the Code, and

ii.           dividends and distributions may be paid by any Subsidiary of Company to Company.

Solely for the purpose of this Section 7.5, all references to shares in the definition of “Capital Stock” shall be to common shares only.

7.7.           Limitation on Investments, Loans and Advances.  Except as otherwise expressly permitted in this Agreement, Company will not, and will not permit any Subsidiary of Company to make any advance, loan, extension of credit or capital contribution to any Person, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or otherwise make any investment in, any Person, or acquire or otherwise make any investment in any real property other than Permitted Investments, provided that the aggregate amount of all Permitted Investments described in clauses (b) through (f) of the definition thereof of Company and its Subsidiaries shall not exceed twenty percent (20%) of the Total Asset Value.

7.8.           Limitation on Transactions with Affiliates.  Company will not, and will not permit any Subsidiary of Company to enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless:

a.        no Default or Event of Default would occur as a result thereof and

b.        either (x) such transaction is (i) in the ordinary course of the business of Company or any of its Subsidiaries that is a party thereto and (ii) upon fair and reasonable terms no less favorable to Company or any of its Subsidiaries that is a party thereto or is affected thereby than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, or (y) such transaction is a lease from a Subsidiary of Company holding title to Property to Getty Properties Corp. or (z) such transaction is between or among any of SPE Owner, Getty Properties Corp. and Company.

7.9.           Limitation on Changes in Fiscal Year.  Company shall not permit its fiscal year to end on a day other than December 31, unless otherwise required by any applicable law, rule or regulation.

7.10.           Limitation on Lines of Business; Creation of Subsidiaries; Negative Pledges.  Company will not, and will not permit any Subsidiary of Company to, except for Permitted Investments, engage in activities other than real estate business and real estate related business activities, and in activities permitted for real estate investment trusts under the Code, either directly or through taxable REIT subsidiaries.

7.11.           Hedging Agreements. Company will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, except

a.        Hedging Agreements entered into to hedge or mitigate risks to which Company or any Subsidiary of Company has actual or anticipated exposure (other than those in respect of Equity Interests of Company or any of its Subsidiaries), and

b.        Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Company or any Subsidiary of Company.

7.12.           Secured Recourse Indebtedness. Neither Company nor any Subsidiary of Company shall incur any Secured Recourse Indebtedness which exceeds five percent (5%) of Total Asset Value.

7.13.           DAG Lease.  The DAG Lease will not be amended, modified, supplemented or replaced (each, a “Lease Modification”) without the express written consent of Lender which shall not be unreasonably withheld; provided, however, that Lender consent shall not be required if a Lease Modification will not have a Material Adverse Effect on SPE Owner.  If any Lease Modification requires the consent of Lender, then (w) SPE Owner shall send prompt written notice to Lender which shall contain a reasonably detailed description of the Lease Modification; (x) Lender shall have a period of 10 Business Days from the date it receives such notice within which to approve or reject the Lease Modification; (y) if Lender fails to respond in such 10 Business Day period, Borrower shall send a second written notice (which shall contain the same description of the proposed Lease Modification as Borrower’s first written notice) to Lender stating, in bold 14 point type, that Lender’s failure to respond to such second notice within 10 Business Days from the date of Lender’s receipt thereof will result in the Lease Modification being deemed approved by Lender; and (z) if Lender fails to timely respond to the second written notice delivered by Borrower, than the Lease Modification shall be deemed approved by Lender.

7.14.           Single Purpose Entity.  Notwithstanding anything contained herein to the contrary, SPE Owner has not since the date of its formation and shall not:

a.        fail to be organized solely for the purpose of (i) acquiring, developing, owning, leasing, financing, managing or otherwise operating the Mortgage Property, and (ii) engaging in any activity that is incidental, necessary or appropriate to accomplish the foregoing;

b.        engage in any business or activity other than the ownership, development, leasing, financing, management, operation and maintenance of the Mortgage Property;

c.        acquire or own any material assets other than (i) the Mortgage Property, and (ii) such incidental personal property as may be necessary for the operation of the Mortgaged Property;

d.        merge into or consolidate with any Person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure (except as otherwise permitted in this Agreement);

e.        fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the states or districts where the Mortgage Property is located, if applicable, or without the prior written consent of Lender, take any action that would cause SPE Owner to limit, amend, modify, terminate or fail to comply with the provisions of this Section 7.14;

f.        commingle its assets with the assets of any of its members, general partners, Affiliates, principals or of any other Person or entity nor fail to hold all of its assets in its own name; or

g.        incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Obligations, except for trade payables in the ordinary course of its business of owning and operating the Mortgage Property, provided that such Indebtedness is not evidenced by a note and is paid when due, and except as otherwise permitted in this Agreement.

SECTION  VIII
DEFAULT

8.1.           Events of Default.  Each of the following events shall constitute an event of default (“Event of Default”):

a.        Borrower shall fail to pay any principal due on the Term Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, and such failure shall continue unremedied for a period of five Business Days;

b.        Borrower shall fail to pay any interest on the Term Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

c.        any representation or warranty made or deemed made by or on behalf of Company or any Subsidiary of Company in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or any other Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed made;

d.        Company or SPE Owner, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in Section 6.1, 6.2, or 6.3 or in Section VII;

e.        Company or SPE Owner, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section) and such failure shall continue unremedied for a period of 30 days after notice thereof from Lender;

f.        Company or any Subsidiary of Company shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and any applicable notice and cure period with respect thereto shall have expired;

g.        a default, beyond any applicable grace or cure period, occurs with respect to any Material Indebtedness that results in such Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, and or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer, or transfer by eminent domain, of the property or assets securing such Indebtedness;

h.        an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking

i.           liquidation, reorganization or other relief in respect of Company or any Subsidiary of Company or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or

ii.           the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Company or any Subsidiary of Company or for a substantial part of its assets,

and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

i.        Company or any Subsidiary of Company shall

i.           voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,

ii.           consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section,

iii.           apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Company or any Subsidiary of Company or for a substantial part of its assets,

iv.           file an answer admitting the material allegations of a petition filed against it in any such proceeding, or

v.           make a general assignment for the benefit of creditors;

j.        Company or any Subsidiary of Company shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

k.        one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against Company, any Subsidiary of Company or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Company or any Subsidiary of Company to enforce any such judgment;

l.        an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect;

m.        Company shall cease, for any reason, to maintain its status as a real estate investment trust under Sections 856 through 860 of the Code;

n.        at any time Company or any of its Subsidiaries shall be required to take any actions in respect of environmental remediation and/or environmental compliance, the aggregate expenses, fines, penalties or other charges with respect to which, in the reasonable judgment of Lender, could reasonably be expected to exceed $2,500,000, in any fiscal year of Company, or $5,000,000, in the aggregate, during the term of this Agreement; provided that for purposes of determining compliance with this subsection (n) such amounts shall not include the expenses, fines, penalties and other charges that Company estimates will be due in connection with those environmental remediation and/or environmental compliance procedures and actions in existence as of the Closing Date and described on Schedule 8.1 attached hereto and provided further that, any such remediation or compliance shall not be taken into consideration for the purposes of determining whether an Event of Default has occurred pursuant to this subsection (n) if:

i.           such remediation or compliance is being contested by Company or the applicable Subsidiary in good faith by appropriate proceedings or

ii.           such remediation or compliance is satisfactorily completed within 90 days from the date on which Company or the applicable Subsidiary receives notice that such remediation or compliance is required, unless such remediation or compliance cannot reasonably be completed within such 90 day period in which case such time period shall be extended for a period of time reasonably necessary to perform such compliance or remediation using diligent efforts (but not to exceed 180 days, if the continuance of such remediation or compliance beyond such 180 day period, in the reasonable judgment of Lender, could reasonably be expected to have a Material Adverse Effect);

o.        a Change in Control shall occur; or

p.        The occurrence of an event of default under the Company Credit Agreement or any other Loan Document and the expiration of all applicable notice and cure periods with respect thereto:

then, and in every such event (other than an event with respect to Company or SPE Owner described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, Lender shall, by notice to Company and SPE Owner, declare the Term Loan and all other Obligations to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Term Loan and all other Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; and in case of any event with respect to Company or Borrower described in clause (h) or (i) of this Section, the principal of the Term Loan and the other Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived Borrower.  In addition to the rights set forth above, Lender shall have all rights available to it under Section 3 hereof.

SECTION  IX
MISCELLANEOUS

9.1.           Governing Law.  THIS AGREEMENT, AND ALL MATERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF MARYLAND.   THE PROVISIONS OF THIS AGREEMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

9.2.           Integrated Agreement.  The Term Loan Note, the other Loan Documents, all related agreements, and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender’s rights and remedies.  If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

9.3.           Waiver.  No omission or delay by Lender in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any Default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Borrower no waiver will be valid unless in writing and signed by Lender and then only to the extent specified.

9.4.           Indemnity.

a.           Borrower releases and shall indemnify, defend and hold harmless Lender and its respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable, out-of-pocket legal fees) resulting from (i) acts or conduct of Company or SPE Owner under, pursuant or related to this Agreement and the other Loan Documents, (ii) Company’s or SPE Owner’s breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, (iii) Company’s or SPE Owner’s failure to comply with any or all applicable laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees, (including without limitation Environmental Laws, etc.), and (iv) any claim by any other creditor of Company or SPE Owner against Lender arising out of any transaction whether hereunder or in any way related to the Loan Documents and all reasonable, out-of-pocket costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting solely from acts or conduct of Lender constituting fraud, willful misconduct or gross negligence by Lender or any of Lender’s affiliates.

b.        Promptly after receipt by an indemnified party under subsection (a) above of notice of the commencement of any action by a third party, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof.  The omission so to notify the indemnifying party shall relieve the indemnifying party from any liability which it may have to any indemnified party under such subsection only if the indemnifying party is unable to defend such actions as a result of such failure to so notify.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

9.5.           Time.  Whenever Company or SPE Owner shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day.  Time is of the essence in each party’s performance under all provisions of this Agreement and all related agreements and documents.

9.6.           Expenses of Lender.  At Closing and from time to time thereafter, Borrower will pay upon demand of Lender all reasonable out-of-pocket costs, fees and expenses of Lender in connection with (i) the negotiation, preparation, execution, delivery and termination of this Agreement, and other Loan Documents and the documents and instruments referred to herein and therein, and any amendment, amendment and restatement, supplement, waiver or consent relating hereto or thereto, whether or not any such amendment, amendment and restatement, supplement, waiver or consent is executed or becomes effective, search costs, the reasonable out-of-pocket fees, expenses and disbursements of counsel for Lender, (ii) any costs or expenses related to a Recordation Event or Conversion of the Term Loan to the Secured Loan including, without limitation, appraisals, surveys, title insurance, environmental assessments and recording taxes, (iii) the enforcement of Lender’s rights hereunder, or the collection of any payments owing from, Company or SPE Owner under this Agreement and/or the other Loan Documents or the protection, preservation or defense of the rights of Lender hereunder and under the other Loan Documents, and (iv) any refinancing or restructuring of the credit arrangements provided under this Agreement and other Loan Documents in the nature of a “work-out” or of any insolvency or bankruptcy proceedings, or otherwise (including the reasonable fees and disbursements of counsel for Lender (collectively, the “Expenses”).

9.7.           Brokerage.  This transaction was brought about and entered into by Lender, Company and SPE Owner acting as principals and without any brokers, agents or finders being the effective procuring cause hereof.  Company and SPE Owner represent that they have not committed Lender to the payment of any brokerage fee, commission or charge in connection with this transaction.  If any such claim is made on Lender by any broker, finder or agent or other person, Borrower hereby indemnifies, defends and saves such party harmless against such claim and further will defend, with counsel satisfactory to Lender, any action or actions to recover on such claim, at Borrower’s own cost and expense, including such party’s reasonable counsel fees.  Borrower further agrees that until any such claim or demand is adjudicated in such party’s favor, the amount demanded shall be deemed an Obligation of Borrower under this Agreement.

9.8.           Notices.

a.        Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person to the person listed below or if sent by telecopy or by nationally recognized overnight courier, as follows, unless such address is changed by written notice hereunder:

If to Lender to:
TD Bank, N.A.
2070 Chain Bridge Road,
Suite 145
Vienna, VA 22182
Attention: Brian Haggerty
Telecopy No.: 703-663-4373

If to SPE Owner or Company
to:
Getty Realty Corp.
125 Jericho Turnpike, Suite 103
Jericho, New York 11753-1016
Attention: Kevin Shea and Joshua Dicker
Telecopy No.: (516) 478-5490

With copies of Default Notices to Borrower’s Counsel:

Arent Fox LLP
1050 Connecticut Avenue, NW
Washington, DC 20036-5339
Attention: Thomas Castiello, Esq.
202.857.6395 FAX

b.        Any notice sent by Lender, Company or SPE Owner by any of the above methods shall be deemed to be given when so received.

c.        Lender shall be fully entitled to rely upon any telecopy transmission or other writing purported to be sent by any Principal Officer as being genuine and authorized.

9.9.           Headings.  The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

9.10.           Survival.  All warranties, representations, and covenants made by Company and SPE Owner herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender of the Term Loan Note and the other Loan Documents, regardless of any investigation made by Lender or on its behalf.  Except as otherwise expressly provided herein, all covenants made by Company and its Subsidiaries hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full.  All indemnification obligations under this Agreement, including, but not limited to, those under Section 10.4 and 10.7, shall survive the termination of this Agreement and payment of the Obligations for a period of two (2) years.

9.11.           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.  Neither Company nor SPE Owner may transfer, assign or delegate any of its duties or obligations hereunder.  Company and SPE Owner acknowledge and agree that Lender may at any time, and from time to time, (a) sell participating interests in the Term Loan, and Lender’s rights hereunder to other financial institutions, and (b) sell, transfer, or assign the Term Loan and Lender’s rights hereunder, to any one or more additional banks or financial institutions, subject (as to Lender’s rights under this clause (b)) to Borrower’s written consent, which consent shall not be unreasonably withheld; provided that, no consent under this clause (b) shall be required if an Event of Default exists at the time of such sale, transfer or assignment.

9.12.           Duplicate Originals.  Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

9.13.           Modification.  No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Company, SPE Owner and Lender.

9.14.           Signatories.  Each party to this Agreement represents and warrants that the individual executing this Agreement on behalf of such party is duly authorized to execute this Agreement on behalf of such party and that he executes the Agreement in such capacity and not as a party to the Agreement.

9.15.           Third Parties.  No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of Company or SPE Owner.  Nothing contained in this Agreement shall be construed as a delegation to Lender of Company’s or SPE Owner’s duty of performance, including, without limitation, Company’s or SPE Owner’s duties under any account or contract with any other Person.

9.16.           Discharge of Taxes, Borrower’s Obligations, Etc.  Lender, in its sole discretion, shall have the right at any time, and from time to time, during the continuance of an Event of Default, and after at least ten (10) days prior written notice to Company and SPE Owner if Company or SPE Owner, as applicable, shall fail to do so, to: (a) pay for the performance of any of Company’s or SPE Owner’s obligations hereunder, and (b) discharge Taxes or Liens, at any time levied or placed on Company’s or SPE Owner’s Property (including, in the case of SPE Owner, the Mortgage Property) in violation of this Agreement unless Company or SPE Owner is in good faith with due diligence by appropriate proceedings contesting such Taxes or Liens and maintaining proper reserves therefor in accordance with GAAP.  Such payments and advances made by Lender shall not be construed as a waiver by Lender of a Default or Event of Default under this Agreement.

9.17.           Withholding and Other Tax Liabilities.  During the continuation of an Event of Default, and in the event that any Lien, assessment or Tax liability against Company or SPE Owner shall arise in favor of any taxing authority, whether or not notice thereof shall be filed or recorded as may be required by law, Lender shall have the right (but shall not be obligated, nor shall Lender hereby assume the duty), after prior written consent to Company and SPE Owner, to pay any such Lien, assessment or tax liability by virtue of which such charge shall have arisen; provided, however, that Lender shall not pay any such tax, assessment or Lien if the amount, applicability or validity thereof is being contested in good faith and by appropriate proceedings by Company or SPE Owner.  In order to pay any such Lien, assessment or Tax liability, Lender shall not be obliged to wait until such lien, assessment or tax liability is filed before taking such action as hereinabove set forth.  Any sum or sums which Lender shall have paid for the discharge of any such Lien shall be added to the Obligations and shall be paid by SPE Owner to Lender with interest thereon at the rate applicable to the Term Loan, upon demand, and Lender shall be subrogated to all rights of such taxing authority against Company or SPE Owner.

9.18.           Consent to Jurisdiction.  Company, SPE Owner and Lender each hereby irrevocably consent to the non-exclusive jurisdiction of the Courts of the State of Maryland or the United States District Court for the District of Maryland in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking.  Each party hereto waives any objection which such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens.  Each party hereto irrevocably agrees to service of process by certified mail, return receipt requested to the address of the appropriate party set forth herein.

9.19.           Additional Documentation.  Company and SPE Owner shall execute and/or re-execute, and cause any or other Person party to any Loan Document, to execute and/or re-execute and to deliver to Lender or Lender’s counsel, as may be deemed appropriate, any document or instrument signed in connection with this Agreement which was incorrectly drafted and/or signed, as well as any document or instrument which should have been signed at or prior to the Closing, but which was not so signed and delivered.  Company and SPE Owner agree to comply with any written request by Lender within ten (10) days after receipt by Company or SPE Owner of such request.

9.20.           Advertisement.

a.         With Borrower’s prior written approval, which shall not be unreasonably withheld, Lender shall have the right to announce and publicize the financing established hereunder, as it deems appropriate, by means and media selected by Lender.  Such publication shall include all pertinent information relating to such financing, including without limitation, the term, purpose, pricing, loan amount, name of Borrower and location of any Mortgage Property, provided, however, that Borrower shall have the right to approve, in its reasonable discretion, any such information before it is published by Lender.

b.         Subject to Section 9.20, the form and content of the published information shall be in the sole discretion of Lender and shall be considered the sole and exclusive property of Lender.  All expenses related to publicizing the financing shall be the sole responsibility of Lender.

9.21.           Waiver of Jury Trial.  COMPANY, SPE OWNER AND LENDER EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

9.22.           Consequential Damages.  Neither Lender nor agent or attorney of Lender, shall be liable for any consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

9.23.           Confidentiality.  Lender agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed

(a)           to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors actively involved in the administration or enforcement of the Term Loan or in any current or prospective relationship with the Company and its Subsidiaries or in connection with an internal purposes related to credit review, portfolio analysis or otherwise (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential),

(b)           to the extent requested by any regulatory authority

(c)           to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided, however, that in the event Lender receives a subpoena or other legal process to disclose confidential information to any party, Lender shall, if legally permitted, endeavor to notify Borrower thereof as soon as possible after receipt of such request, summons or subpoena, provided, however, that in the event that Lender receives a subpoena or other legal process to disclose confidential information to any party, Lender shall, if legally permitted, endeavor to notify the Borrower thereof as soon as possible after receipt of such request, summons or subpoena so that the Borrower may seek protective order or other appropriate remedy, provided that no such notification shall be required in respect of any disclosure to regulatory authorities having jurisdiction over Lender,

(d)           to any other party to this Agreement,

(e)           in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,

(f)           subject to an agreement or electronic acknowledgment (i.e., Intralinks) containing provisions substantially the same as those of this Section and provided that Borrower’s written consent is obtained before disclosure, to:

(i)           any actual or prospective assignee, or

(ii)           any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations,

(g)          with the consent of the Borrower, or

(h)          to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender on a nonconfidential basis from a source other than the Borrower.

For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

[SIGNATURES TO FOLLOW ON SEPARATE PAGE]

WITNESS the due execution of this Agreement as a document under seal as of the date first written above.

GTY MD LEASING, INC.,
a Delaware corporation
By: /s/ Leo Liebowitz
Name: Leo Liebowitz
Title: CEO

GETTY PROPERTIES CORP.,
a Delaware corporation
By: /s/ Leo Liebowitz
Name: Leo Liebowitz
Title: CEO

GETTY REALTY CORP.,
a Maryland corporation
By: /s/ Leo Liebowitz
Name: Leo Liebowitz
Title: CEO

TD BANK, N.A.
By: /s/ Brian Haggerty
Name: Brian Haggerty
Title: Vice President

(Signature Page to Loan and Security Agreement)

S-1

EXHIBIT A
Land

NTS # 08335678 - SS # 25068

BEGINNING FOR THE SAME AT AN IRON PIPE AT THE INTERSECTION OF THE WESTERLY LINE OF BALTIMORE AVENUE (50.00 FEET FROM CENTER LINE) AND THE SOUTHERLY LINE OF PARCEL A, AS SHOWN ON A PLAT ENTITLED PARCELS "A", "B", "C", & "D", LORD CALVERT MANOR, COLLEGE PARK, PRINCE GEORGE'S COUNTY, MARYLAND, WHICH PLAT IS RECORDED AMONG THE PLAT RECORDS OF PRINCE GEORGE'S COUNTY IN PLAT BOOK B.B. NO. 12, FOLIO 47, AND RUNNING THENCE WITH THE WESTERLY LINE OF BALTIMORE AVENUE, NORTH 0 DEGREES 06 MINUTES 50 SECONDS EAST 154.77 FEET TO A POINT, SAID POINT BEING THE
P.C. OF A CURVE DEFLECTING TO THE LEFT HAVING A RADIUS OF 20.00 FEET, AN ARC OF 30.23 FEET, A CHORD BEARING AND DISTANCE OF NORTH 43 DEGREES 11 MINUTES 45 SECONDS WEST 27.44 FEET TO A POINT, SAID POINT BEING ON THE P.T. OF A CURVE AND ALSO ON THE SOUTH LINE OF GUILFORD DRIVE; THENCE ALONG THE SOUTH LINE OF SAID DRIVE NORTH 86 DEGREES 30 MINUTES 20 SECONDS WEST 53.91 FEET TO A P.C. OF A CURVE; THENCE WITH SAID CURVE DEFLECTING TO THE LEfT HAVING A RADIUS OF 50.00 FEET, AN ARC OF 47.12 FEET, AND A CHORD BEARING AND DISTANCE OF SOUTH 65 DEGREES 29 MINUTES

55 SECONDS WEST 45.14 FEET TO A P.T. OF CURVE SAID P.T. BEING ON THE EAST LINE OF OAKRIDGE DRIVE; THENCE ALONG THE EAST LINE OF SAID DRIVE, SOUTH 39 DEGREES 30 MINUTES 10 SECONDS WEST 82.56 FEET TO A POINT; THENCE LEAVING SAID DRIVE AND RUNNING SOUTH 59 DEGREES 57 MINUTES 24 SECONDS EAST 192.26 FEET TO A POINT, SAID POINT BEING ON THE WEST SIDE OF BALTIMORE AVENUE AND ALSO THE PLACE OF BEGINNING. CONTAINING 18,658.00 SQUARE FEET OF LAND.

BEING KNOWN AND DESIGNATED AS PARCEL A, AS SHOWN UPON A PLAT ENTITLED PARCELS "A", "B", "C" & "D", LORD CALVERT MANOR, COLLEGE PARK, PRINCE GEORGE'S COUNTY, MARYLAND, WHICH PLAT IS RECORDED AMONG THE PLAT RECORDS IN PRINCE GEORGE'S COUNTY IN PLAT BOOK B.B. NO. 12, FOLIO 47.

BEING THE SAME LOT OF GROUND DESCRIBED IN DEED FROM WALTER L. GREENE, ET AL, TO G. ALBERT GUDE, DATED AUGUST 25, 1949, AND RECORDED AMONG THE LAND RECORDS OF PRINCE GEORGE'S COUNTY IN LIBER NO. 1153, FOLIO 214.

NTS # 08335739 - SS # 25623

BEGINNING for the same at a point marking the intersection of the southerly line of Maryland Boulevard with the northwesterly line of George N. Palmer Highway (Maryland Route 704), as shown on State Roads Commission of Maryland Plat No. 14137, AND said point of beginning being the same as the beginning point as described in a Deed recorded among the Land Records of Prince George's County in Liber 1764, Folio 152, and running thence reversely with the fifth or North 57 degrees 45 minutes East 1495.25 feet line in said deed, South 49 degrees 58 minutes 46 seconds West 301.74 feet to a pipe (set) at the southeast corner of Parcel "A", Jack Coopersmith's Addition to Columbia Park, as per plat recorded in Plat Book WWW. 49, Folio Plat No. 42; thence reversely with the easterly line of said Parcel "A", North 15 degrees 15 minutes 37 seconds West 252.05 feet to a pipe (set) in the southerly line of Maryland Blvd., as shown on the aforesaid State Roads Commission of Maryland Plat; thence with part of said southerly line, South 80 degrees 37 minutes 22 seconds East 301.44 feet to the point of beginning. Containing 0.7927 acres of land, more or less.

LESS AND EXCEPT that portion conveyed for Highway Taking in Deed recorded in Liber 3748 at folio 742.

AS-SURVEYED LEGAL DESCRIPTION:

Commencing for the same at a point marking the intersection of the southerly line of Columbia Park Road with the northwesterly line of Martin Luther King Highway, thence South 49°54'23" West 119.63 feet to the Point of Beginning; thence South 50°01'39" West 182.11 feet to a point; thence North 15°15'37" West 252.05 feet to a point; thence South 80°37'22" East 143.07 feet to a point; thence South 32°10'43" East 121.39 feet to the TRUE POINT OF BEGINNING.

Containing 27,354 square feet or 0.6280 acres of land, more or less.

NTS # 08335732 - SS # 28268

ALL that land situate, lying and being in the 6th Election District of Prince George's County, Maryland, and described as follows:

Description of a portion of Lot Numbered Seven (7), in the subdivision known Records of Prince and described asas "SUITLAND", as per plat thereof recorded among the Land George's County, Maryland, in Plat Book BDS 1, at Plat 97, follows:

BEGINNING at a point, said point being an iron pipe set in the easterly line of Silver Hill Road, State Route No. 458, said point also being the southwesterly corner of the land herein described and a corner with Lot 6-D, Suitland Subdivision; thence from the point of beginning, running with said line of Silver Hill Road, State Route No. 458, N. 35 deg. 40 min. 50 sec. E. 154.49 feet to a P.K. nail set; and with a curve to the right of radius 40.00 feet (having a chord of 54.48 feet, bearing N. 78 deg. 35 min. 57 sec. E.) an arc length of 59.93 feet to an iron pipe set in the southerly line of Suitland Road; thence with said Suitland Road the following courses and distances; S 58 deg. 28 min. 55 sec. E 84.98 feet to an iron pipe set; N. 32 deg. 11 min. 03 sec. E. 7.42 feet to a point set in a power pole; and S. 59 deg. 04 min. 44 sec. E. 73.78 feet to an iron pipe set in the aforesaid southerly line of Suitland Road, said point also being the northerly corner of another portion of Lot 7, Suitland; thence with said line of another portion of Lot 7, Suitland, S. 35 deg. 45 min. 06 sec. W. 216.36 feet to an iron pipe set, said pipe also being a point on line of aforesaid Lot 6-D, Suitland; thence with said line of Lot 6-D, Suitland; N. 53 deg. 38 min. 50 sec. W. 194.67 feet to the point and place of beginning, containing 39,224 square feet of land, more or less

LESS AND EXCEPT that portion taken for public street use in Deed recorded in Liber 13888 at folio 588.

NTS # 08335721 - SS # 27578

PROPERTY 1:

BEGINNING FOR THE OUTLINE OF THE SUBJECT RESIDUE AT A 1-1/2' IRON PIPE FOUND AT A POINT ON THE EASTERLY RIGHT-OF-WAY LINE OF BRANCH AVENUE (MARYLAND ROUTE NO. 5) AS THE SAME IS DEFINED ON STATE ROADS COMMISSION OF MARYLAND RIGHT-OF-WAY PLAT NO. 7797 SAID PIPE ALSO LYING AT THE SOUTHEASTERLY END OF THE NORTH 31° 13' 28" WEST, 230.14 FEET DEED LINE OF THE LANDS DESCRIBED IN THE AFOREMENTIONED DEED; THENCE RUNNING WITH A PORTION OF SAID LINE ALONG SAID EASTERLY LINE OF BRANCH AVENUE

1) NORTH 31° 13' 28" WEST, 88.62 FEET (RECORD AND MEASURED) TO 1' O.D. IRON PIPE SET IN THE GROUND BEARING A PLASTIC CAP INSCRIBED "080, PROP MARK" AT THE SOUTHWESTERLY END OF THE 2ND OR SOUTH 35° 49' 00" WEST, 171.86 FEET DEED LINE OF THE LANDS CONVEYED BY GULF OIL CORPORATION TO JACK COOPERSMITH AND ESTHER L. COOPERSMITH BY DEED DATED MARCH 14, 1962; THENCE DEPARTING BRANCH AVENUE AND RUNNING WITH SAID LINE, RESERVED, THROUGH THE LAND DESCRIBED IN SAID LIBER 2603 AT FOLIO 1

2) NORTH 35° 48' 37" EAST, 171.88 FEET (FORMER SOUTH 35° 49' 00" WEST, 171.86 FEET DEED LINE) TO A P.K. NAIL SET IN THE PAVEMENT ON THE SOUTHWESTERLY SIDE OF OLD SILVER HILL ROAD AT A POINT LYING ON THE 1ST OR SOUTH 48° 25' 40" EAST, 148.44 FEET DEED LINE OF THE LANDS DESCRIBED IN SAID LIBER 2603 AT FOLIO 1, 118.65 FEET IN A SOUTHEASTERLY DIRECTION FROM THE NORTHWESTERLY END THEREOF: THENCE RUNNING WITH THE REMAINDER OF SAID LINE AND THE SOUTHWESTERLY LINE OF OLD SILVER HILL ROAD

3) SOUTH 48° 25' 40' EAST 29.79 FEET (RECORDED AND MEASURED) TO A P.K. NAIL SET IN THE SAID PAVEMENT; THENCE RUNNING WITH THE LINES OF THE LAND DESCRIBED IN SAID LIBER 2603 AT FOLIO 1, THE FOLLOWING THREE (3) {CURSES AND DISTANCES

4) SOUTH 46° 14' 40" EAST, 100.21 FEET (RECORDED AND MEASURED) TO A P.K. NAIL SET IN SAID PAVEMENT ON THE NORTHWESTERLY RIGHT-OF-WAY LINE OF COLEBROOKE DRIVE (60 FEET WIDE) AS THE SAME IS DEDICATED ON A PLAT ENTITLED COLEBROOKE, SECTION 1; THENCE RUNNING WITH SAID RIGHT-OF-WAY LINE

5) SOUTH 41° 15' 20" WEST, 175.16 FEET TO A 1' O.D. IRON PIPE SET IN THE GROUND BEARING A PLASTIC CAP INSCRIBED "080, PROP MARK"; THENCE

6) NORTH 80° 37' 20" WEST, 34.25 FEET TO THE POINT OF BEGINNING.

AND BEING recorded in Deed Book 8863 at Page 204.

AND

PROPERTY 2:

18861 Square Foot Parcel of Land, Surveyed for Exxon Corporation located in Prince George's County, Maryland

BEGINNING for the same at a point on the southwesterly side of Maryland Route 972-A -Old Silver Hill Road at the beginning of that tract or parcel of land conveyed by Meyers Liquors Limited to William V. Meyers and Karen A. Meyers,

his wife, by a deed dated September 4, 1990 and recorded among the land records of Prince George's County in Liber NLP 7756, folio 961, said point of beginning bears coordinates referenced to the Maryland Coordinate System (NAD83/91) of North 428431.5650 and East 1327005.1192. Thence from the point of beginning, binding on the first course of the conveyance unto Meyers and on the southwesterly side of Old Silver Hill Road, as now surveyed,

1) South 48° 28' 18" East 118.65 feet to a P.K. nail heretofore set at the end of the second course of that tract or parcel of land conveyed by Chevron U.S.A., Inc. to Exxon Corporation by a deed dated June 17, 1993 and recorded among the land records of Prince George's County in Liber NLP 8863, folio 204. Thence binding reversely on the second course of the conveyance unto Exxon Corporation and on the second course of the conveyance unto Meyers,

2) South 35° 45' 59" West 171.88 feet to intersect the northeasterly right of way line of Maryland Route 5 - Branch Avenue as shown on State Roads Commission Plat No. 7797 and conveyed to the State Roads Commission of Maryland by a deed dated October 27, 1950 and recorded among the aforesaid land records in Liber WWW 1297, folio 74. Thence leaving the parcel conveyed to Exxon Corporation and binding on the northeasterly right of way line of Branch Avenue,

3) North 31° 16' 06" West 141.52 feet. Thence leaving Branch Avenue, binding on the third course of the conveyance unto Meyers and binding on the forth course of that tract of parcel of land conveyed by Alice V. Meyers, widow to William V. Meyers by a deed dated October 31, 1979 as recorded among the aforesaid land records in Liber NLP 5206, folio 74,

4) North 41° 12' 42" East 129.16 feet to the point of beginning hereof. CONTAINING 18861 square feet (0.4330 acre) of land more or less.

TOGETHER WITH a right of way for ingress and egress to be used in common with others as described in Liber NLP 7756, folio 961.

AND BEING recorded in Deed Book 15353 at Page 158.

CONTAINING 41,094 SQUARE FEET, MORE OR LESS

NTS # 08335720 - 55 # 27575

Being all that tract or parcel of land situate, lying and being Prince George's County, Maryland, a portion of which is known as "Lot 16, Block 39, Section One, a Resubdivision of Part of Lots 1, 2 & 3, Block 39" of a subdivision of land known as Riverdale Park as shown on Plat recorded in Plat Book No. 31, Folio 42 among the Land Records of Prince George's County, and a portion of which is known as "Rear 50' of Lot 3, Block 39" and "Part of Lots 1 & 2, Block 39", said tract or parcel of land being more particularly described as follows:

Beginning at an iron pipe found at the southeasterly corner of parcel two as described in Liber No. 7118, Folio 260, said pipe being on the northerly line of Riverdale Road (50' R/W) and running thence with said northerly line of Riverdale Road.

(1) North 76 degrees 31 minutes 30 seconds West 150.00 feet to a cross cut made; thence with the easterly line of Baltimore Avenue (also known as U.S. Route 1)

(2) North 10 degrees 00 minutes 00 seconds East 187.50 feet to a cross cut made; thence

(3) South 80 degrees 00 minutes 00 seconds East 4.00 feet to a cross cut made in the concrete sidewalk, thence

(4) 17.71 feet along the arc of a curve to the right, having a radius of 25.00 feet and a chord bearing and distance of North 63 degrees 09 minutes 20 seconds East 17.34 feet to a cross cut made in the concrete sidewalk; thence

(5) North 13 degrees 28 minutes 30 seconds East 1.58 feet to a cross cut made in the concrete sidewalk said point being on the southerly line of Queensbury Road (50' R/W), thence with said southerly line of Queensbury Road

(6) South 76 degrees 31 minutes 30 seconds East 132.00 feet to an iron pipe found at the northeast corner of parcel one as recorded in Liber No. 7118, Folio 260, previously mentioned; thence

(7) South 10 degrees 00 minutes 00 seconds West 200.50 feet to the point of beginning.

Being the same property conveyed to Gulf Oil Company, now known as Chevron USA Inc., the Grantor herein, by virtue of the following:

(1) Rear 50' of Lot 3, Block 39 (Tax I.D. #19-26 551-01-005) and Part of Lots 1 & 2, Block 39 (Tax I.D. # 19-26551-00-001) was conveyed to the grantor herein by virtue of a Deed dated September 26, 1988 and recorded in Liber No. 7118, Folio 260.

(2) Part of lots 1 & 2, Block 39, now known as part of Lot 16, Bock 39 Section One Riverdale Park (Tax I.D. # 19-27226-01-006) was conveyed to the grantor herein by virtue of a Deed dated February 27, 1957 and recorded in Liber No. 2081, Folio 283.

(3) Remaining portion of Lot 16, Block 39 Section One Riverdale Park (Tax I.D. # 19-27226-01-006 same as above) was conveyed to the grantor herein by virtue of {1) Deed dated December 12, 1955 and recorded in Liber No. 1941, Folio 371; (2) Deed dated April 29, 1936 and recorded in Liber No. 444, Folio 484, and (3) Deed dated January 31, 1936 and recorded in Liber No. 775, Folio 43.

NTS # 08335713 - 55 # 27346

Parcel A-2, in the subdivision known as "East Pines, Parcel A-2, Section 5", as per Plat thereof recorded among the land records of Prince George's County, Maryland in Plat Book NLP 114 at plat 53; and being more particularly described as follows:

BEGINNING FOR THE SAME at an iron pipe set on the Southeasterly side of Riverdale Road, said pipe being at the P.R.C. of the Southerly fillet curve of Riverdale Road and 67th Avenue; running thence along said fillet curve, as now surveyed with bearings referred to the Washington Suburban Sanitary Commission, with a curve to the right having a radius of 21.48 feet for a distance of 32.21 feet subtended by a chord bearing North 89° 49' 16" East 29.28 feet to an iron pipe set; thence along the Southwesterly side of 67th Avenue 47° 13' 13" East 13.33 feet to an "x"-cut set; thence with a curve to the right having a radius of 277.22 feet for a distance of 220.41 feet subtended by a chord bearing South 24° 26' 35" East 214.65 feet to an iron pipe set at the division line between Parcel A and Parcel B as shown on the "Eastpines" Section 5 subdivision plat recorded among the Land Records of Prince George's County in Plat Book 14 Folio 96; thence along said division line South 88° 20' 00" West 41.00 feet to an iron pipe set; thence South 51° 27' 40" West 47.76 feet to a PK set; thence North 37° 28' 48" West 214.30 feet to an "x"-cut set along the Southeasterly side of Riverdale Road; thence along the Southeasterly side of Riverdale Road with a curve to the left having a radius of 704.04 feet for a distance of 104.00 feet subtended by a chord bearing North 51° 05' 40" East 103.91 feet to the Point of Beginning.

Containing in all 27,179 square feet or 0.624 acres more or less.

AS-SURVEYED LEGAL DESCRIPTION:

Parcel A-2, in the subdivision known as "East Pines, Parcel A-2, Section 5", as per Plat thereof recorded among the land records of Prince George's County, Maryland in Plat Book NLP 114 at plat 53.

Beginning at a 1" Pipe at the Northeast of the property described as Parcel A-2, recorded in Plat Book NLP 114, plat 53, said point also on the Southern Right of Way of 67th Avenue; thence South 47°13'13" East 13.33 feet to a point; thence along a curve to the right with a radius of 277.22 feet and a chord bearing South 24°26'35" East 214.65 feet to a point; thence South 88°20'00" West 41.00 feet to a point; thence South 51°27'40" West 47.76 feet to a point; thence North 37°28'48" West 214.30 feet to a point; thence along a curve to the left with a radius of 704.04 feet and a chord bearing North 51°05'40" East 103.91 feet to a point; thence along a curve to the right with a radius of 21.48 feet and a chord bearing North 89°49'16" East 29.28 feet to the TRUE POINT OF BEGINNING.

Containing 27,180 square feet or 0.6240 acres of land, more or less.

NTS # 08335712 - SS# 27196

Being all of Parcel B, as shown on a Plat of Subdivision entitled "Parcels B & C, Silver Hill Plaza," and recorded among the land records of Prince George's County, Maryland in Plat Book WWW 85, at Plat 12, and being more particularly described, as follows:

BEGINNING at the end of the South 01 degrees 28 minutes 37 seconds West 61.67 foot line as shown on the aforesaid plat, said point lying 60 feet from Station 9 + 50 of the base line of Silver Hill Road, as shown on State Roads Commission Right of Way Plat No. 19818; thence running with the Northwesterly right of way line of Silver Hill Road,

1.  139.88 feet along the arc of a curve to the right having a radius of 3412.47 feet and a chord bearing South 39 degrees 05 minutes 52.5 seconds West 139.87 feet to a point; thence continuing between the Parcel C so designated in the above mentioned Plat of Subdivision, and the herein described Parcel, the following courses and distances,

2. North 48 degrees 32 minutes 35 seconds West 153.61 feet to a point; thence,

3. North 41 degrees 27 minutes 25 seconds East 150.00 feet to a point; thence,

4. North 48 degrees 32 minutes 35 seconds West 50. feet to a point; thence,

5. North 41 degrees 27 minutes 25 seconds East 27.51 feet to a point; thence running with the Southeasterly right of way line of Marlboro Pike, 54 feet from the base line of right of way shown on State Roads Commission Right of Way Plats Nos. 24376 and 24377.

6. South 51 degrees 58 minutes 35 seconds East 158.53 feet to a point; thence running with the transition lien to Silver Hill Road,

7. South 01 degrees 28 minutes 37 seconds West 61.67 feet to the point of beginning.

Containing 28,283 square feet or 0.6493 of an acre of land.

Being the same property described as follows:

AS-SURVEYED LEGAL DESCRIPTION:

Being all of Parcel B, as shown on a Plat of Subdivision entitled "Parcels B & C, Silver Hill Plaza," and recorded among the land records of Prince George's County, Maryland in Plat Book WWW 85, at Plat 12.

Beginning at the Southernmost corner of Parcel B, as recorded in Plat Book WWW 85, at Plat 12, thence North 48°32'35" West 153.61 feet to a point; thence North 41°27'25" East 150.00 feet to a point; thence North 48°32'35" West 50.00 feet to a point; thence North 41°27'25" East 27.51 feet to a point; thence South 51°58'35" East 158.53 feet to a point; thence South 01°28'37" West 61.67 feet to a point; thence along a curve to the right with a radius of 3412.47 feet and a chord bearing South

39°05'52" West 139.87 feet to the TRUE POINT OF BEGINNING.

Containing 28,281 square feet or 0.6493 acres of land, more or less.

NTS # 08335710 - SS # 26661

Being part of Parcel "A", Barnabas Road Partnership addition to Kerr's Subdivision, 12th Election District, Prince George's County, Maryland.

Beginning at a point on the southeasterly right of way line of St. Barnabas Road, Maryland State Route #414, as shown on the subdivision plat for Parcels A & B, Barnabas Road Partnership Addition to Kerr's Subdivision, as recorded among the land records of Prince George's County, Maryland in plat book 71, plat 79, said point being at base line station 111 + 78 of said State Route #414 as shown on SRC right of way plats #8077 & #8078, said point also being the westerly corner of Parcel "A" of said subdivision and online of land now or formerly of

George F. Perkins; thence along the said southeasterly right of way line of St. Barnabas Road N 39° 48' 54" E a distance of 213.38 feet to a point; thence through said Parcel "A" the following two (2) courses and distances: S 54° 41' 20" E a distance of 211.97 feet to a point; thence N 35° 18' 40" E a distance of 25.00 feet to the dividing line of Parcels "A" & "B"; thence along said dividing line S 54° 41' 20" E a distance of 121.59 feet to the easterly corner of said Parcel "A"; thence along line of land of the aforesaid George F. Perkins, the following two (2) courses and distances: S 27° 23' 00" W a distance of 240.00 feet to a point; thence N 54° 41' 20" W a distance of 383.41 feet to the point of beginning. Containing 1.8297 acres of land more or less.

NTS # 08335709 - SS # 26549

BEGINNING for the same at an iron bar on the southernmost right of way line of Maryland Route No. 198 as shown on State Roads Commission of Maryland Plat No. 14299 said point of beginning also being at the end of the Fourth (Last) or North 01° 05' 00" West 463.55 feet line of that parcel of land which by deed dated January 16, 1964 and recorded among the Land Records of Prince George's County, Maryland in Liber 2928 at Folio 430 was granted and conveyed by James G. Boss and Sylvan Friedman to Maurice W. Griffith, et al., and running thence binding along the southernmost right of way line of said Route No. 198 as shown on State Roads Commission of Maryland Plats Nos. 14299 and 35116 the three (3) following courses and distances, as now surveyed, via;

(1) 221.49 feet in an easterly direction by the arc of a curve to the right having a radius of 1,391.01 feet and a long chord bearing South 86° 53' 40" East 221.26 feet,

(2) South 73° 00' 58" East 48.32 feet to an iron bar, and

(3) South 75° 46' 06" East 47.73 feet to an iron bar at the beginning of the right of way line of Through Highway said point being at the beginning of a fillet leading into the Relocated Contee Road, thence binding along said fillet being along said right of way line Through Highway as shown on the abovementioned Plat No. 35116 as now surveyed.

South 40° 54' 29" East 38.92 feet to an iron bar on the westernmost right of way line of said Relocated Contee Road, thence binding along said westernmost right of way line being along said right of way line of Through Highway as shown on State Roads Commission of Maryland Plats Nos. 35116 and 35115, as now surveyed

South 08° 57' 52" West 135.00 feet to an iron bar at the beginning of a fillet leading in Relocated Maryland No. 198, thence binding along said fillet being along said right of way of Through Highway as shown on said Plat No. 35115

South 51° 10' 48" West 85.85 feet to an iron bar on the northernmost right of way line of said Relocated Maryland Route No. 198, thence binding along said northernmost right of way line being along said right of way line of Through Highway as shown on State Roads Commission of Maryland Plat No. 35114 as now surveyed 216.20 feet in a westerly direction by the arc of a curve to the left having a radius of 2,999.79 feet and a long chord bearing South 85° 38' 51" West 216.16 feet to an iron bar on the abovementioned Fourth (Last) line, thence binding along part of said Fourth line of the end thereof as now surveyed

North 07° 27' 13" West 273.14 feet to the point of beginning, containing 1.717 acres of land more or less.

LESS AND EXCEPT that portion conveyed in Deed Book 5070 at Page 195.

NTS # 08335706 - SS # 26150

BEGINNING FOR THE SAME at an iron pipe heretofore set on the westerly right-of-way line of Kent Village Drive (formerly known as 76th street) a 60-foot wide right-of-way heretofore laid out and shown on and dedicated to public use by a Plat entitled, "Parcel 'A' and Street Dedication, Kentwood", as recorded among the Land Records of Prince George's County in Plat Book WWW 17, Plat 36. Said point of beginning also being the beginning of that tract or parcel of land described in a

Lease Agreement dated May 19, 1950 by and between Kentland, Inc. and Esso Standard Oil Company (now Exxon Corporation) and recorded among the Land Records of Prince George's County in Liber WWW 1253, Folio 161. Thence from the point of beginning and binding on the outlines of the aforesaid lease and on the westerly right-of-way line of Kent Village Drive.

1) North 10 degrees 29 minutes 40 seconds West 145.00 feet to a P.K. Nail heretofore set at a point of curvature of an intersection fillet curve connecting Kent Village Drive and Maryland Route 202, Landover Road as shown on a Plat entitled "Parcel 'A', Kentland", as recorded in Plat Book WWW 17, Plat 73 and as shown on State Highway Administration Plat No. 33019. Thence binding thereon

2) by a fillet curve to the left in a northwesterly direction of radius 20.00 feet an arc distance of 31.42 feet and subtended by a chord North 55 degrees 29 minutes 40 seconds West, 28.28 feet to an iron pipe found at a point of tangency

3) South 79 degrees 30 minutes 20 seconds West 120.00 feet to a 'X'-cut heretofore set. Thence leaving Maryland Route 202, continuing to bind on the outlines of the aforesaid Lease Agreement and running through and across Parcel 'A' as shown on the aforesaid Plat entitled, Parcel 'A', Kentland", as recorded in Plat Book 17, Plat 73, two courses

4) South 10 degrees 29 minutes 40 seconds East 165.00 feet to a rebar now set

5) North 79 degrees 30 minutes 20 seconds East 140.00 feet to the point of beginning hereof.

Containing 23,014 square feet (0.5283 acre) of land, more of less.

NTS # 08335704 - SS # 26045

0.994 acre parcel of land surveyed for Exxon Company, U.S.A., located on Campus Way South at Maryland Route 202, 10th District, Prince George's County, Maryland.

BEGINNING for the same at an iron pipe heretofore set at the beginning of that tract or parcel of land conveyed by Central Avenue Associates Limited Partnership to Commercial Equities, Inc., by a deed dated February 24, 1986, as recorded among the land records of Prince George's County in Liber 6279, Folio 200. Said point of beginning lying on the northwesterly right-of-way line of Campus Way South, a 120 foot wide right-of-way, heretofore laid out as shown on a plat entitled "Parcels B, C, and D, Northhampton", as recorded among the aforesaid land records in Plat Book WWW 72, Folio 52. Thence from the point of beginning and binding on the northwesterly right-of-way line of Campus Way South (bearings herein being referred to the Maryland State Plans Coordinate System);

1) South 400 32' 31" West 198.05 feet to a point of curvature.

2)  By a curve to the right in a southwesterly direction of radius 560.00 feet, an arc distance of 128.20 feet, and subtended by a chord, south 47° 06' 00" West 127.92 feet to a point on the northeasterly side of a proposed 60 foot wide right-of-way. Thence running for new lines of division through and across the land of Commercial Equities, Inc., and on the aforesaid right-of-way line;

3) By a fillet curve to the right in a northwesterly direction of radius 30.00 feet, an arc distance of 53.56 feet and subtended by a chord North 75° 11' 50" West 46.72 feet to a point of tangency. Thence continuing to bind on said right-of-way;

4) North 24° 03' 09" West 126.32 feet and intersecting the 6th line of the aforesaid conveyance unto Commercial Equities, Inc., Thence binding on a part of the 6th line and on the division line between the herein described parcel and that tract or parcel of land conveyed to Leo J. Leonnig, et al, to H&A Construction Company Inc., by deed dated November 14, 1986, as recorded among the Land Records of Prince George's County in Liber 6480, Folio 600;

5) North 57° 48' 21" East 329.63 feet to a point on the southwesterly right-of-way line of Maryland Route 202. Thence leaving the land of H&A Construction Co., Inc., and binding on said right-of-way line of Maryland Route 202;

6) By a curve to the left in a southeasterly direction of radius 5829.58 feet an arc distance of 47.13 feet and subtended by a chord South 51° 12' 06" East 47.13 feet to a point;

7) South 050 27' 24" East 35.97 feet to the point of beginning hereof.

CONTAINING 0.994 acres (43,305 square feet) of land, more or less.

NTS # 08335697 - SS # 25547

BEGINNING for the same at the point of intersection of the easterly line of the Baltimore-Washington Boulevard, 60 feet wide, with the Northerly line of Sunnyside Avenue, 60 feet wide, said point being the beginning of said conveyance; thence in the meridian of the Washington Suburban Sanitary Commission, with said Northerly line, being a part of the first line of said conveyance as resurveyed (1) South 65 degrees 02 minutes 30 seconds East 183.95 feet; thence leaving said line and crossing said conveyance (2) North 48 degrees 16 minutes 10 seconds East 132.22 feet to intersect the seventh line thereof; thence with the remainder of said seventh line and with the eighth or last line of said conveyance as resurveyed (3) North 55 degrees 27 minutes 40 seconds West 173.91 feet to intersect the aforesaid Easterly line of said Boulevard; thence with said line (4) South 48 degrees 16 minutes 10 seconds West 163.74 feet to the place of beginning. Containing 25,000 square feet of land, more or less.

The hereinabove described parcel of land being all of Parcel B and all of that land immediately adjacent thereto marked "Area of Dedication", containing a total of 25,000 square feet of land as shown on a Plat entitled "Plat of Correction, Parcel B, Sunnyside", which said Plat is recorded among the Land Records of Prince George's County in Plat Book W.W.W. No. 62 folio 60.

NTS # 08335696 - 55 # 25493

BEGINNING for the same at an iron pipe set at an iron pipe set at the southerly end of curve No. 2 on the westerly right of way line of Fifty-Seventh Avenue (100 feet wide) as shown on a plat entitled "Parcel A, Gateway Center" recorded among the aforementioned Land Records in Plat Book W.W.W. No. 40 as Plat No. 11; and running thence with said westerly right of way line (1) South 20 degrees 33 minutes 00 seconds West 106.15 feet to an iron pipe set at the beginning of a curve to the right having a radius of 30.00 feet; thence (2) 32.66 feet along the arc of said curve, having a chord bearing and length of South 51 degrees 44 minutes 30 seconds West 31.07 feet to an iron pipe set at a point on the future northerly right of way line of

Annapolis Road, Maryland No. 450 (100 feet wide) said point being 60 feet from the center line of said road as shown on the Maryland State Roads Commission Right of Way Plat No. 27414; thence running with said future northerly right of way line and parallel to said center line (3) South 82 degrees 56 minutes 00 seconds West 170.14 feet; running into and across the former Blenheim Place (now abandoned) to an iron pipe set at a point on the former center line thereof; thence running with the said former center line (4) North 06 degrees 58 minutes 00 seconds West 135.99 feet to an iron pipe set thereon; thence leaving said former center line and running across said Blenheim Place (now abandoned) and across parts of Lots 2, 14 and 13, of aforesaid Block E-2 (5) North 83 degrees 02 minutes 00 seconds East 258.72 feet to an iron pipe set on the aforementioned westerly right of way line of Fifty-seventh Avenue; thence running with said line along the arc of a curve to the right having a radius of 1984.89 feet (6) 28.54 feet along the arc of said curve having a chord bearing and length of South 20 degrees 08 minutes 17 seconds West 28.54 feet to the place of beginning. Containing a computed area of 30,312 square feet of land, more or less.

Being and intended to convey all that lot or parcel of land being known and designated as Parcel A, Block E-2, on the Plat entitled "Parcel A, Block E-2, Section One, Blenheim" which Plat is recorded among the Plat Records of Prince George's County in Liber W.W.W. No. 60, folio 68, recorded July 11, 1966.

NTS # 08335691 - SS # 25416

Beginning for the same at an iron pipe set in the third line of Liber 2479 at folio 631, north 53 degrees 06 minutes 30 seconds east 15 feet from the end of said third line, said pipe being on the northeast side of Cherry Hill Road as widened by virtue of the dedication shown on said plat recorded in Plat Book WWW 42 at Plat 39, thence running with said side of Cherry Hill Road as widened, (1) north 36 degrees 53 minutes 30 seconds west 150.00 feet to a pipe set, thence leaving Cherry Hill Road and running across the land of the grantor herein, the following two courses and distances (2) north 53 degrees 06 minutes 30 seconds east 200.80 feet to a pipe set and (3) south 36 degrees 53 minutes 30 seconds east 86.65 feet to a pipe found at the end of the first line of Liber 2479 at folio 631, thence running with the second and part of the third lines thereof, (4) south 36 degrees 53 minutes 30 seconds east 63.35 feet to a pipe and (5) south 53 degrees 06 minutes 30 seconds west 200.80 feet to the beginning of the parcel herein conveyed. Containing 30,120 square feet of land, more or less.

Also shown as Parcel A, Timberlake Property as shown on Plat recorded in Plat Book 42 at Plat 39.

Together with any and all rights of ingress and egress over the area shown on recorded plat recorded in Plat Book 42 at Page 39 this is dedicated to public use.

NTS # 08335688 - SS # 25395

All that parcel of ground situate in Prince George's County, in the State of Maryland, being known as Lot 64, Block P, Seabrook, per plat recorded in Plat Book 43, Page 73, among the land records of Prince George's County, Maryland.

AS-SURVEYED LEGAL DESCRIPTION:

All that parcel of ground situate in Prince George's County, in the State of Maryland, being known as Lot 64, Block P, Seabrook, per plat recorded in Plat Book 43, page 73, among the land records of Prince George's County, Maryland.

Beginning at a cap pin at the West corner of land known as Lot 64 Block P, Seabrook, recorded in Plat Book 43, page 73, thence North 67°32'44" East 156.34 feet to a point; thence North 03°25'16" East 4.22 feet to a point; thence North 56°12'15" East 15.21 feet to a point; thence South 33°47'45" East 152.45 feet to a point; thence South 56°19'30" West 170.50 feet to a point; thence along a curve to the right with a radius of 30.00 feet and a chord bearing North 73°03'23" West 46.37 feet to a point; thence North 22°27'16" West 146.43 feet to the TRUE POINT OF BEGINNING.

Containing 30,811 square feet or 0.7073 acres of land, more or less.

NTS # 08335686 - SS # 25380

Lot 42, containing 25,307 square feet, Block C, Addison Heights, as shown on Plat recorded in Plat Book NLP-139 at Plat 85, among the Land Records of Prince George's County, Maryland.

AND BEING a portion of the property recorded in Deed Book 2429 at Page 158 and a portion recorded in Deed Book 5533 at Page 316.

AS-SURVEYED LEGAL DESCRIPTION:

Being Lot 42, containing 25,307 square feet. Block C, Addison Heights, as shown on Plat recorded in Plat Book NLP-139 at Plat 85, among the Land Records of Prince George's County, Maryland.

Beginning at a post at the intersection of the Eastern Right of Way line of Addison Road and the Southern Right of Way line of a 20' alley described in Plat Book WWW 21, plat 75, thence North 80°46'20" East 111.73 feet to a point; thence North 10°36'40" West 4.11 feet to a point; thence North 78°26'00" East 99.20 feet to a point; thence South 10°29'55" East 127.50 feet to a point; thence South 81°30'19" West 183.58 feet to a point; thence along a curve to the right with a radius of 50.00 feet and a chord bearing North 42°08'40" West 52.81 feet to a point; thence North 10°15'54" West 72.64 feet to the TRUE POINT OF BEGINNING.

Containing 25,174 square feet or 0.5779 acres of land, more or less.

NTS # 08335680 - SS # 25343

ALL THAT PARCEL SITUATE IN SPAULDINGS ELECTION DISTRICT OF PRINCE GEORGE'S COUNTY, IN THE STATE OF MARYLAND, AT THE NORTHWESTERLY CORNER OF BRANCH AVENUE AND CURTIS DRIVE, BEING A PART OF BLOCK 14, HILLCREST GARDENS AS PER PLAT RECORDED AMONG THE LAND RECORDS OF PRINCE GEORGE'S COUNTY, MARYLAND IN PLAT BOOK W.W.W. NO. 20, PLAT NO. 65 AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHWESTERLY LINE OF BRANCH AVENUE, SAID POINT BEING NORTH 31 DEGREES 13 MINUTES 10 SECONDS WEST 143.50 FEET FROM THE NORTHERLY POINT OF CURVATURE OF CURVE NO. 1 AS SHOWN ON THE AFORESAID PLAT OF HILLCREST GARDENS; THENCE WITH SAID SOUTHWESTERLY LINE OF BRANCH AVENUE (1) SOUTH 31 DEGREES 13 MINUTES 10 SECONDS EAST 130.00 FEET TO THE NORTHWESTERLY SIDE OF CURTIS DRIVE AS NOW WIDENED; THENCE LEAVING SAID SOUTHWESTERLY LINE OF BRANCH AVENUE AND RUNNING ALONG WIDENED CURTIS DRIVE AND THE ARC OF A CURVE DEFLECTING TO THE RIGHT, SAID CURVE HAVING A RADIUS OF 20.00 FEET AND A LONG CHORD BEARING AND DISTANCE OF SOUTH 13 DEGREES 46 MINUTES 50 SECONDS WEST 28.28 FEET; (2) AN ARC DISTANCE OF 31.42 FEET TO A POINT IN THE NEW NORTHWESTERLY LINE OF WIDENED CURTIS DRIVE; THENCE WITH SAID NEW LINE AND ALONG THE ARC OF A CURVE DEFLECTING TO THE LEFT; SAID CURVE HAVING A RADIUS OF 399.00 FEET AND A LONG CHORD BEARING AND DISTANCE OF SOUTH 48 DEGREES 23 MINUTES 25 SECONDS WEST 143.92 FEET; (3) AN ARC DISTANCE OF 144.71 FEET TO A POINT THENCE (4) SOUTH 38 DEGREES 00 MINUTES 00 SECONDS WEST 67.36 FEET TO A POINT; THENCE LEAVING SAID NEW LINE OF CURTIS DRIVE AND RUNNING ACROSS PART OF BLOCK 14, HILLCREST GARDENS; (5) NORTH 31 DEGREES 13 MINUTES 10 SECONDS WEST 150.00 FEET TO A POINT; THENCE (6) NORTH 46 DEGREES 15 MINUTES 50 SECONDS EAST 230.00 FEET TO THE PLACE OF BEGINNING, CONTAINING 31,593 SQUARE FEET OF LAND, AS SURVEYED BY BEN DYER ASSOCIATES, INC. IN NOVEMBER, 1957.

LESS AND EXCEPT THAT PORTION CONVEYED TO JACK COOPERSMITH AND ESTHER L. COOPERSMITH IN DEED BOOK 3115 AT PAGE 10.

NTS # 08335673 - SS # 24742

ALL THAT CERTAIN TRACT OR PARCEL OF LAND SITUATED IN ANNE ARUNDEL COUNTY, MARYLAND BEING KNOWN AND DESIGNATED AS LOT NUMBERED 3 AS SHOWN ON A CERTAIN PLAT ENTITLED "A COMMERCIAL SUBDIVISION OF RESIDUE PARCEL, PARKWAY CROSSING, INC. PREVIOUSLY RECORDED IN PLAT BOOK 106, PAGE 33", WHICH PLAT IS RECORDED AMONG THE LAND RECORDS OF ANNE ARUNDEL COUNTY, MARYLAND IN PLAT BOOK 140, PAGES 26 THROUGH 28, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING, at the Southeast corner of Lot 4 of the Parkway Crossing Commercial Subdivision recorded in plat 106 page 33 on the North right-of-way line of new Laurel Fort Meade Road Maryland Route 198 said point being an iron rod set

THENCE, North 16 degrees 27 minutes 01 seconds East, 176.20 Feet to a rod set

THENCE, North 82 degrees 31 minutes 12 seconds East, 212.02 Feet to a rod set

THENCE, with a curve to the right having a radius of 200.00 Feet, a delta of 23 degrees 53 minutes 52 seconds, an arc length of 83.42 Feet, a chord bearing of South 85 degrees 31 minutes and 52 seconds East and a chord length of 82.82 Feet to a rod set

THENCE, South 73 degrees 34 minutes 56 seconds East, 6.10 Feet to a rod set at the Northwest corner of Lot 2

THENCE, with and along the West line of Lot 2 South 16 degrees 25 minutes 04 seconds West, 260.35 Feet to a rod set on the Northern right-of-way line of New Laurel Fort Mead Road Maryland Route 198

THENCE, with and along said right-of-way North 73 degrees 34 minutes 17 seconds West, 85.18 feet to a rod set

THENCE, South 16 degrees 25 minutes 43 seconds West 20.18 Feet to a rod set on said right-of-way

THENCE, with a curve to the left having a radius of 3771.30 Feet, a delta of 01 degrees 25 minutes 38 seconds, an arc length of 93.94 feet, a chord length of 93.94 Feet and a chord bearing of North 72 degrees 50 minutes and 22 seconds East, to a rod set on said right-of-way

THENCE, North 73 degrees 32 minutes 59 seconds West, 101.95 Feet to the rod set at the beginning as shown by plat of survey dated January 6, 1993 by Charles H. Fleet and Associates, P.C.

AS-SURVEYED LEGAL DESCRIPTION:

ALL THAT CERTAIN TRACT OR PARCEL OF LAND SITUATED IN ANNE ARUNDEL COUNTY, MARYLAND BEING KNOWN AND DESIGNATED AS LOT NUMBERED 3 AS SHOWN ON A CERTAIN PLAT ENTITLED "A COMMERCIAL SUBDIVISION OF RESIDUE PARCEL, PARKWAY CROSSING, INC. PREVIOUSLY RECORDED IN PLAT BOOK 106, PAGE 33", WHICH PLAT IS RECORDED AMONG THE LAND RECORDS OF ANNE ARUNDEL COUNTY, MARYLAND IN PLAT BOOK 140, PAGES 26 THROUGH 28.

Beginning at a 1" Iron Pipe at the Southeast corner of Lot 3 shown on Plat Book 140, pages 26 through 28, said point being on the Northern Right of Way line of Fort Meade Road, thence North 73°34'17" West 85.18 feet to a point; thence South 16°25'43" West 20.18 feet to a point; thence along a curve to the left with a radius of 3771.30 feet and a chord bearing and distance North 72°50'22" West 93.94 feet to a point; thence North 73°32'59" West 101.95 feet to a point; thence North 16°27'01" East 176.20 feet to a point; thence North 82°31'12" East 212.02 feet to a point; thence along a curve to the right with a radius of 200.00 feet and a chord bearing and distance South 85°31'52" East 82.82 feet to a point; thence South 73°34'56" East 6.10 feet to a point; thence South 16°25'04" West 260.35 feet to the TRUE POINT OF BEGINNING.

Containing 64,799 square feet or 1.4876 acres of land, more or less.

NTS # 08335671 - SS # 24640

All that parcel of ground situate in Prince George's County, State of Maryland, being known and designated as Parcel E, as shown on the subdivision plat entitled "Parcel E, Ole Longfield," which said plat is recorded among the Land Records of Prince George's County in Plat Book NLP No. 95, folio 58, said Parcel E, being comprised of Parcel No. 1 and Parcel No. 2 as more particularly described in Deed dated July 25, 1977 and recorded among the aforesaid Land Records in Liber 4794, folio 508, from Mary A. Mitchell and Joseph H. Mitchell, and as described in Deed dated July 25, 1977, and recorded among the aforesaid Land Records in Liber 4794, folio 515.

AS-SURVEYED LEGAL DESCRIPTION:

All that parcel of ground situate in Prince George's County, State of Maryland, being known and designated as Parcel E, as shown on the subdivision plat entitled "Parcel E, Ole Longfield," which said plat is recorded among the Land Records of Prince George's County in Plat Book NLP No. 95, folio 58, said Parcel E, being comprised of Parcel No. 1 and Parcel No. 2 as more particularly described in Deed dated July 25, 1977 and recorded among the aforesaid Land Records in Liber 4794, folio 508, from Mary A. Mitchell and Joseph H. Mitchell, and as described in Deed dated July 25, 1977, and recorded among the foresaid Land Records in Liber 4794, folio 515.

Beginning at the Northern most corner of Parcel E, as recorded in Plat Book NLP 95, folio 58, thence South 44°22'30" East 124.66 feet to a point; thence along a curve to the right with a radius of 100.00 feet and a chord bearing South 39°32'09" East 16.87 to a point; thence along a curve to the right with a radius of 100.00 feet and a chord bearing South 16°18'54" East 63.07 feet to a point; thence South 02°04'00" West 166.47 feet to a point; thence South 08°24'13" West 21.78 feet to a point; thence North 44°35'47" West 167.89 feet to a point; thence South 34°32'02" West 25.46 feet to a point; thence North 44°35'47" West 161.60 feet to a point; thence North 45°30'00" East 195.32 feet to the TRUE POINT OF BEGINNING.

Containing 45,808 square feet or 1.0516 acres of land, more or less.

NTS # 08335670 -SS # 24617

0.5284 acres of land surveyed for ExxonMobil Oil Corporation located at 10815 Indian Head Highway, Silesia, 5th Election District, Prince George's County, Maryland.

BEGINNING for the same at a 1" pinched iron pipe found lying on the Westerly Right of Way Line of Maryland Route 210, Indian Head Highway, as shown on State Roads Commission of Maryland Plat Number 30397, at a computed station of 285+45.77 offset 113.35 feet right from the base line of Right of Way, said pipe also lying at the beginning of the first of South 69° 03' 20" West, 219.26 foot line of Parcel C described in a Deed dated November 25, 1964 by and between Oronco Corp. and Richard T. Ziegler and Manson Buchner, Trustees as recorded among the Land Records of Prince George's County, Maryland in Liber 3077, Folio 155, said point also bears coordinates referenced to Maryland State Plain Coordinate System of North 392,124.91 and East 1,314,504.49; thence running with the said Westerly Right of Way line of Maryland Route 210;

1) South 03°43'37" East, 107.78 feet to a point; at the end of eighth or North 64°33'50" E 175.4 foot line of a Deed dated June 28, 1945 between the United States of America and Franz Walzel, Jr. et al. as recorded among the Land Records of Prince George's County in Liber 777, Folio 400; said point also being distant westerly 115.0 feet at right angles from the base line of Right of Way located at Station 286+53.00 as shown on aforesaid State Roads Commission Plat; thence leaving the said Westerly Right of Way of Maryland Route 210, and running reversely with the eighth and part of the seventh lines respectively of the said Deed, the following two (2) courses and distances viz;

2) South 64°28'52" West, 175.05 feet to a 5/8" rebar with FWA 4 cap found; and

3) North 86°38'50" West, 29.75 feet to a 5/8" rebar with FWA 4 cap found; said rebar with cap being at the end of the sixth or South 12°58'50" East, 105.00 foot line of Parcel B, of the aforesaid Deed between Oronco Corp. and Richard T. Ziegler and Manson Buchner, Trustees; thence running reversely with the said sixth line,

4) North 13°07'19" West, 105.10 feet to a 1" pinched iron pipe found; said pipe lying at the end of the fifth or South 40°32'20" East, 551.03 foot line of Parcel B of the aforesaid Deed between Oronco Corp. and Richard T. Ziegler and Mason Buchner, Trustees, thence leaving the outline of said Parcel B, and running reversely with the first or South 69°03'20" West, 219.26 foot line of Parcel C of the aforesaid Deed between Oronco Corp. and Richard T. Ziegler and Manson Buchner, Trustees.

5) North 68°54'39" East, 219.21 feet to the Point of Beginning hereof.

Containing 0.5284 acres (23,016 square feet) of land, more or less.

NTS # 08335664 - SS # 23607

Beginning at a concrete monument with iron bar found in the Southwesterly right-of-way limits of Gorman Avenue (a right-of-way 50 foot in width), said point of beginning marking the point of intersection of said Southwesterly right-of-way limits with the division line between the lands of VLI Holding

Limited Partnership (Liber 9899, Folio 70), on the East and the lands of Fish of Laurel, Inc. (Liber 7111, Folio 685), on the West, thence with said Southwesterly right-of-way limits of Gorman Avenue, the following two courses and distances:

1. South 50 degrees-31 minutes-02 seconds East, 160.51 feet to a point, thence;

2. Continuing South 10 degrees-47 minutes-40 seconds East 47.86 feet to a point in the Northwesterly right-of-way limits of Washington Boulevard, US Rte. 1 (a variable width right-of-way), thence with said Northwesterly right-of-way limits:

3. South 40 degrees-12 minutes-05 seconds West 144.34 feet to a point, thence leaving said Northwesterly right-of-way limits and with the Southerly and Westerly boundary of the said lands of VLI HOLDING Limited Partnership, the following two courses and distances;

4. North 50 degrees-31 minutes-02 seconds West, 146.03 feet to an iron pipe with cap found, thence;

5. Continuing South 39 degrees-39 minutes-08 seconds West, 280.55 feet to a point in the Northerly boundary of the lands of Federal Realty Investment Trust (Liber 6397, Folio 450), thence with said Northerly boundary;

6. North 57 degrees-56 minutes-17 seconds West, 50.44 feet to a point in the Northeasterly boundary of the lands of Gorman Professional Building Condominium (Plat Book 107, Page 1), the lands of Allan L. Baggott and Margaret T. Baggott (Liber 14353, Folio 666), thence with said Northeasterly boundary of the Gorman Professional Building Condominium and the Northeasterly boundary of the lands of Kwok Shing Chung and Sau Lin Chung (Liber 6875, Folio 201) and the lands of Fish of Laurel, Inc. (Liber 7111, Folio 685);

7. North 39 degrees-39 minutes-08 seconds East, 462.07 feet to the place of beginning.

Containing 48,056 square feet, more or less.

NTS # 08335662 - SS # 23076

Property 1:

10739 Square Foot Parcel of Land, surveyed for Exxon Corporation, located at 6725 Riggs Road, Seventeenth (Chillum) Elections District, Prince George's County Maryland.

BEGINNING FOR THE SAME at a point on the westerly right of way line of Maryland Route 410, East-West Highway as shown on State Highway Administration Plat No. 15704 and on State Highway Administration Plat No. 26248 where said right of way line is intersected by the first course of that tract or parcel of land conveyed by James H. Carpenter and Margaret P. Carpenter to James H. Carpenter and Margaret P. Carpenter, Trustees by a Deed dated December 19, 1991 and recorded among the Land Records of Prince George's County in Liber NLP No. 8344, folio 001. Said point of beginning bears coordinates referenced to the Washington Suburban Sanitary Commission Datum of North 29865.5461 and East 8443.7757. Thence from the point of beginning, leaving East-West Highway binding on a part of the first course of the last mentioned conveyance and on the outlines of the said State Highway Administration Plat No. 26248 as now surveyed

1)  by a curve to the left in a southwesterly direction of radius 899.81 feet an arc distance of 125.20 feet and subtended by a chord South 52 degrees 00 minutes 37 seconds West 125.10 feet. Thence leaving the outline of the State Highway Administration Plat No. 26248 and binding on the second course of the conveyance by Carpenter and on the third course of that tract or parcel of land conveyed by Enrique Baez and Marta Baez to Exxon Corporation by a Deed dated October 24, 1985 and recorded among the Land Records of Prince George's County in Liber NLP No. 6203, folio 252.

2)  South 41 degrees 58 minutes 36 seconds East 81.48 feet to the end of said courses. Thence leaving the conveyance unto Exxon Corporation, binding on the third courses of the conveyance unto Carpenter and binding on the outlines of Lot 8 as shown on a Plat entitled "Lots 8, 9 & Outlot, Block 2, A Resubdivision of Lot 6, Green Meadows", as recorded among the Land Records of Prince George's County in Plat Book WWW 33, Plat 86,

3) North 56 degrees 18 minutes 04 seconds East 117.80 feet to intersect the westerly right of way line of East-West Highway as aforesaid. Thence binding thereon

4) North 33 degrees 41 minutes 56 seconds West 80.71 feet to an 'X' cut heretofore set,

5) South 59 degrees 22 minutes 04 seconds West 4.83 feet

6) North 30 degrees 37 minutes 56 seconds West 3.01 feet to a point of curvature by a tangent curve to the left in a northwesterly direction of radius 41.00 feet an arc distance of 6.03 feet and subtended by a chord North 34 degrees 50 minutes 35 seconds West 6.02 feet to the point of beginning hereof.

CONTAINING 10739 square feet (0.2465 acre) of land, more or less.

TOGETHER WITH AND SUBJECT TO two easements for ingress and egress as set forth in Deed recorded in Liber WWW No. 1496, folio 152.

AND

Property 2:

2848 Square Foot Parcel of Land, survey for Exxon Corporation, located at 6725 Riggs Road, Seventeenth (Chillum) Election District, Prince George's County, Maryland.

BEGINNING FOR THE SAME at an 'X' cut heretofore set at the northernmost Lorne r of Lot 9 as shown on a Plat entitled "Lots 8, 9 and Outlot, Block 2, Green Meadows" as recorded among the Land Records of Prince George's County in Plat Book WWW 33, Plat 86 and at the easternmost corner of Parcel 'B' as shown on the Plat entitled "Parcel '8' Exxon Company, U.S.A." recorded among the aforesaid Land Records in Plat Book NLP No. 125, folio 62. Said point of beginning lies on the westerly right of way line of Maryland Route 410, East-West Highway as shown on the State Highway Administration Plats No. 15704 and 15705 and bears coordinates referenced to the Washington Suburban Sanitary Commission Datum of North 29776.1061 and East 8509.1706. Thence from a point of beginning, leaving East-West Highway and binding on the outline of Lot 9 and on the outline of Parcel 'B' as shown on the aforesaid Plats, as now surveyed,

1)  South 56 degrees 18 minutes 04 seconds West 120.00 feet. Thence leaving Lot 9, crossing Lot 8 as shown on the Plat recorded in Plat Book WWW 33, Plat 86 and binding reversely on the third course of that tract or parcel of land conveyed by James H. Carpenter and Margaret P. Carpenter to N. S. Dhillon by a Deed dated August 6, 1986 and recorded among the land records of Prince George's County, Maryland in Liber NLP No. 6397, folio 277.

2)  South 57 degrees 40 minutes 54 seconds West 37.26 feet. Thence leaving the conveyance unto Dhillon, binding on the outlines of the aforesaid Lot 8 and binding reversely on the fourth course of that tract or parcel of land conveyed by Enrique Baez and Marta Baez to Exxon Corporation by a Deed dated October 24, 1985 and recorded among the Land Records of Prince George's County in Liber NLP No. 6203, folio 252

3) North 29 degrees 38 minutes 44 seconds East 44.14 feet to the beginning of the third course of that tract or parcel of land conveyed by James H. Carpenter and Margaret P. Carpenter to James H. Carpenter and Margaret P. Carpenter, Trustees by a Deed dated December 19, 1991 and recorded among the aforesaid land records in Liber NLP No. 8344, folio 001. Thence leaving the conveyance unto Exxon and binding on said third course

4) North 56 degrees 18 minutes 04 seconds East 117.80 feet to intersect the westerly right of way line of East-West Highway as aforesaid. Thence binding thereon

5) South 33 degrees 41 minutes 56 seconds East 20.70 feet to the point of beginning thereof.

CONTAINING 2848 square feet (0.0654 acre) of land, more or less.

TOGETHER WITH AND SUBJECT TO two easements for ingress and egress as set forth in Deed recorded in Liber WWW No. 1496, folio 152.

AND

Property 3:

3853 Square Foot Parcel of Land, Surveyed for Exxon Corporation, located at 6725 Riggs Road, Seventeenth (Chillum) Election District, Prince George's County, Maryland

BEGINNING FOR THE SAME at a point on the westerly right of way line of Maryland Route 410, East-West Highway as shown on State Highway Administration Plat No. 15704 and on State Highway Administration Plat No. 26248 where said right of way line is intersected by the first course of that tract or parcel of land conveyed by James H. Carpenter and Margaret P. Carpenter to James H. Carpenter and Margaret P. Carpenter, Trustees by a Deed dated December 19, 1991 and recorded among the Land Records of Prince George's County in Liber NLP No. 8344, folio 001. Said point of beginning bears coordinates referenced to the Washington Suburban Sanitary Commission Datum of North 29865.5461 and East 8443.7757. Thence from the point of beginning, leaving East-West Highway binding on part of the first course of the last mentioned conveyance and on the outlines of the said State Highway Administration Plat No. 26248 as now surveyed.

1) by a curve to the left in a southwesterly direction of radius 899.81 feet an arc distance of 125.20 feet and subtended by a chord South 52 degrees 00 minutes 37 seconds West 125.10 feet. Thence leaving the conveyance by Carpenter recorded in Liber NLP No. 8344, folio 001.

2) North 41 degrees 58 minutes 36 seconds West 21.78 feet to intersect the southeasterly right of way line of Riggs Road as shown on State Highway Administration Plat No. 26248. Thence binding thereon

3) North 37 degrees 03 minutes 24 seconds East 42.52 feet

4) North 40 degrees 59 minutes 24 seconds East 31.24 feet

5) North 43 degrees 52 minutes 24 seconds fast 8.16 feet to a point of curvature

6) by a tangent curve to the right in an easterly direction of radius 41.00 feet an arc distance of 69.46 feet and subtended by a chord South 87 degrees 35 minutes 25 seconds East 61.45 feet to the point of beginning hereof.

CONTAINING 3853 Square feet (0.0885 acre) of land more or less.

AND BEING recorded in Deed Book 9911 at Page 179.

AND

Property 4:

Being part of Parcel lettered "A" in Block numbered Two (2) as shown on plat of subdivision entitled "GREEN MEADOWS", and recorded among the Land Records of Prince George's County, Maryland in Plat Book 8 at plat 33.

AND BEING recorded in Deed Book 6203 at Page 254.

AS-SURVEYED LEGAL DESCRIPTION:

BEGINNING FOR THE SAME at an "X" cut heretofore set at the northernmost Corner of Lot 9 as shown on a Plat entitled "Lots 8, 9 and Outlot, Block 2, Green Meadows" as recorded among the Land Records of Prince

George's County in Plat WWW 33, Plat 8 6 and at the easternmost corner of Parcel `B' as shown on the Plat entitled "Parcel `B' Exxon Company, U.S.A. recorded among the aforesaid Land Records in Plat Book NLP No. 125,folio 62. Said point of beginning lies on the westerly right of way line of Maryland Route 410, East-West Highway as shown on the State Highway Administration Plats No. 15704 and 15705 and bears coordinates referenced to the Washington Suburban Sanitary Commission Datum of North 39776.1061 and fast 8509.1706. Thence from a point of beginning, leaving East-West Highway and binding on the outline of Lot 9 and on the outline of Parcel `B' as shown on the aforesaid Plats, as now surveyed,

South 56°18'04" West 120.00 feet to a point; thence South 57°40'54" West 37.26 feet to a point; thence South 46°30'25" West 79.92 feet to a point; thence along a curve to the left with a radius of 434.66 feet and a chord bearing North 38°29'42" West 74.90 feet to a point; thence North 43°29'39" West 5.00 feet to a point; thence along a curve to the right with a radius of 15.00 and a chord bearing and distance North 01°30'24" East 23.56 to a point; thence North 43°29'35" West 5.40 feet to a point; thence North 37°39'22" East 104.46 feet to a point; thence North 37°03'24" East 42.52 feet to a point; thence North 40°59'24" East 31.24 feet to a point; thence North 43°52'24" East 8.16 feet to a point; thence along a curve to the right with a radius of 41.00 feet and a chord bearing and distance of South 87°35'25" East 61.45 feet to a point; thence along a curve to the right with a radius of 41.00 feet and a chord bearing and distance of South 34°50'35" East 6.02 feet to a point; thence South 30°37'56" East 3.01 feet to a point; thence North 59°22'04" East 4.83 feet to a point; thence South 33°41'56" East 101.41 feet to the TRUE POINT OF BEGINNING.

Containing 29,687 square feet or 0.6815 acres of land, more or less.

ALSO KNOWN AND DESCRIBED AS FOLLOWS:

BEGINNING FOR THE SAME at an "X" cut heretofore set at the northernmost Corner of Lot 9 as shown on a Plat entitled "Lots 8, 9 and Outlot, Block 2, Green Meadows" as recorded among the Land Records of Prince George's County in Plat WWW 33, Plat 8 6 and at the easternmost corner of Parcel `B' as shown on the Plat entitled "Parcel `B' Exxon Company, U.S.A. recorded among the aforesaid Land Records in Plat Book NLP No. 125,folio 62. Said point of beginning lies on the westerly right of way line of Maryland Route 410, East-West Highway as shown on the State Highway Administration Plats No. 15704 and 15705 and bears coordinates referenced to the Washington Suburban Sanitary Commission Datum of North 39776.1061 and East 8509.1706. Thence from a point of beginning, leaving East-West Highway and binding on the outline of Lot 9 and on the outline of Parcel `B' as shown on the aforesaid Plats, as now surveyed,

South 56°18'04" West 120.00 feet to a point; thence South 57°40'54" West 37.26 feet to a point; thence South 46°30'25" West 79.92 feet to a point; thence along a curve to the left with a radius of 434.66 feet and a chord bearing North 38°29'42" West 74.90 feet to a point; thence North 43°29'39" West 5.00 feet to a point; thence along a curve to the right with a radius of 15.00 and a chord bearing and distance North 01°30'24" East 23.56 to a point; thence North 43°29'35" West 5.40 feet to a point; thence North 37°39'22" East 104.46 feet to a point; thence North 37°03'24" East 42.52 feet to a point; thence North 40°59'24" East 31.24 feet to a point; thence North 43°52'24" East 8.16 feet to a point; thence along a curve to the right with a radius of 41.00 feet and a chord bearing and distance of South 87°35'25" East 61.45 feet to a point; thence along a curve to the right with a radius of 41.00 feet and a chord bearing and distance of South 34°50'35" East 6.02 feet to a point; thence South 30°37'56" East 3.01 feet to a point; thence North 59°22'04" East 4.83 feet to a point; thence South 33°41'56" East 101.41 feet to the TRUE POINT OF BEGINNING.

Containing 29,687 square feet or 0.6815 acres of land, more or less.

NTS # 08335658 - SS # 22530

PARCEL I:

BEGINNING for the same at a pin and cap heretofore set on the southeasterly right-of-way line of U.S. Route 1, Baltimore Avenue at the westernmost corner of Parcel "A" as shown on a Plat entitled "Plat of Correction for Parcel "A", Keith G. Gosman's Addition to Beltsville" as recorded among the Land Records of Prince George's County in Plat Book NLP 105, Plat 31. Said point of beginning also being along the first course of that tract or parcel of land conveyed by Sarah A. Herlihy to Keith G. Gosman and Michael T. Gosman by Deed dated October 23, 1968 and recorded among the Land Records of Prince George's

County in Liber WWW 3658, folio 247. Said point also being and along the second course of that tract or parcel of land conveyed by American Security Bank, N.A. to Joseph Nazarion by a Deed dated November 20, 1978 and recorded among the aforesaid Land Records in Liber NLP 5192, folio 420. Thence leaving U.S. Route 1, binding on a part of the first course of the conveyance unto Gosman and binding on a part of the second course of the conveyance unto Nazarion (the bearings herein referenced to the aforesaid Plat recorded in Plat Book NLP 105, Plat 31)

1) South 41 degrees 48 minutes 00 seconds East 101.30 feet to a rebar now set. Thence leaving the land of Nazarion, binding on the second course of the land of Gosman and binding on the first course of that tract or parcel of land conveyed by Floyd E. Devers and Betty A. Devers to Exxon Company, U.S.A. by a Deed dated August 7, 1989 and recorded among the aforesaid Land Records in Liber NLP 7398, folio 687,

2) North 48 degrees 12 minutes 00 seconds East 210.00 feet to a P.K. Nail now set. Thence on part of the third course of the conveyance unto Gosman and on the second course of the conveyance unto Exxon Company, U.S.A.

3) North 83 degrees 29 minutes 45 seconds West 69.61 feet to a pin and cap heretofore set. Thence leaving the outlines of the land of Exxon Company, U.S.A. and binding on the third course of that tract or parcel of land conveyed by Keith G. Gosman and Katherine E. Gosman to Michael T. Gosman, Keith G. Gosman and Katherine E. Gosman by a Deed dated October 14, 1983 as recorded among the aforesaid Land Records in Liber NLP 5780, folio 865

4) South 69 degrees 49 minutes 22 seconds West 133.85 feet to intersect the southeasterly right-of-way line of U.S. Route 1 as shown on the State Highway Administration Plat No. 46473 and the northeasterly outline of Parcel "A" as shown on the aforesaid Plat recorded in Plat Book NLP 105, folio 31. Thence binding thereon

5) South 48 degrees 12 minutes 00 seconds West 39.27 feet to the point of beginning hereof.

Containing 14717 square feet (0.33786 acre) of land more or less.

PARCEL II:

BEGINNING for the same at a point on the southeasterly right-of-way line of U.S. Route 1, Baltimore Avenue as shown on State Highway Administration Plat No. 46473 at the beginning of that tract or parcel of land conveyed by Keith G. Gosman and Katherine E. Gosman to Michael T. Gosman, Keith G. Gosman and Katherine E. Gosman by Deed dated October 14, 1983 as recorded among the Land Records of Prince George's County in Liber NLP 5780, folio 865. Said point of beginning also being on the northwestern outline of Parcel "A" as shown on a Plat entitled "Plat of Correction for Parcel "A", Keith G. Gosman's Addition to Beltsville" as recorded among the Land Records of Prince George's County in Plat Book NLP 105, Plat 31. Thence from the point of beginning, binding along the southeasterly right-of-way line of U.S. Route 1 and on the first and second courses of the last mentioned conveyance (the bearings herein referenced to the aforesaid Plat recorded in Plat Book NLP 105, Plat 31)

1) North 48 degrees 12 minutes and 00 seconds East 80.49 feet to a pin and cap heretofore set

2) South 83 degrees 29 minutes 45 seconds East 66.06 feet to a pin and cap heretofore set to intersect the southerly right-of-way line of Maryland Route 212, Powder Mill Road as shown on State Highway Administration Plat No. 1961. Thence binding thereon and on the third course of the conveyance recorded in Liber NLP 5780, folio 865,

3) South 69 degrees 49 minutes 22 seconds West 133.85 feet to the point of beginning hereof.

CONTAINING 1985 square feet (0.04557 acre) of land more or less.

PARCELS I AND II HEREIN BEING KNOWN AND DESIGNATED as Parcel "A" as shown on the Plat entitled, "Plat of Correction for Parcel "A", Keith G. Gosman's Addition to Beltsville", which Plat is recorded among the Land Records of Prince George's County in Plat Book 105, folio 31.

TOGETHER WITH a right of way as set forth in Deed dated July 17, 1967 and recorded among the Land Records of Prince George's County in Liber 3711, folio 8 by and between John E. Eichman and Thelma L. Eichman, his wife, et al. and Keith G. Gosman and Katherine E. Gosman, his wife.

AND BEING recorded in Deed Book 9913 at Page 651.

AND

Being all of the residue of the property of Floyd E. and Betty A. Devers as recorded in a conveyance to Floyd E. and Betty A. Devers in Liber 5466 at Folio 1, among the land records of Prince George's County, Maryland, this is also the residue of the property acquired by Floyd E. and Betty A. Devers from Charles P. and Betty A. Dishl as described in a deed recorded in Liber 4673 at folio 785 among the land records of Prince George's County, Maryland.

Beginning for the same at a point said point being the end of the first or South 38° 38' East 125 foot deed line of the property described in a deed dated September 16, 1946 in Liber 865 at Folio 251, among the land records of Prince George's County, Maryland said deed being a transfer from Cecelia Z.

Oshinksy and Herman Oshinsky to Keith G. Gosman and Katherine E. Gosman, said point also being the end of the second or South 34° 30' East 128 foot line of the property conveyed to Joseph Nazarion in Liber 5192 at Folio 420, said point also being the point of beginning of the property conveyed to Floyd E. Devers and Betty A. Devers as described in a deed dated September 21, 1976 in Liber 4673 at Folio 785 said point also being the southerly most corner of Parcel "A" as shown on a "Plat of Correction for Parcel "A" Keith G. Gosman's Addition to Beltsville" dated October 1979 and recorded in Plat Book 105 as Plat Number 11; thence with the second line of the property described in Liber 865 at Folio 251 and also with the first line of the property described in Liber 4673 at Folio 785 and the outline of Parcel "A"

1. North 48° 11' 07' East 210.00 feet; thence wit the third line of Liber 865 at Folio 251 (in part) and the second line of the property described in Liber 4673 at Folio 785 in part and the outline of Parcel "A"

2. North 83° 30' 38" West 69.62 feet to the southerly right-of-way line of Powder Mill Road as shown on State Roads Commission Plat Number 1961, thence departing the outline of Parcel "A" and with the southerly right-of-way line of Powder Mill Road the following two courses and distances,

3) North 69° 46' 29" East 62.23 feet to a point said point being 30 feet from and at right angles to Station 6 37.00 in the base line of said State Roads Commission plat Number 1961, and

4) South 83° 30' 38" East 146.94 feet to a point, said point being the end of the second or North 48° 12' 00" East 278.33 foot deed line of the property conveyed to Frank T. Hauser, Jr., and Lee Ganey, Jr., in Liber 5466 at folio 4; thence with the line of Hauser and Ganey reversed

5) South 48° 11' 07" West 270.33 feet to a point being the end of the first or South 72° 57' 00" East 93.48 foot deed line of the property described in Liber 5466 at folio 1, thence with said first line reversed

6) North 72° 57' 53" West 93.48 feet to the point and place of beginning and containing 22,227 square feet or 0.5105 of an acre of land, more or less.

AND BEING recorded in Deed Book 7398 at Page 687.

NTS # 08335648 - SS # 20395

BEGINNING FOR THE SAME at a point along the first or South 52 degrees 44 minutes East 157 foot line of conveyance from Elizabeth Frieda Rose to B. Earl Wenger by Deed dated June 16, 1954 and recorded among the land records of Prince George's County at Liber 1742, folio 394, 12.31 feet from a 1 inch pipe found at the beginning thereof. Thence, leaving said line and running and binding along the easterly line of that parcel of land dedicated to public use, as shown on plat entitled, "Parcel A, Block 20, Landover Estates" and recorded among the aforesaid land records at Plat Book WWW 75, Plat 43, with all courses of this description referenced to the meridian established in the Washington Suburban Sanitary Commission Coordinate System (Stations 19192 and 19193), as now surveyed,

1) along a curve to the left in a northeasterly direction having a radius of 2,898.78 feet, an arc distance of 181.94 feet and subtended by a chord North 40 degrees 14 minutes 16 seconds East 181.91 feet to a point of reverse curvature. Thence, continuing along said line of public dedication,

2) along a curve to the right in a northeasterly direction having a radius of 50.00 feet, an arc distance of 77.54 feet and subtended by a chord North 82 degrees 52 minutes 33 seconds East 70.00 feet to a point of tangency along the southwesterly line of Cooper Lane (80 feet wide). Said point is south 52 degrees 41 minutes 49 seconds East 31. 67 feet, from a 1 inch pipe found. Thence, running and binding along said southwesterly line,

3) South 52 degrees 41 minutes 49 seconds East 134.34 feet to a pinched pipe found. Thence, leaving said southwesterly line of Cooper Lane and running and binding along The South 37 degrees 14 minutes 00 seconds West 203.22 line of said Plat entitled, "Parcel A, Block 20, Landover Estates",

4) South 37 degrees 18 minutes 11 seconds West 203.22 feet. Thence, continuing with a portion of the outlines of said Plat and also running and binding reversely with the second or South 52 degrees 44 minutes East 185.7 foot line of conveyance from Charles H. Warner et ux to Murray L. Ball by a deed dated June 15, 1937 and recorded among the aforesaid land records in Liber 479, folio 389.

5) North 60 degrees 45 minutes 59 seconds West 195.58 feet to the point of beginning hereof.

Containing 39,999 square feet (0.9182 acres) of land, more or less.

MORE PARTICULARLY being all of Parcel "A" as shown on a Plat entitled "Parcel A, Block 20, Landover Estates" and recorded among the land records of Prince George's County in Plat Book WWW 75, Plat 43.

NTS # 08335643 - SS # 20340

2.3813 Acres of land surveyed for Exxon Corporation located at the Baltimore-Washington Boulevard (U.S. Route 1) and Gorman Road (Relocated) in the Sixth Election District of Howard County, Maryland.

BEGINNING FOR THE SAME at a concrete monument heretofore set at the northwesterly outline of the land dedicated to public use for the purpose of a public road and the northeasterly right of way line of Relocated Gorman Road as shown on a Plat entitled "Freestate, parcel A, B, C and D, Lots 1 and 2 and Outlot 3", dated November 20, 1991 and recorded among the land records of Howard County as Plat MDR Number 10569. Said concrete monument is number 35 on said plat. Thence binding on Relocated Gorman Road the following three courses and now surveyed.

1) North 55 degrees 45 minutes 00 seconds West 212.55 feet to an iron pin with cap -stamped "LAI 161" heretofore set at the point of curvature numbered 34 on said Plat, thence

2) by a tangent curve to the right in a northwesterly direction of radius 649.00 feet, an arc of 42.05 feet and subtended by a chord North 53 degrees 53 minutes 38 seconds West 42.05 feet to an iron pin with cap stamped "LAI 161" heretofore set at a point of compound curvature numbered 33 on said Plat, thence
3) by a tangent curve to the right in a northwesterly direction of radius 885.00 feet, an arc of 37.35 feet and subtended by a chord North 50 degrees 49 minutes 44 seconds West 37.35 feet to a point at the division line of Outlot 3 and Parcel D as shown on said plat. Thence leaving said right of way line of Relocated Gorman Road and binding on Outlot 3 the following three courses:

4) North 42 degrees 34 minutes 57 seconds East 224.20 feet to a point of curvature;

5) by a tangent curve to the right in a northeasterly direction of radius 285.00 feet, an arc of 152.21 feet and subtended by a chord North 57 degrees 52 minutes 57 seconds East 150.41 feet to a point of tangency,

6) North 73 degrees 10 minutes 56 seconds East 73.51 feet to intersect at a point on the South 16 degrees 49 minutes 04 seconds East 393.73 foot line between points numbered 27 and 37 as shown on said plat. Thence binding on part of the seventh course of that lot or parcel of land conveyed by The Bank of Baltimore to Rockville Air Conditioning Supply, Inc., by a Special Warranty Deed dated September 10, 1992 and recorded among the said Land Records in Liber 2635, Folio 0007. Also binding on part of the northwesterly right of way line of Baltimore Washington Boulevard U.S. Route 1 as shown on said plat and as shown on State Roads Commission of Maryland Plat No. 12887 which was conveyed by Leon Manekin to the State of Maryland, to the use of the State Roads Commission of Maryland by a Deed dated January 13, 1955 and recorded among the said Land Records in Liber 264, folio 386.

7) South 16 degrees 49 minutes 04 seconds East 235.52 feet to a point numbered 37 and on said northwesterly outline of the land dedicated to public use for the purpose of a public road as shown on said Plat entitled "Freestate, Parcels A, B, C and D, Lots 1 and 2 and Outlot 3". Thence leaving Baltimore-Washington Boulevard and binding on said northwesterly outline of the land dedicated to public use the following two courses:

8) South 34 degrees 20 minutes 08 seconds West 243.37 feet to an iron pin with cap stamped "LAI 161" heretofore set at point numbered 36 as shown on said Plat,

9) South 79 degrees 17 minutes 34 seconds West 42.46 feet to the point of beginning.

CONTAINING 2.3813 acres of land, more or less.

BEING KNOWN AND DESIGNATED as Parcel D as shown on the Plats entitled "Freestate, Parcel A, B, C and D, Lots 1 and 2 and Outlot 3", which plats are recorded among the land records of Howard County as Plat Nos. 10568 and 10569.

TOGETHER WITH the use of "Outlot 3" for ingress and egress as stated on said Plat entitled "Freestate, Parcels A, B, C and D, Lots 1 and 2 and Outlot 3" and also TOGETHER WITH the easement rights for ingress and egress as set forth in the Easement, Use and Maintenance Agreement (Outlot 3, Freestate Subdivision) dated April 29, 1997 and recorded among the land records of Howard County in Liber 3969, Folio 321 by and between Freestate Associates Limited Partnership, Exxon Corporation and Davco Restaurants, Inc., and also TOGETHER WITH the benefit of restrictive covenants as set forth in Declaration of Covenants and Restrictions dated April 29, 1997 and recorded among the land records of Howard County in Liber 3969, Folio 334 by Freestate Associates Limited Partnership.

NTS # 08335734 - SS # 28299

Parcel H, Laurel Business Center Property on Plat recorded in Plat Book NLP 105 as Plat Number 94, said tract being more particularly described as follows:

Beginning at the northeasterly corner of the tract herein described, said point being a corner to the R&F corporation property as acquired by Deed from Hope G. Halter and Margaret S. Halter dated November 23, 1959 in Liber 2401 at folio 426 and a point on the southeasterly right-of-way line of Baltimore Avenue, U.S. Route 1, said Right of Way being 120 feet wide; thence departing said Baltimore Avenue and running with the southeasterly lines of the aforementioned R & F Corporation property

1. South 05° 31' 14" West, 214.49 feet to a point; thence continuing with the said R & F Corporation property and continuing with the line of the David H. DeVilliers, et al property as recorded in Liber 2339 at folio 72

2. South 24° 09' 49" East, 155.64 feet to a point in the northeasterly right-of-way line of Cherry Lane 120 feet wide; thence with said northeasterly line of Cherry Lane the following two courses and distances

3. An arc distance of 210.03 feet along a curve to the left having a radius of 1,019.93 feet, a central angle of 11° 47' 56" and a chord which bears North 49° 54' 11" West, 209.66 feet to a point, and

4. North 08° 02' 49" West, 77.71 feet to a point on the southeasterly line of Baltimore Avenue; thence with the said southeasterly Right of Way of Baltimore Avenue

5. North 41°46' 23" East, 192.42 feet to the place of beginning containing 22,290 square feet

Together with a road 25-feet wide centered on the first course of the property herein described as established by Deed from Hope G. Halter and Margaret 5. Halter to R & F Corporation recorded in Liber 2401 at Folio 426.

NTS # 08335731 - SS # 28261

Parcel C, in the subdivision known as "Parcels C, D & E of LAUREL EMPLOYMENT PARK", as per plat recorded in Plat Book NLP 119, at Plat 22, among the land records of Prince George's County, Maryland.

AS-SURVEYED LEGAL DESCRIPTION:

Being Parcel C, in subdivision known as "Parcels C, D & E of LAUREL EMPLOYMENT PARK", as per plat recorded in Plat Book NLP 119, at Plat 22, among the land records of Prince George's County, Maryland.

Beginning at a Capped Pin at the Southwestern corner of Parcels C, D & E shown on Plat Book NLP 119, plat 22, said point also on the Eastern Right of Way line of Sweitzer Lane, thence along a curve to the right with a radius of 914.93 feet and a chord bearing North 21°29'33" West 199.60 feet to a point; thence North 58°38'59" East 50.87 feet to a point; thence South 81°55'13" East 200.00 feet to a point; thence South 00°37'57" East 184.09 feet to a point; thence North 90°00'00" West 170.36 feet to the TRUE POINT OF BEGINNING.

Containing 42,000 square feet or .9642 acres of land, more or less.

NTS # 08335730 - SS # 28242

Parcel lettered "E" in a subdivision entitled "Parcels 'D' and 'E', Greenbelt East", recorded among the land records of Prince George's County, Maryland in Plat Book NLP 109 at Plat 49, and being more particularly described as follows:

BEGINNING for the same at a point on the westerly right of way line of Hanover Parkway, variable width, said point also being the southeasterly corner of Parcel "E", as shown on the aforesaid plat, and running thence with the outline of said Parcel "E"

1. North 65° 44' 23" West, 89.06 feet to a point of curvature;

2. 37.91 feet along the arc of a curve, deflecting to the left, having a radius of 240.00 feet and a chord bearing North 70° 15' 54" West, 37.87 feet to the southwesterly corner of said Parcel "E"; and

3. North 06° 39' 20" East, 249.76 feet to the northwesterly corner of said Parcel "E", said point also being on the southerly right of way line of Greenbelt Road, Md. Rte. 193, as shown on said plat; thence with said right of way line and continuing with the outline of said Parcel "E"

4. 85.12 feet along the arc of a curve, deflecting to the right, having a radius of 648.49 feet and a chord bearing South 85° 02' 22" East, 85.06 feet to a point of compound curvature;

5. 152.18 feet along the arc of a curve, deflecting to the right, having a radius of 86.00 feet and a chord bearing South 30° 35' 12" East, 133.09 feet to a point of tangency on said westerly right of way line of Hanover Parkway; thence with said westerly right of way line and continuing with outline of said Parcel "E";

6. South 20° 06' 22" West, 167.02 feet to a point of curvature; and

7. 20.02 feet along the arc of a curve, deflecting to the right, having a radius of 690.00 feet and a chord bearing South 20° 56' 15" West, 20.02 feet to the place of beginning, containing 40,000 square feet or 0.9193 of an acre of land.

Together with an easement for ingress and egress and being more particularly described as follows:

BEGINNING for the same at the southeasterly corner of Parcel "D", as shown on the aforesaid plat, and running thence with the outline of said Parcel "D"

1. 12.60 feet along the arc of a curve, deflecting to the left, having a radius of 240.00 feet and a chord bearing North 76° 17' 29" West, 12.60 feet to a point; thence crossing said Parcel "D"

2. North 06° 39' 20" East, 121.12 feet to a point; and

3. North 83° 20' 40" West, 178.93 feet to a point on the easterly or North 06° 08' 20" West, 158.53 foot line of said Parcel "D"; thence with part of said line, and continuing with the outline of said Parcel "D"

4. North 06° 08' 20" West, 78.36 feet to the northwesterly corner of said Parcel "D", said corner also being on the southerly right of way line of Greenbelt Road, Maryland Route 193; thence with said right of way line

5. North 79° 16' 59" East, 63.00 feet to a point; thence crossing said Parcel "D" the following four (4) courses

6. South 06° 08' 20" East, 72.01 feet to a point;

7. South 83° 20' 40" East, 120.21 feet to a point;

8. North 06° 39' 20" East, 90.71 feet to a point; and

9. 12.57 feet along the arc of a curve, deflecting to the right, having a radius of 638.49 feet and a chord bearing South 89° 27' 01" East, 12.57 feet to a point on the easterly or South 06° 39' 20" West, 349.76 foot line of said Parcel "D"; thence

10. South 06° 39' 20" West, 239.71 feet to the place of beginning, containing 11,439 square feet or 0.2626 of an acre of land.

SUBJECT TO an easement for ingress and egress and being more particularly described as follows:

BEGINNING for the same at the southwesterly corner of aforesaid Parcel "E", and running thence with the outline of said Parcel "E";

1. North 06° 39' 20" East, 239.71 feet to a point; thence crossing said Parcel "E"

2. 12.55 feet along the arc of a curve, deflecting to the right, having a radius of 638.49 feet and a chord bearing South 88° 19' 23" East, 12.55 feet to a point; and

3. South 06° 39' 20" West, 243.02 feet to a point on the 2nd or 37.91 foot curved line, described above; thence with a part of said curved line,

4. 12.70 feet along the arc of a curve, deflecting to the left, having a radius of 240.00 feet and a chord bearing North 73° 16' 32" West, 12.70 feet to the place of beginning, containing 3,017 square feet or 0.0693 of an acre of land.

Also subject to a ten (10) food wide easement for utilities shown of said plat.

NTS # 08335729 - SS # 28044

Parcel Lettered "D", in the subdivision known as "CLINTON EMPLOYMENT CENTER", as per plat recorded in Plat Book NLP 103, Plat No. 86, among the land records of Prince George's County, Maryland.

LESS AND EXCEPT that portion conveyed unto the State of Maryland to the use of the State Highway Administration of the Department of Transportation recorded in Deed Book 12662 at Page 677.

AS-SURVEYED LEGAL DESCRIPTION

All that certain plot, piece or parcel of land situate, lying and being in Prince George's County, Maryland and being known as part of Parcel Lettered "D", in the subdivision known as "CLINTON EMPLOYMENT CENTER", as per plat recorded in Plat Book NLP 103, Plat No. 86, among the land records of Prince George's County, Maryland, being more particularly bounded and described as follows:

Beginning at a point on the Southwest right-of-way line of Branch Avenue (200' wide), said point also being the easternmost corner of the property herein described;

Thence, along said Southwest right-of-way line, North 43°05'56" West 145.53 feet to a point;

Thence along a line connecting said Southwest right-of-way line of Branch Avenue and the Southwest right-of-way line of Coventry Way (Variable Width), the following two (2) courses and distances:

1) North 82°22'40" West 25.13 feet to a point;

2) South 73°26'51" West 33.54 feet to a point on the aforementioned Southeast right-of-way line of Coventry Way;

Thence along the Southeast right-of-way line of Coventry Way, South 46°52'57" West 38.40 feet to a point of curvature;

Thence along the arc of a curve to the right having a radius of 560.00 feet, a chord bearing and distance of South 53°16'37" West 124.73 feet, a total arc length of 124.99 feet to a point;

Thence along a line connecting said Southeast right-of-way line of Coventry Way with the Northeast right-of-way line of Branch Avenue (width varies), South 22°43'40" West 32.28 feet to a point on said Northeast right-of-way line of Branch Avenue;

Thence along said right-of-way line the following eight (8) courses and distances:

1) South 25°48'22" East 20.51 feet to a point;

2) South 50°32'16" East 96.22 feet to a point;

3) North 87°39'26" East 37.65 feet to a point;

4) North 58°10'18" East 84.40 feet to a point;

5) North 64°11'38" East 26.27 feet to a point;

6) North 64°50'31" East 49.64 feet to a point;

7) North 64°50'31" East 4.67 feet to a point;

8) North 46°52'56" East 43.32 feet to the Point of Beginning.

Containing 37,393 square feet, or 0.8584 acres of land, more or less.

NTS # 08335719 - SS # 27568

BEING ALL THAT TRACT OR PARCEL OF LAND SITUATE, LYING AND BEING IN PRINCE GEORGE'S COUNTY, MARYLAND DESIGNATED AS PARCEL "B" IN THE SUBDIVISION KNOWN AS "OAKMONT CENTER" AS PER PLAT RECORDED IN PLAT BOOK WWW 68 AT PLAT 86, AMONG THE AFORESAID LAND RECORDS AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A 1" O.D. IRON PIPE SET IN THE GROUND BEARING A PLASTIC CAP INSCRIBED "D&D PROP MARX" (HEREINAFTER REFERRED TO AS A STANDARD MARKER SET), SAID PIPE BEING ON THE SOUTHEASTERLY RIGHT OF WAY LINE OF TANOW PLACE (70' WIDE) AT THE CORNER COMMON TO PARCELS "B" AND "C" AS SHOWN ON SAID PLAT OF OAKMONT CENTER AND RUNNING THENCE WITH THE LINE BETWEEN SAID PARCELS "B" AND "C"

(1) SOUTH 43° 17' 42" EAST, 175.75 FEET TO A STANDARD MARKER SET AT THE NORTHEASTERLY CORNER COMMON TO PARCELS "A" AND "B" AS SHOWN ON SAID PLAT OF OAKMONT CENTER AND RUNNING THENCE WITH THE LINE BETWEEN SAID PARCELS "A" AND "B"

(2) SOUTH 46° 42' 18" WEST, 140.00 FEET TO A CROSSCUT MADE ON THE CONCRETE CURB AT THE SOUTHWESTERLY CORNER COMMON TO SAID PARCELS "A" AND "B", SAID POINT BEING ALSO ON THE NORTHEASTERLY RIGHT OF WAY LINE OF MARLBORO PIKE (MARYLAND ROUTE #4); RUNNING THENCE WITH SAID RIGHT OF WAY LINE

(3) NORTH 43° 17' 42" WEST, 145.75 FEET TO A STANDARD MARKER SET; THENCE

(4) 47.12 FEET ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 30.80 FEET AND A CHORD BEARING AND DISTANCE OF NORTH 01° 42' 18" EAST, 42.43 FEET TO A STANDARD MARKER SET ON THE PREVIOUSLY MENTIONED SOUTHEASTERLY RIGHT OF WAY LINE OF TANOW PLACE; THENCE WITH SAID RIGHT OF WAY LINE

(5) NORTH 46° 42' 18" EAST, 110.00 FEET TO THE POINT OF BEGINNING.

NTS # 08335711 - SS # 27183

Parcel "C" containing 34,962 square feet or 0.80262 acres, more or less, a S shown on a plat entitled "Parcel C, a Resubdivision of part of Parcel B, Block EE, Section 4, CALVERTON", recorded among the land records of Prince George's County, Maryland, in Plat Book WWW No. 77 at Plat No. 90.

AND BEING the same property conveyed in Deed recorded April 20, 1972 in Liber 4064 at Folio 508, as re-recorded in Liber 4066 at Folio 554.

AS-SURVEYED LEGAL DESCRIPTION:

Being Parcel "C" containing 34,962 square feet or 0.80262 acres, more or less, as shown on a plat entitled "Parcel C, a Resubdivision of part of Parcel B, Block EE, Section 4, CALVERTON", recorded among the land records of Prince George's County, Maryland, in Plat Book WWW No. 77 at Plat No. 90, being more particularly described as follows:

Beginning at a Capped Pin on the Northwesterly Right of Way line of Powder Mill Road, thence South 52°52'20" West 122.50 feet to a point; thence along a curve to the right with a radius of 50.00 feet and a chord bearing North 82°07'40" West 70.71 feet to a point; thence North 37°07'40" West 172.50 feet to a point; thence North 52°52'20" East 112.47 feet to a point; thence South 69°07'59" East 113.26 feet to a point; thence South 37°07'40" East 126.45 feet to the TRUE POINT OF BEGINNING.

Containing 34,961 square feet or 0.8026 acres or land, more or less.

NTS # 08335707 - SS # 26189

Lot 4, as shown on plat titled "Lots 2 through 4, Block D " A Resubdivision of Lot 1, Block "D" P.B. 114 P. No. 78, Plat No. 8 City of Capitals, Queen Anne (7th) Election District, Prince George's County, Maryland", recorded among the land records of Prince George's County, Maryland in Plat Book VJ 167, Plat No. 39.

AS-SURVEYED LEGAL DESCRIPTION:

Being Lot 4, as recorded among the land records of Prince George's County, Maryland in Plat Book VJ 167, Plat No. 39, and more particularly described as follows:

Beginning at the intersection of the North Right of Way line of Harbour Way and the West Right of Way line of Robert Crain Highway, thence North 88°53'28" West 77.38 feet to a point; thence along a curve to the right with a radius of 352.50 feet and a chord bearing North 79°53'53" West 110.20 feet to a point; thence along a curve to the left with a radius of 300.00 feet and a chord bearing North 08°53'06" East 35.14 feet to a point; thence North 05°31'39" East 208.42 feet to a point; thence South 84°28'21" East 223.32 feet to a point; thence South 23°47'54" West 50.64 feet to a point; thence South 12°00'12" West 199.51 feet to the TRUE POINT OF BEGINNING.

Containing 50,000 square feet or 1.1479 acres of land, more or less.

NTS # 08335705 - SS # 26105

Being part of the land conveyed by Robert W. Ammann and Sherman H. Hollingsworth, Joint Tenants, to Northampton Corporation, by deed dated August 20, 1964 and recorded September 4, 1964 among the land records of Prince George's County, Maryland in Liber 3028 at Folio 457 and more particularly described as follows:

BEGINNING for the same at a point in the 13th or arc distant 671.65 foot line of Tract No. 1 of the aforesaid deed, distant 206.23 feet from the easterly end thereof and running thence across the lands of Northampton Corporation,

1. South 21° 23' 14" East 200.00 feet to a point; and

2. South 78° 06' 19" West 174.99 feet to a point in the 4th or South 21° 23' 14" East 327.20 foot line of the Easement for Ingress and Egress to the 0.5136 Acre Exception to the aforesaid Tract 1; thence reversely with part of said 4th line,

3. North 21° 23' 14" West 200.00 feet to a point in the aforesaid 13th line thence with part of said 13th line and with the southerly line of Central Avenue, as shown on State Roads Commission of Maryland Plat No. 27175, and along the arc of a curve deflecting to the left, said curve having a radius of 4467.37 feet and along chord bearing and distance of North 78° 06' 19" East 174.99 feet,

4. An arc distance of 175.00 feet to the place of beginning, containing 34,419 square feet or 0.7901 acres of land.

ALSO KNOWN AS:

Parcel "C" Hampton Mall, on Plat by Thomas B. McNeill, L.S., dated March 1969 and recorded in Plat Book A, Plat No. 7157, among the land records of Prince George's County, Maryland.

NTS # 08335692 - SS # 25417

Parcel C in the subdivision known as "Humble Oil and Refining Company", as per plat thereof recorded at Plat Book WWW 50 at Plat 35 and in addition thereto all of the grantors rights in a certain deed of Easement recorded in Liber 2965, folio 593, among the land records of Prince George's County, Maryland.

AS-SURVEYED LEGAL DESCRIPTION:

Parcel C in the subdivision known as "Humble Oil & Refining Company", as per plat thereof recorded at Plat Book WWW 50 at Plat 35 and in addition thereto all of the grantors rights in a certain deed of Easement recorded in Liber 2965, folio 593, among the land records of Prince George's County, Maryland.

Beginning at the Southernmost corner of Parcel C, as recorded in Plat Book WWW 50 at Plat 35, thence along the Northern Right of Way line of Landover Road, North 61°37'50" West 138.82 feet to a point; thence leaving said Right of Way line, North 25°37'00" East 101.09 feet to a point; thence South 58°33'30" East 139.37 feet to a point; thence South 25°37'00" West 93.61 feet to the TRUE POINT OF BEGINNING.

Containing 13,498 square feet or 0.3099 acres of land, more or less.

NTS # 08335687 - SS # 25385

Known as Lots Numbered 18, 19, 20 and 21, in Block No. 11, in a subdivision known as "Addition to Berwyn" as per plat recorded in Plat Book DBS 1 at Plat 30, among the land records of Prince George's County Maryland and described by metes and bounds as follows:

BEGINNING at a P.K. nail in a concrete drive at the intersection of the North line of Pontiac Street and the easterly line of Washington-Baltimore Boulevard and proceeding thence with the easterly line of said Boulevard

(1) North 23° 10' 30" East 102.88 feet to a P.K. nail, thence leaving the easterly line of Washington-Baltimore Boulevard and proceeding (2) South 80° 30' East 145.70 feet to an iron pipe on the West line of a 15' alley, thence with the West line of said alley (3) South 9° 30' West 100 feet to an iron pipe on the North line of Pontiac Street, thence with the North line of Pontiac Street (4) North 80° 30' West 170.02 feet to the point of beginning, containing 15,786 square feet, more or less.

NTS # 08335675 - SS # 24980

BEING PART OF THE LANDS CONVEYED BY MARY L. MILLER, ET VIR, ET AL, TO EDWARD VOLLAND, BY DEED DATED JULY 19, 1939 AND RECORDED AMONG THE LAND RECORDS OF PRINCE GEORGE'S COUNTY, MARYLAND IN LIBER 532 AT FOLIO 472, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING FOR THE SAME AT A P.K. NAIL SET IN THE NORTHERLY LINE OF CHILLUM ROAD (MARYLAND ROUTE # 501) AS SHOWN ON STATE ROADS COMMISSION OF MARYLAND PLAT NO. 15718, SAID POINT ALS0 BEING THE SOUTHEASTERLY CORNER OF PARCEL A-12 AS SHOWN ON A PLAT OF SUBDIVISION ENTITLED "PARCEL A-12, MARYLAND CITY CENTRE", RECORDED AMONG THE AFORESAID LAND RECORDS IN PLAT BOOK WWW 32 AT PLAT NO. 36, AND RUNNING THENCE WITH THE EASTERLY LINE OF SAID PARCEL A-12

1. NORTH 74°45'03" EAST 21.98 FEET TO AN IRON PIN FOUND; AND

2. NORTH 34°04'03" EAST 132.00 FEET TO AN IRON PIN FOUND; THENCE CROSSING THE LANDS OF EDWARD VOLLAND

3. SOUTH 65° 25'57" EAST 104.22 FEET TO A DRILL HOLE SET IN THE WESTERLY LINE OF QUEENS CHAPEL ROAD (MARYLAND ROUTE # 500) AS SHOWN ON THE AFORESAID PLAT NO. 15718; THENCE WITH SAID WESTERLY LINE

4. SOUTH 18°23'03" WEST 89.77 FEET TO A DRILL HOLE SET AT A POINT OF CURVATURE IN THE AFORESAID NORTHERLY LINE OF CHILLUM ROAD; THENCE WITH SAID NORTHERLY LINE, THE FOLLOWING SIX COURSES AND DISTANCES.

5. 126.34 FEET WITH THE ARC OF A CURVE DEFLECTING TO THE RIGHT, HAVING A RADIUS OF 75.00 FEET AND A CHORD BEARING SOUTH 66°38'33" WEST 111.92 FEET TO A PIPE SET AT A POINT OF TANGENCY;

6. NORTH 65°05'56" WEST 55.95 FEET TO A PIPE SET;

7. NORTH 49°42'05" EAST 6.50 FEET TO A PIPE SET;

8. NORTH 65°27'10" WEST 5.97 FEET TO A PIPE SET;

9. NORTH 24°32'50" EAST 21.86 FEET TO A P.K. NAIL SET; AND

10. NORTH 65°27'10" WEST 18.39 FEET TO THE PLACE OF BEGINNING, CONTAINING 20,398 SQUARE FEET OR 0.4683 ACRES OF LAND.

SCHEDULE 1
Eligible Leasehold Property

S-1

Location Number	Address	Town	State	Zip Code
40008	13236 POWAY ROAD	POWAY	CA	92064
6151	105 WEST STREET	BRISTOL	CT	06010
6811	774 FARMINGTON AVE	BRISTOL	CT	06010
6155	368 WEST HIGH STREET	COBALT	CT	06414
6872	339 OLD HARTFORD ROAD	COLCHESTER	CT	06415
6851	241 WHITE STREET	DANBURY	CT	06810
6156	384 MAIN STREET	DURHAM	CT	06422
6158	56 ENFIELD STREET	ENFIELD	CT	06082
6853	126 SOUTH ROAD	ENFIELD	CT	06082
6766	3050 WHITNEY AVE	HAMDEN	CT	06514
6870	1500 CORBIN AVENUE	NEW BRITAIN	CT	06053
595	222 DANBURY RD	NEW MILFORD	CT	06776
596	195 STATE STREET	NORTH HAVEN	CT	06473
365	1324 EAST PUTNAM AVE	OLD GREENWICH	CT	06870
688	301 EAST & WHITING STS	PLAINVILLE	CT	06062
6817	1294 E. MAIN ST.	TORRINGTON	CT	06790
6172	506 TALCOTVILLE ROAD	VERNON	CT	06066
611	40 NORWICH ROAD (ROUTE 32)	WATERFORD	CT	06385
6850	210 SOUTH STREET	WEST HARTFORD	CT	06110
6181	1309 BOSTON POST ROAD	WESTBROOK	CT	06498
613	1830 E. STATE STREET	WESTPORT	CT	06880
6179	930 SILAS DEANE HIGHWAY	WETHERSFIELD	CT	06109
6183	1916 POQUONOCK AVE.	WINDSOR	CT	06095
6184	245 ELLA GRASSO HIGHWAY	WINDSOR LOCKS	CT	06096
687	47 WOLCOTT RD.	WOLCOTT	CT	06716
8635	BASIN ROAD & FRENCHTOWN TPKE.	NEW CASTLE	DE	19720
617	18 SPRINGFIELD STREET	AGAWAM	MA	01001
619	824 SUFFIELD ST. & SILVER	AGAWAM	MA	01001
30716	308 THACHER STREET	ATTLEBORO	MA	02703
30711	321 SOUTHBRIDGE STREET	AUBURN	MA	01501
30515	331 BENNINGTON ST	BOSTON	MA	02128
30648	321 ADAMS STREET	DORCHESTER	MA	02122

30601	701 COCHITUATE ROAD	FRAMINGHAM	MA	01701
30713	274 HIGH STREET	LOWELL	MA	01852
30647	151 MAIN STREET	MEDFORD	MA	02155
30161	65 MAIN STREET	MILFORD	MA	01757
30702	CAPE ROAD (RT. 140) & WATER ST	MILFORD	MA	01757
30714	365 LAFAYETTE ROAD	SALISBURY	MA	01952
30537	1258 WILBUR AVE	SOMERSET	MA	02725
30674	176 WORCESTER RD.	SOUTHBRIDGE	MA	01550
30646	825 WASHINGTON STREET	STOUGHTON	MA	02072
30649	452 CANTON STREET	STOUGHTON	MA	02072
30712	156 CRESCENT STREET	WALTHAM	MA	02154
30562	1 OAK HILL ROAD	WESTFORD	MA	01886
30675	959 SOUTHBRIDGE STREET	WORCESTER	MA	01610
30710	350 GREENWOOD STREET	WORCESTER	MA	01607
40031	2207 NORTH HOWARD STREET	BALTIMORE	MD	21218
40032	8300 BALTIMORE NATIONAL PIKE	ELLICOTT CITY	MD	21043
28231	210 CIVIC CENTER DRIVE	AUGUSTA	ME	04332
28200	990 LISBON STREET	LEWISTON	ME	04240
55274	32 BRIDGE STREET	PELHAM	NH	03076
55269	9 VILLAGE STREET	PENACOOK	NH	03303
55252	663 LAYAFETTE ROAD	SEABROOK	NH	03874
56079	1061 BROADWAY (53RD ST.)	BAYONNE	NJ	07002
56049	SPRINGFIELD & PLAINFIELD	BERKELEY HGTS	NJ	07922
56093	713 PLAINFIELD AVENUE	BERKELEY HGTS	NJ	07922
652	R.D.#1 ROUTE 130	BEVERLY	NJ	08010
56275	1942 LINCOLN HIGHWAY	EDISON	NJ	08817
56852	134 NJ RT. #4 (EAST BOUND	ENGLEWOOD	NJ	07631
56138	184 SOUTH AVE. (3RD AVE.)	FANWOOD	NJ	07023
56276	1490 BERGEN BOULEVARD	FORT LEE	NJ	07024
56145	3639 ROUTE 9 (NORTH)	FREEHOLD	NJ	07728
56924	MIDLAND AVE. & OUTWATER LANE	GARFIELD	NJ	07026
56195	345 ROUTE 22 E.	GREENBROOK	NJ	08812
659	RTE 440 & DANFORTH AVE	JERSEY CITY	NJ	07303
661	100 WHITE HORSE PIKE	LAWNSIDE	NJ	08045

56867	MAIN ST & STATION RD	MADISON	NJ	07940
319	120 MOFFATT ROAD	MAHWAH	NJ	07430
56169	128 CHESTNUT RIDGE RD & LAKE	MONTVALE	NJ	07645
56251	1371 ROUTE 202 NORTH	NESHANIC STATION	NJ	08853
56909	RIVER RD. & MADISON AVE.	NEW MILFORD	NJ	07646
254	1700 GEORGES RD. RT 130	NORTH BRUNSWICK	NJ	08902
56057	RT. 35 & SUNSET AVE.	OCEAN TOWNSHIP	NJ	07712
667	639 RTE 17 SOUTH	PARAMUS	NJ	07652
56112	745 CONVERY BLVD	PERTH AMBOY	NJ	08861
56255	2501 BRIDGE AVE.	POINT PLEASANT	NJ	08742
654	669 SOMERSET STREET	SOMERSET	NJ	08873
671	2401 ROUTE 22 WEST	UNION	NJ	07083
56096	75 SPRINGSIDE & WOODLANE RDS.	WESTHAMPTON TWP	NJ	08060
56280	320 OLD HOOK RD AND CARVER AVE	WESTWOOD	NJ	07675
58092	657 SAWMILL RIVER RD	ARDSLEY	NY	10502
58044	764 SUNRISE HIGHWAY	BALDWIN	NY	11510
58790	330 RT 304 N	BARDONIA	NY	10954
58917	336 WEST WASHINGTON STREET	BATH	NY	14810
54	172 HOWELLS RD	BAY SHORE	NY	11706
115	3400-08 BAYCHESTER AVE	BRONX	NY	10475
152	3337 BOSTON RD	BRONX	NY	10469
323	3083 WEBSTER AVE	BRONX	NY	10467
549	1220 EAST 233RD STREET	BRONX	NY	10466
58616	1895 BRUCKNER BOULEVARD	BRONX	NY	10472
126	4302 FT HAMILTON PWY	BROOKLYN	NY	11219
128	2504 HARWAY AVE	BROOKLYN	NY	11214
58015	8202 7TH AVENUE	BROOKLYN	NY	11228
58918	3211 COUNTY ROAD # 10	CANANDAIGUA	NY	14424
363	350 ROCKAWAY TPKE	CEDARHURST	NY	11516
58064	1880 FRONT STREET	EAST MEADOW	NY	11554
58818	311 LARKFIELD ROAD	EAST NORTHPORT	NY	11731
116	128 EAST MAIN ST	ELMSFORD	NY	10523
58024	80 HORACE HARDING BLVD.	GREAT NECK	NY	11020
58054	490 PULASKI ROAD	GREENLAWN	NY	11740

79	25 HARTSDALE AVE	HARTSDALE	NY	10530
572	476 COMMERCE & RTE 141	HAWTHORNE	NY	10532
58603	1784 BROADWAY	HEWLETT	NY	11557
58081	65 EAST PULASKI RD	HUNTINGTON STATION	NY	11746
9998	125 JERICHO TPKE.	JERICHO	NY	11753
58757	125 JERICHO TPKE. (SUITE 103)	JERICHO	NY	11753
58876	125 JERICHO TPKE. (SUITE 202)	JERICHO	NY	11753
366	440 HAWKINS AVE	LAKE RONKONKOMA	NY	11779
117	946 BOSTON POST RD.	MAMARONECK	NY	10543
58602	532 PLANDOME RD.	MANHASSET	NY	11030
58774	165 ROUTE 59	MONSEY	NY	10952
58263	280 E. MAIN ST	MOUNT KISCO	NY	10549
571	660 N. BROADWAY, RTE. 22	N. WHITE PLAINS	NY	10600
77	758 PELHAM RD	NEW ROCHELLE	NY	10805
58121	67 QUAKER RIDGE RD.	NEW ROCHELLE	NY	10804
58205	51-63 EIGHTH AVE.	NEW YORK	NY	10014
58409	119 WEST 145TH ST	NEW YORK	NY	10039
585592	242 DYCKMAN STREET	NEW YORK	NY	10034
357	450 WYANDANCH AVE	NORTH BABYLON	NY	11703
579	185 NORTH HIGHLAND AVE	OSSINING	NY	10562
16	98-21 ROCKAWAY BLVD	OZONE PARK	NY	11417
574	3230 ROUTE 22	PATTERSON	NY	12563
358	185 EAST LINCOLN AVE	PELHAM	NY	10803
58802	111 MAIN STREET	PINE BUSH	NY	12566
573	1 PLEASANTVILLE ROAD	PLEASANTVILLE	NY	10570
103	200 WESTCHESTER AVE	PORT CHESTER	NY	10573
58798	252 INNIS AVENUE	POUGHKEEPSIE	NY	12603
58812	RT 9W & RT 143	RAVENA	NY	12143
58806	RT 9 & ST. JOHN STREET	RED HOOK	NY	12571
58072	ROUTES 9 AND 9G	RHINEBECK	NY	12572
58146	11 FLANDERS RD.	RIVERHEAD	NY	11901
578	1 BOSTON POST RD	RYE	NY	10580
58703	1372 UNION ST & BRANDYWINE AVE	SCHENECTADY	NY	12363
704	4030 MERRICK ROAD	SEAFORD	NY	11783

681	1258 MIDDLE COUNTRY RD	SELDEN	NY	11784
58574	241 TERRY ROAD	SMITHTOWN	NY	11787
350	69 PASCACK ROAD	SPRING VALLEY	NY	10977
235	1820 RICHMOND ROAD	STATEN ISLAND	NY	10306
396	1842 VICTORY BLVD	STATEN ISLAND	NY	10314
561	387 PORT RICHMOND AVE.	STATEN ISLAND	NY	10302
58553	5931 AMBOY ROAD (BETHUNE)	STATEN ISLAND	NY	10309
58042	308 COLUMBUS AVE	TUCKAHOE	NY	10707
58568	360 CENTRAL AVE. (CLAREND)	VALLEY STREAM	NY	11580
544	190 AQUEDUCT ROAD	WHITE PLAINS	NY	10606
570	69 BANK STREET	WHITE PLAINS	NY	10606
58025	1169 KNOLLWOOD ROAD	WHITE PLAINS	NY	10603
546	56-02 BROADWAY	WOODSIDE	NY	11377
58817	449 MAIN STREET	YAPHANK	NY	11980
78	1800 CENTRAL AVE	YONKERS	NY	10700
121	1115 YONKERS AVE	YONKERS	NY	10704
576	331 TUCKAHOE ROAD	YONKERS	NY	10700
577	719 BRONX RIVER RD	YONKERS	NY	10700
58101	774 TUCKAHOE RD.	YONKERS	NY	10710
67649	105 SOUTH MAIN STREET	BIGLERVILLE	PA	17307
69685	1070 TRINDLE ROAD	CARLISLE	PA	17013
67432	ROUTE #309 & FAIRMOUNT STREET	COOPERSBURG	PA	18036
751	630 LINCOLN HWY RT 1	FAIRLESS HILLS	PA	19030
67602	3710 WESTCHESTER PIKE	NEWTOWN SQUARE	PA	19073
68642	3381 E. MAIN RD.	PORTSMOUTH	RI	02871
68005	1188 CUMBERLAND HILL ROAD	WOONSOCKET	RI	02895
71173	7000 THREE CHOPT RD	RICHMOND	VA	23226
71032	2214 ELECTRIC RD., SW	ROANOKE	VA	24018
71109	1115 MAIN STREET	ROANOKE	VA	24015
71704	5420 PETERS CREEK RD.	ROANOKE	VA	20419
71110	THOMPSON MEMORIAL BLVD. & CLAY	SALEM	VA	24153
71264	209 E. HOLLY AVENUE	STERLING PARK	VA	22170
71251	1099 INDEPENDENCE BLVD.	VIRGNIA BEACH	VA	23455
167	GETTY REALTY CORP. LEASED LOCATIONS

SCHEDULE 5.6
Litigation

None.

S-1

SCHEDULE 7.2
Indebtedness

S-1

GETTY REALTY CORP.
MORTGAGES PAYABLE
SEPTEMBER 30, 2009 VS. DECEMBER 31, 2008
(IN THOUSANDS)

		Interest	Inception	Due	Balance		Ending	Current
Payable to	Location	Rate	Date	Date	12/31/08	Reductions	Balance	Portion

Lake White Corp.	00074	6%	12/31/08	12/31/13	250	29	221	46

SCHEDULE 7.4
Liens

S-1

GETTY REALTY CORP.
MORTGAGES PAYABLE
SEPTEMBER 30, 2009 VS. DECEMBER 31, 2008
(IN THOUSANDS)

		Interest	Inception	Due	Balance		Ending	Current
Payable to	Location	Rate	Date	Date	12/31/08	Reductions	Balance	Portion

Lake White Corp.	00074	6%	12/31/08	12/31/13	250	29	221	46

SCHEDULE 8.1
Environmental

S-1

Facility ID	Facility City	Facility ID State	Current Lifecycle Plans
6	Brooklyn	NY	GW Monitoring
7	Jamaica	NY	GW Monitoring
8	Rego Park	NY	RAP Implementation
16	Ozone Park	NY	GW Monitoring
17	Brooklyn	NY	RAP Prep
24	Bronx	NY	Closure Activities
38	Oceanside	NY	GW Monitoring
61	Middle Island	NY	GW Monitoring
77	New Rochelle	NY	GW Monitoring
91	Elmsford	NY	O & M
102	Peekskill	NY	O & M
103	Port Chester	NY	O & M
115	Bronx	NY	GW Monitoring
126	Brooklyn	NY	Assessment
200	Staten Island	NY	RAP Implementation
210	Bronx	NY	GW Monitoring
214	Jamaica	NY	GW Monitoring
223	Brooklyn	NY	GW Monitoring
232	Bellaire	NY	Closure Activities
234	Staten Island	NY	O & M
235	Staten Island	NY	GW Monitoring
247	Brooklyn	NY	GW Monitoring
257	Bronx	NY	RAP Implementation
259	Bronx	NY	Assessment
269	Bronx	NY	GW Monitoring
270	Bronx	NY	GW Monitoring
275	Bronx	NY	O & M
277	Bronx	NY	O & M
278	Yonkers	NY	O & M
288	Atlantic Highlands	NJ	GW Monitoring
304	Old Bridge	NJ	O & M
312	Flushing	NY	GW Monitoring
323	Bronx	NY	Closure Activities
324	Staten Island	NY	GW Monitoring
329	Bronx	NY	O & M
339	New York	NY	Closure Activities
340	New York	NY	O & M
341	New York	NY	GW Monitoring
353	Flushing	NY	GW Monitoring
357	N. Babylon	NY	GW Monitoring
360	Smithtown	NY	Closure Activities
361	Astoria	NY	GW Monitoring
362	Staten Island	NY	GW Monitoring
365	Old Greenwich	CT	Closure Activities
369	White Plains	NY	O & M
370	Keyport	NJ	Closure Activities
396	Staten Island	NY	GW Monitoring
491	Wantagh	NY	Assessment
523	Toms River	NJ	GW Monitoring
535	N. Babylon	NY	O & M
539	W. Paterson	NJ	O & M

549	Bronx	NY	GW MonMonitoring
564	Brooklyn	NY	RAP Prep
589	Manchester	CT	GW Monitoring
590	Meriden	CT	GW Monitoring
595	New Milford	CT	GW Monitoring
600	Wauregan	CT	GW Monitoring
604	Terryville	CT	GW Monitoring
606	Tolland	CT	Closure Activities
611	Waterford	CT	GW Monitoring
615	Woodbridge	CT	GW Monitoring
624	Granby	MA	O & M
628	Monson	MA	O & M
633	PITTSFIELD	MA	Closure Activities
637	Springfield	MA	GW Monitoring
647	OSSINING	NY	O & M
653	Elizabeth	NJ	GW Monitoring
655	Englishtown	NJ	GW Monitoring
656	Hamilton	NJ	GW Monitoring
660	Lakewood	NJ	GW Monitoring
661	Lawnside	NJ	GW Monitoring
664	Newark	NJ	RAP Implementation
667	Paramus	NJ	GW Monitoring
673	Pleasantville	NJ	GW Monitoring
676	Glen Head	NY	GW Monitoring
677	New Rochelle	NY	O & M
679	Torrington	CT	Closure Activities
685	Dobbs Ferry	NY	GW Monitoring
687	Wolcott	CT	GW Monitoring
688	Plainville	CT	O & M
709	Brooklyn	NY	Closure Activities
6722	Bloomfield	CT	GW Monitoring
6725	Simsbury	CT	O & M
6742	Ridgefield	CT	O & M
6744	Norwalk	CT	GW Monitoring
6765	Stamford	CT	GW Monitoring
6766	Hamden	CT	GW Monitoring
6811	Bristol	CT	GW Monitoring
6813	Brookfield	CT	GW Monitoring
6817	Torrington	CT	GW Monitoring
6831	New Haven	CT	GW Monitoring
6837	Wilton	CT	Closure Activities
6853	Enfield	CT	GW Monitoring
8641	Wilmington	DE	O & M
8667	Newark	DE	Closure Activities
8669	Wilimington	DE	O & M
28206	Lisbon	ME	GW Monitoring
29813	Thurmont	MD	GW Monitoring
30315	S. Weymouth	MA	GW Monitoring
30344	Randolph	MA	GW Monitoring
30352	Watertown	MA	O & M
30363	Weymouth	MA	GW Monitoring
30375	Hingham	MA	RAP Implementation
30393	Woburn	MA	GW Monitoring
30409	Hyde Park	MA	O & M
30436	Worcester	MA	GW Monitoring

30548	Williamstown	MA	GW Monitoring
30601	Framingham	MA	O & M
30602	Auburn	MA	GW Monitoring
30603	Methuen	MA	GW Monitoring
30607	Salisbury	MA	GW Monitoring
30612	Chatham	MA	O & M
30629	Tewksbury	MA	O & M
30631	Falmouth	MA	GW Monitoring
30633	Westford	MA	GW Monitoring
30646	Stoughton	MA	GW Monitoring
30653	Barre	MA	GW Monitoring
40014	Honolulu	HI	GW Monitoring
40019	Kaneohe	HI	GW Monitoring
40035	Kernersville	NC	Predelineation
55211	Derry	NH	GW Monitoring
55237	Salem	NH	GW Monitoring
55242	Manchester	NH	GW Monitoring
55243	Manchester	NH	GW Monitoring
55244	Merrimack	NH	GW Monitoring
55246	Pelham	NH	GW Monitoring
55247	Pembrook	NH	GW Monitoring
55249	Rochester	NH	GW Monitoring
55250	Rochester	NH	GW Monitoring
55253	Somersworth	NH	GW Monitoring
55257	Epping	NH	GW Monitoring
55258	Epsom	NH	GW Monitoring
55259	Exeter	NH	GW Monitoring
55260	Hampton	NH	GW Monitoring
55261	Milford	NH	GW Monitoring
55264	Portsmouth	NH	GW Monitoring
55266	Rochester	NH	GW Monitoring
55267	Salem	NH	GW Monitoring
55268	Seabrook	NH	GW Monitoring
56009	West Milford	NJ	Closure Activities
56023	Willingboro	NJ	Closure Activities
56056'	Union	NJ	GW Monitoring
56064	Spotswood	NJ	O & M
56065	New Brunswick	NJ	Closure Activities
56079	Bayonne	NJ	GW Monitoring
56088	Sewell	NJ	GW Monitoring
56101	Trenton	NJ	O & M
56102	Lodi	NJ	O & M
56113	Spring Lake Heights	NJ	O & M
56132	Asbury Park	NJ	GW Monitoring
56142	Paterson	NJ	O & M
56159	Turnersville	NJ	RAP Implementation
56169	Montvale	NJ	O & M
56215	Neptune	NJ	O & M
56230	Newark	NJ	Assessment
56263	Somerville	NJ	O & M
56276	Fort Lee	NJ	O & M
56818	Bloomfield	NJ	GW Monitoring
56821	South Orange	NJ	GW Monitoring

56822	Irvington	NJ	Predelineation
56844'	Nutley	NJ	GW Monitoring
56852	Englewood	NJ	GW Monitoring
56869	Irvington	NJ	GW Monitoring
56871	Jersey City	NJ	RAP Implementation
56873	Watchung	NJ	GW Monitoring
56877	Green Village	NJ	GW Monitoring
56882	N. Plainfield	NJ	Closure Activities
56891	Bloomfield	NJ	GW Monitoring
56892	Dover	NJ	GW Monitoring
56893	Parlin	NJ	GW Monitoring
56896	Colonia	NJ	O & M
56915	Ridgewood	NJ	O & M
56919	Wayne	NJ	GW Monitoring
56921	Washington	NJ	O & M
56922	Paramus	NJ	O & M
56924	Garfield	NJ	Assessment
56926	Fort Lee	NJ	GW Monitoring
56933	Belford	NJ	GW Monitoring
56935	Eatontown	NJ	GW Monitoring
56939	MONMOUTH BC	NJ	GW Monitoring
56955	Swedesboro	NJ	GW Monitoring
56965	Trenton	NJ	GW Monitoring
56999	West Orange	NJ	O & M
58014	Bronx	NY	O & M
58015'	Brooklyn	NY	O & M
58017'	Yonkers	NY	GW Monitoring
58034	Port Washington	NY	GW Monitoring
58053	Brooklyn	NY	GW Monitoring
58071	St. Albans	NY	O & M
58077	Brooklyn	NY	GW Monitoring
58097	New Rochelle	NY	GW Monitoring
58108	White Plains	NY	O & M
58185	Montauk	NY	GW Monitoring
58409'	New York	NY	O & M
58415	Brooklyn	NY	O & M
58441	Staten Island	NY	RAP Prep
58442	Staten Island	NY	GW Monitoring
58443	Staten island	NY	GW Monitoring
58471	Cedarhurst	NY	GW Monitoring
58505	Bronx	NY	GW Monitoring
58514	New York	NY	Assessment
58515	Nyack	NY	O & M
58526	Ozone Park	NY	O & M
58547	Astoria	NY	RAP Implementation
58553	Staten Island	NY	GW Monitoring
58579	Uniondale	NY	Closure Activities
58585	Arverne	NY	GW Monitoring
58592	New York	NY	GW Monitoring
58605	Howard Beach	NY	GW Monitoring
58717	Green Island	NY	RAP Implementation
58718	Halfmoon	NY	GW Monitoring

58728	Niskayuna	NY	O & M
58808	West Taghkanic	NY	O & M
67215	Philadelphia	PA	GW Monitoring
67217	Philadelphia	PA	Assessment
67243	Bryn Mawr	PA	GW Monitoring
67265	Philadelphia	PA	GW Monitoring
67416	Levittown	PA	O & M
67425	Souderton	PA	GW Monitoring
67432	Coopersburg	PA	O & M
67433	Doylestown	PA	O & M
67596	Paradise	PA	O & M
67598	Linwood	PA	O & M
67599	Elizabethtown	PA	GW Monitoring
67611	Shrewsbury	PA	GW Monitoring
67636	Dover	PA	GW Monitoring
67654	Middletown	PA	GW Monitoring
68131	Brookfield	CT	O & M
68619	Cranston	RI	O & M
68623	Barrington	RI	GW Monitoring
68629	Warwick	RI	GW Monitoring
69005	Dauphin	PA	Closure Activities
69420	Reading	PA	GW Monitoring
69428	Intercourse	PA	O & M
69439	Oxford	PA	O & M
69447	Lancaster	PA	GW Monitoring
69476	Shrewsbury	PA	Closure Activities
69497	Adamstown	PA	O & M
69676	St. Clair	PA	GW Monitoring
69682	Arendtsville	PA	O & M
69685	Carlisle	PA	O & M
69688	Bonneauville	PA	GW Monitoring
69689	Shady Grove	PA	Assessment
69690	Mcconnellsburg	PA	O & M
93257	New Windsor	MD	GW Monitoring
94412	Westport	MA	GW Monitoring
95153	Bayonne	NJ	GW Monitoring
95192	Elizabeth	NJ	O & M
95203	Closter	NJ	Closure Activities
95214	Newark	NJ	O & M
95307	Long Branch	NJ	GW Monitoring
95337	Newark	NJ	RAP Prep
95534	Laconia	NH	GW Monitoring
96904	Middletown	RI	GW Monitoring
97113	Pottsville	PA	Assessment
97126	Hazleton	PA	GW Monitoring
97199	Philadelphia	PA	Assessment
98261	Yonkers	NY	O & M
98326	Bronxville	NY	O & M
98505	Oceanside	NY	Closure Activities
99999		NH	Closure Activities

SCHEDULE OF RELEASE AMOUNTS

Getty Realty Corp.
Loan / Property Allocations

Ref #	SS#	Property address	City	County	State	07 Assessment	Percent to Total	Adjusted Purchase Price Allocation	Loan Allocation	Loan Release Formula Amount (125%)	Loan Release Formula Amount (150%)
1	20340	8850 Gorman Rd	LAUREL	Howard	MD	$2,268,966	5.45%	$2,670,077	$1,335,038	$1,668,798	$2,002,557
2	20395	6579 Annapolis Rd	LANDOVER HILLS	PG	MD	1,066,400	3.01%	1,477,143	738,571	923,214
3	22530	11055 Baltimore Ave	BELTSVILLE	PG	MD	516,932	2.38%	1,167,424	583,712	729,640	875,568
4	23076	6727 Riggs Rd	HYATTSVILLE	PG	MD	679,000	1.59%	780,669	390,334	487,918
5	23607	801 Washington Blvd	LAUREL	PG	MD	915,000	6.07%	2,973,312	1,486,656	1,858,320
6	24617	10815 lndian Head Hwy	FORT WASHINGTON	PG	MD	915,000	2.09%	1,024,535	512,268	640,335
7	24640	7631 Marlboro Pike	FORESTVILLE	PG	MD	1,248,200	2.98%	1,462,154	731,077	913,846
8	24742	3384 Fort Meade Rd	LAUREL	Anne Arundel	MD	1,000,000	3.55%	1,739,914	869,957	1,087,446	1,304,936
9	24980	3200 Queens Chapel Rd	HYATTSVILLE	PG	MD	656,800	3.52%	1,727,104	863,552	1,079,440
10	25068	7110 BaltimoreAve	COLLEGE PARK	PG	MD	772,100	2.01%	983,079	491,540	614,425
11	25343	3399 Branch Ave	TEMPLE HILLS	PG	MD	590,000	1.21%	594,179	297,089	371,361
12	25380	6400 Central Ave	SEAT PLEASANT	PG	MD	720,700	1.62%	796,173	398,086	497,608
13	25385	8401 Baltimore Ave	COLLEGE PARK	PG	MD	784,600	1.62%	792,239	396,119	495,149
14	25395	9500 Lanham Severn Rd	LANHAM	PG	MD	770,200	2.31%	1,130,585	565,292	706,615
15	25416	11417 Cherry Hill Rd	BELTSVILLE	PG	MD	735,066	1.53%	748,225	374,113	467,641
16	25417	5806 Landover Rd	LANDOVER HILLS	PG	MD	424,300	2.42%	1,188,203	594,101	742,626
17	25493	5650 Annapolis Rd	BLADENSBURG	PG	MD	544,000	2.05%	1,002,380	501,190	626,488
18	25547	10405 Baltimore Ave	BELTSVILLE	PG	MD	679,532	1.39%	682,205	341,103	426,379	511,655
19	25623	7106 Martin Luther King Jr Hwy	LANDOVER	PG	MD	732,600	2.49%	1,221,602	610,801	763,501
20	26045	l0350 Campus Way South	UPPER MARLBORO	PG	MD	1,167,100	2.39%	1,170,753	585,376	731,720
21	26105	8901 Central Ave	CAPITOL HEIGHTS	PG	MD	847,700	2.45%	1,199,835	599,918	749,898	899,877
22	26150	7545 Landover Rd	LANDOVER	PG	MD	785,300	2.65%	1,299,556	649,778	812,223
23	26189	16450 Harbour Way	BOWIE	PG	MD	1,787.500	5.27%	2,580,562	1,290,281	1,612,851
24	26549	7801 Sandy Spring Rd	LAUREL	PG	MD	1,000,000	3.03%	1,482,382	741,191	926,489
25	26661	5622 St Barnabas Rd	OXON HILL	PG	MD	1,996,000	4.13%	2,023,725	1,011,862	1,264,828
26	27183	Powder Mill Rd	BELTSVILLE	PG	MD	1,124,700	3.64%	1,785,682	892,841	1,116,051	1,339,262
27	27196	5921 Marlboro Pike	DISTRICT HEIGHTS	PG	MD	784,700	1.65%	808,266	404,133	505,166	606,200
28	27346	6631 RiverdaleRd	RIVERDALE	PG	MD	1,020,600	3.66%	1,795,641	897,821	1,122,276
29	27568	5520 Marlboro Pike	DISTRICT HEIGHTS	PG	MD	627,500	1.30%	638,192	319,096	398,870
30	27575	6117 Baltimore Blvd	RIVERDALE	PG	MD	798,000	2.43%	1,191,162	595,581	744,476	893,372
31	27578	3000 Colebrooke Dr	SUITLAND	PG	MD	546,500	1.34%	655,373	327,687	409,609
32	28044	6441 Coventry Way	CLINTON	PG	MD	1,157,000	3.00%	1,468,504	734,252	917,815	1,101,378
33	28242	76l9 Greenbelt Rd	GREENBELT	PG	MD	1,312,700	3.48%	1,707,118	853,559	1,066,949
34	28261	15151 SweitzerLn	LAUREL	PG	MD	1,257,466	3.95%	1,935,698	967,849	1,209,811
35	28268	4747 Silver Hill Rd	SUITLAND	PG	MD	840,000	1.75%	858,258	429,129	536,411
36	28299	14701 Baltimore Ave	LAUREL	PG	MD	728,066	4.57%	2,238,089	1,119,044	1,398,805

						$33,800,228	100.00%	$49,000,000	$24,500,000	$30,624,996	$9,534,803